Exhibit 4.13

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

by and among

COMPAÑIA INTERNACIONAL DE BEBIDAS, S.A. DE C.V.,

GRUPO INDUSTRIAL EMPREX, S.A. DE C.V.,

THE COCA-COLA COMPANY,

and

THE INMEX CORPORATION

Dated as of July 6, 2002

COCA-COLA FEMSA, S.A. DE C.V.

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TABLE OF CONTENTS (continued)

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EXHIBITS

Exhibit A:	Chart of Authority
Exhibit B:	Code of Business Conduct
Exhibit C:	Specified Bottler’s Agreement Provisions
Exhibit D:	Form of Subsidiary Estatutos
Exhibit E:	Form of Transfer Agency Agreement
Exhibit F:	Form of Assumption Agreement
Exhibit G:	Form of Pledgee Agreement
Exhibit H:	Statement on Horizontal Growth
Exhibit I:	Notice of Consummation of Permitted Transfer
Exhibit J:	Form of Estatutos for Coca-Cola FEMSA de Buenos Aires, S.A.

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of July 6, 2002 (this “Agreement”) by and among Compania Internacional de Bebidas, S.A. de C.V. (“CIB”), a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”), Grupo Industrial Emprex, S.A. de C.V. (formerly named Fomento Económico Mexicano, S.A. de C.V.) (“Emprex”), a sociedad anónima de capital variable organized under the laws of Mexico, The Coca-Cola Company (“KO”), a corporation organized under the laws of Delaware, and The Inmex Corporation (“Inmex”), a corporation organized under the laws of Florida.

WHEREAS, Emprex, KO and Inmex are parties to a shareholders agreement dated as of June 21, 1993, as amended on January 28, 1999 (the “Original Shareholders Agreement”) pursuant to which Emprex, KO and Inmex entered into certain arrangements regarding their respective rights and obligations with respect to the management, capitalization and operation of Coca-Cola FEMSA, S.A. de C.V. (the “Company”), a sociedad anónima de capital variable organized under the laws of Mexico;

WHEREAS, the Company has an authorized capital stock consisting of ordinary restricted Series A Shares (as defined below), ordinary restricted Series D Shares (as defined below), ordinary unrestricted Series B Shares (as defined below) and special, limited voting, unrestricted Series L Shares (as defined below);

WHEREAS, as of the date hereof, Emprex holds all of the Company’s Series A Shares and Inmex holds all of the Company’s Series D Shares;

WHEREAS, on July 6, 2002, Emprex through an escisión or split-up under Mexican law has transferred all of the Company’s Series A Shares held by Emprex to CIB; and

WHEREAS, as a result of said escisión, Emprex, KO, Inmex and CIB wish to amend and restate the Original Shareholders Agreement effective as of, from and after July 6, 2002, in order to add CIB as a party in its capacity as a shareholder of the Company, to remove Emprex as a party in its capacity as a shareholder of the Company, and to add Emprex as a party in its capacity as a guarantor of CIB’s obligations under this Agreement, all as hereinafter set forth.

NOW THEREFORE, the parties hereto deem it in their best interests and in the best interest of the Company to provide consistent and uniform management for the Company and to regulate certain of their rights in connection with their interests in the Company, and desire to enter into this Agreement in order to effectuate those purposes.

Accordingly, in consideration of the premises and of the terms and conditions herein contained, the parties hereto mutually agree as follows:

1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of determining whether a Person is an Affiliate, the term “control” shall mean Managing Control.

“Agreement” shall have the meaning set forth above in the preliminary statement.

“Annual Business Plan” shall mean, with respect to the period from June 21, 1993 through December 31, 1993, the corresponding portion of the first Five Year Business Plan, and with respect to any period of one year commencing on or after January 1, 1994, the first year of the Five-Year Business Plan then in effect, in each case as such plan shall have been amended, supplemented, modified or replaced by the Board of Directors of the Company (or at a general meeting of the shareholders of the Company) in accordance with the Estatutos.

“Attributable To CIB” shall mean a breach or violation of an obligation of the Company or any Subsidiary arising out of an act or omission of, approved by or made or omitted to be made with the actual, contemporaneous knowledge of a Series A Key Officer, which act or omission was not approved, ratified or authorized in writing (specifically or as part of a general approval or authorization) by a duly authorized officer of KO, Inmex, or any Inmex Shareholder or the Board of Directors of the Company, or such Subsidiary (with at least one Series D Director supporting such approval or authorization).

“Bottler’s Agreements” shall mean (i) the Bottler’s Agreement and supplemental letter agreement, each dated June 21, 1993, between the Company and KO, relating to the Valley of Mexico territories (the “Valley of Mexico Bottler’s Agreement”), as they shall be amended or extended from time to time, (ii) the Bottler’s Agreement and supplemental letter agreement, each dated June 21, 1993, between the Company and KO, relating to the southeastern Mexico territories (the “Southeastern Bottler’s Agreement”), as they shall be amended or extended from time to time, and (iii) any similar bottler’s agreement with KO or an Affiliate thereof to which the Company or any Subsidiary may from time to time be a party.

“Change Of Control” shall mean a CIB Change Of Control, a CIB Shareholder Change Of Control, an Inmex Change Of Control or an Inmex Shareholder Change Of Control.

“Chart of Authority” shall mean the Chart of Authority attached as Exhibit A hereto, as it shall from time to time be amended, supplemented, modified or replaced by the Board of Directors of the Company (or at a general meeting of the shareholders of the Company) in accordance with the Estatutos.

“CIB” shall have the meaning set forth above in the preliminary statement.

“CIB Change Of Control” shall mean the occurrence of any of the following: (i) at any time when a group of Persons led by the Garza Laguera family has Managing Control of CIB, such group ceases to have Managing Control of CIB; or (ii) at any time when Managing Control of CIB is held by a Person that is not a group of Persons led by the Garza Laguera family, such Person ceases to have Managing Control of CIB.

“CIB Shareholder” shall as of a particular time mean CIB (if it is then a Shareholder) or any Shareholder that at such time is a Majority Owned Subsidiary of CIB.

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“CIB Shareholder Change Of Control” with respect to a CIB Shareholder shall mean that such CIB Shareholder shall cease to be a Majority Owned Subsidiary of CIB.

“COC Shareholder” shall mean (i) with respect to a CIB Change Of Control, each of the CIB Shareholders and each Shareholder that was a CIB Shareholder immediately prior to the time of such CIB Change Of Control, (ii) with respect to a CIB Shareholder Change Of Control, each Shareholder that ceased to be a CIB Shareholder upon the occurrence of such CIB Shareholder Change Of Control, (iii) with respect to an Inmex Change Of Control, each of the Inmex Shareholders and each Shareholder that was an Inmex Shareholder immediately prior to such Inmex Change Of Control and (iv) with respect to an Inmex Shareholder Change Of Control, each Shareholder that ceased to be an Inmex Shareholder upon the occurrence of such Inmex Shareholder Change Of Control.

“COC Shares” shall mean all Restricted Shares owned by a COC Shareholder at the time of the occurrence of a Change Of Control.

“Code of Business Conduct” shall mean the Code of Business Conduct attached as Exhibit B hereto, as it shall from time to time be amended, supplemented, modified or replaced by the Board of Directors of the Company (or at a general meeting of the shareholders of the Company) in accordance with the Estatutos.

“Company” shall have the meaning set forth above in the recitals.

“Company Value” shall mean the amount in United States Dollars that, as of the valuation date, would be received for all issued, subscribed and paid shares of the Company’s capital stock in an arm’s-length transaction between a willing buyer and seller, determined as follows:

(i) The FMV Determining Parties will each make an independent determination of the Company Value (each an “Original Valuation Determination”) and will submit it to the Chairman of the Board of Directors of the Company, the Series D Representative and the Transfer Agent. If the Original Valuation Determinations differ by an amount which is less than 10% of the smaller Original Valuation Determination, the Company Value will be the average of such Original Valuation Determinations.

(ii) If the difference between the Original Valuation Determinations is an amount which is greater than 10% of the smaller Original Valuation Determination, the FMV Determining Parties will each select a financial institution from the FMV Institution List. These two institutions will make their respective determinations of the Company Value (each a “Second Valuation”) and submit them to the Chairman of the Board of Directors, the Series D Representative and the Transfer Agent. If the Second Valuations differ by an amount which is less than 10% of the smaller Second Valuation, the Company Value will be the average of such Second Valuations.

(iii) If the Second Valuations differ by an amount which is greater than 10% of the smaller Second Valuation, the two aforementioned institutions will select a third institution from the FMV Institution List, which institution shall then make its own determination of the Company Value (the “Third Valuation”). The two Second

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Valuations and the Third Valuation will be averaged together, and the Original Valuation Determination that is nearest to this average will be deemed to be the Company Value.

For all purposes of this Agreement, the Company Value shall be computed on the assumption that the Bottler’s Agreements shall continue in effect for a period of ten years from the date as of which such Company Value is to be calculated and without regard to any action by KO or any Affiliate thereof under the Bottler’s Agreements in response to a default or asserted default thereunder by the Company or any Subsidiary; provided, however, that such Company Value shall reflect any adverse effects (other than direct effects of such actions or threat thereof on the part of KO or any Affiliate thereof) on the business or financial condition of the Company resulting from (i) the facts giving rise to such default or asserted default, and (ii) the effects of such actions upon any agreement or transaction of the Company or any Subsidiary with any third party.

“Designated Guarantor” shall have the meaning set forth in Section 8.4 hereof.

“Emprex” shall have the meaning set forth above in the preliminary statement.

“Emprex Guarantee” shall have the meaning set forth in Section 8.2 hereof.

”Estatutos” shall mean the Estatutos of the Company in effect from time to time.

“Fair Market Value” of the Restricted Shares to be valued shall mean an amount equal to the Company Value multiplied by a fraction, the numerator of which is the number of such Restricted Shares and the denominator of which is the total number of issued, subscribed and paid Shares as of the valuation date.

“Final Offer” shall have the meaning set forth in Section 5.2(b) hereof.

“Five-Year Business Plan” shall mean, with respect to the period from June 21, 1993 through December 31, 1996, the first business plan to be adopted at a general shareholders meeting of the Company, and with respect to any period of five years commencing on or after January 1, 1994, the five-year business plan adopted by the Board of Directors of the Company (or at a general meeting of the shareholders of the Company) in accordance with the Estatutos, containing information of a nature substantially similar to that contained in such first business plan, in each case as such plan shall have been amended, supplemented, modified or replaced by the Board of Directors of the Company in accordance with the Estatutos, it being understood in each case that any such adoption of a Five-Year Business Plan shall be deemed to replace any previous Five-Year Business Plans.

“FMV Determining Parties” shall mean (i) for purposes of Section 4 hereof, the COC Shareholders, acting unanimously, and the Non-COC Shareholders, acting unanimously, (ii) for purposes of Section 6 hereof, the Specified Default Parties, acting unanimously, and the Non-Defaulting Parties, acting unanimously, (iii) for purposes of paragraphs (h) through (k) of Article 15 of the Estatutos, the proposed transferor of Restricted Shares and the “FMV Offeree Shareholders” (as defined therein) and (iv) for purposes of paragraph (f) of Article 15 of the Estatutos, the “Pledgee” (as defined therein) and the “Offeree Shareholders” (as defined in paragraph (b) of such Article).

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“FMV Institution List’ shall have the meaning set forth in Section 3.9 hereof.

“Guarantees” shall mean the KO Guarantee, the Emprex Guarantee and the guarantees set forth in Sections 8.1 and 8.3 hereof.

“Horizontal Growth Transaction” shall have the meaning set forth in Section 3.4 hereof.

“Impasse” shall have the meaning set forth in Section 5.1 hereof.

“Indebtedness” of the Company or any of its Subsidiaries shall mean and include all indebtedness of such Person for borrowed money and all guarantees by such Person of indebtedness of others for borrowed money; provided, however, that “Indebtedness” shall not include any such indebtedness or guarantee to the extent incurred (i) as working capital obligations by such Person in the ordinary course of operating its business, or (ii) by any such Person in favor of the Company or any of its Subsidiaries.

“Initial Offer” shall have the meaning set forth in Section 5.2(a) hereof.

“Inmex” shall have the meaning set forth above in the recitals.

“Inmex Change Of Control” shall mean the occurrence of any of the following: (i) at any time when Inmex is a Majority Owned Subsidiary of KO or KO is the legal successor of Inmex, a Person that is not approved by KO’s Board of Directors shall obtain effective working control of KO; (ii) Inmex shall cease to be a Majority Owned Subsidiary of KO other than in a transaction pursuant to which KO becomes the legal successor of Inmex; or (iii) at any time when Inmex is not a Majority Owned Subsidiary of KO, there shall occur a change in the then existing Managing Control over Inmex.

“Inmex Shareholder” shall as of a particular time mean Inmex (if it is then a Shareholder) or any Shareholder that at such time is a Majority Owned Subsidiary of Inmex.

“Inmex Shareholder Change Of Control” with respect to an Inmex Shareholder shall mean that such Inmex Shareholder shall cease to be a Majority Owned Subsidiary of Inmex.

“Key Officers” shall mean the Series A Key Officers and the Series D Key Officers.

“KO” shall have the meaning set forth above in the recitals.

“KO Guarantee” shall have the meaning set forth in Section 8.4 hereof.

“KO Mexican Division Office” shall mean any Affiliate (other than the Company or any Subsidiary) or office of KO resident in, having operations in or organized under the laws of Mexico and responsible for managing KO’s concentrate business or any of KO’s soft drink bottling operations in Mexico.

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“KOFBA” shall have the meaning set forth in Section 2.6 hereof.

“Majority Owned Subsidiary” of a Person shall mean a corporation more than 50% of the voting securities of which are owned, directly or indirectly, by such Person.

“Managing Control” shall mean, with respect to a Person, the possession, directly or indirectly, of effective managing control of such Person.

“Mexico” shall have the meaning set forth above in the recitals.

“Non-COC Shareholder” shall mean (i) each of the Inmex Shareholders, in the case of a CIB Change Of Control or a CIB Shareholder Change Of Control, and (ii) each of the CIB Shareholders, in the case of an Inmex Change Of Control or an Inmex Shareholder Change Of Control.

“Non-Defaulting Party” shall mean (i) each of the Inmex Shareholders, in the case of a Specified Default with respect to which any CIB Shareholder is a Specified Default Party, and (ii) each of the CIB Shareholders, in the case of a Specified Default with respect to which any Inmex Shareholder is a Specified Default Party.

“Notice of Continuing Impasse” shall have the meaning set forth in Section 5.1 hereof.

“Ordinary Shares” shall mean the Restricted Shares and the Series B Shares.

“P$” shall mean Mexican pesos.

“Party” shall mean any of the parties hereto on the date hereof or any Shareholder from time to time, it being understood that the term “parties hereto” shall mean the parties hereto on the date hereof.

“Person” shall mean any individual, corporation, unincorporated association, business trust, estate, partnership, trust, nation or political subdivision or agency thereof or any other entity.

“Restricted Shares” shall mean the Series A Shares and the Series D Shares.

“Series A Directors” shall have the meaning set forth in Section 2.1 hereof.

“Series A Key Officers” shall mean the Chief Executive Officer and the Chief Financial and Administrative Officer of the Company.

“Series A Shares” shall mean the ordinary restricted shares of Series A Common Stock of the Company, with a par value of P$1.00.

“Series B Shares” shall mean the ordinary unrestricted shares of Series B Common Stock of the Company, with a par value of P$1.00.

“Series D Directors” shall have the meaning set forth in Section 2.1 hereof.

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“Series D Key Officers” shall mean the Chief Operating Officer, the Controller, the Marketing Director and the Systems Services Director of the Company.

“Series D Representative” shall have the meaning set forth in Section 2.1(f) hereof.

“Series D Shares” shall mean the ordinary restricted shares of Series D Common Stock of the Company, with a par value of P$1.00.

“Series L Shares” shall mean the special, limited voting, unrestricted shares of Series L Common Stock of the Company, with a par value of P$1.00.

“Services Agreement” shall mean the Services Agreement, dated as of June 21, 1993, between the Company and Femsa Servicios, S.A. de C.V., as it shall be amended from time to time.

“Shareholder” shall mean any holder (whether directly or through a trust effectively controlled by it) from time to time of Restricted Shares who becomes and remains bound by this Agreement, and such holder shall be deemed directly to own any Shares held through such a trust.

“Shares” shall mean the Ordinary Shares and the Series L Shares.

“Significant Obligation” shall mean any contractual obligation of a Specified Default Party the breach or violation of which is so significant that such breach or violation, had it been specifically foreseen at the time the Non-Defaulting Party entered into the agreement giving rise to such obligation, would have caused such Non-Defaulting Party not to enter into such agreement.

“Simple Majority Period” shall have the meaning set forth in the Estatutos.

“Specified Bottler’s Agreement Provisions” shall mean those provisions of the Valley of Mexico Bottler’s Agreement and the Southeastern Bottler’s Agreement identified in Exhibit C attached hereto, any corresponding provisions in such agreements as they may be amended or extended from time to time or in other Bottler’s Agreements and any provisions in any Bottler’s Agreements designated as such by the parties thereto.

“Specified Default” shall have the meaning set forth in Section 6.1 hereof.

“Specified Default Party” shall mean (i) each of the CIB Shareholders, in the case of a Specified Default by CIB, any CIB Shareholder, the Company or any Subsidiary, and (ii) each of the Inmex Shareholders, in the case of a Specified Default by KO, an Affiliate thereof, Inmex or any Inmex Shareholder.

“Stock Subscription Agreement” shall mean the stock subscription agreement dated as of June 21, 1993 among Emprex, the Company, KO and Inmex.

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“Subsidiary” shall mean any corporation that shall from time to time be a Majority Owned Subsidiary of the Company.

“Subsidiary Estatutos” shall mean the estatutos of any Subsidiary, in Spanish reading substantially as attached hereto as Exhibit D, as they shall from time to time be amended, supplemented, modified or replaced by action authorized by the Board of Directors of the Company (or authorized at a general meeting of the shareholders of the Company) in accordance with the Estatutos.

“Transfer” shall mean sell, transfer, assign, pledge, or otherwise dispose of.

“Transfer Agency Agreement” shall mean the Transfer Agency Agreement entered into on June 21, 1993, between the Company and Banca Serfin, S.A., as transfer agent, in Spanish reading substantially as attached hereto as Exhibit E, as it shall be amended from time to time, or any similar agreement entered into upon termination thereof.

“Transfer Agent” shall mean the transfer agent under the Transfer Agency Agreement.

2. Corporate Governance.

2.1. Board of Directors.

(a) As provided in the Estatutos, the Company shall be governed by a Board of Directors which shall consist of not less than 16 members. The Estatutos provide that 11 directors of the Company (the “Series A Directors”), and any alternates therefor, shall be elected by the holders of Series A Shares, that four directors of the Company (the “Series D Directors”), and any alternates therefor, shall be elected by the holders of Series D Shares and that one director of the Company, and one alternate therefor, shall be elected by the holders from time to time of Series L Shares. In addition, the Estatutos provide that any holder or group of holders of Shares that were not voted in favor of the directors of the Company elected by the holders of Series A Shares, Series D Shares or Series L Shares shall have the right to designate one director of the Company, and one alternate therefor, for each 10% of all issued, subscribed and paid Shares such holder’s or group’s Shares represent. Each Shareholder agrees that, if such Shareholder votes any Series A Shares or Series D Shares held by it in favor of any individual who is elected as a Series A Director or Series D Director at any general meeting, or related special meeting, of shareholders of the Company, such Shareholder shall vote all such Restricted Shares held by it in favor of such individual at such meetings.

(b) The Inmex Shareholders, Inmex and KO agree that no individual then employed by the KO Mexican Division Office shall be designated or nominated, nor shall serve, as a Series D Director or alternate therefor.

(c) Each Shareholder (other than any holder of Series A Shares) agrees not to take any action or to cause the Company to take any action to remove or replace, without cause, any Series A Director, and each Shareholder (other than any holder of Series D Shares) agrees not to take any action or to cause the Company to take any action to remove or replace, without cause, any Series D Director.

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(d) The Shareholders acknowledge that the Estatutos provide for certain notice, quorum and voting requirements for action of the Board of Directors and agree not to take any action inconsistent with such provisions.

(e) The Shareholders acknowledge that the Estatutos provide for declaration by the Series A Directors of a Simple Majority Period in certain circumstances where they reasonably and in good faith believe that an action by KO or any Affiliate thereof under a Bottler’s Agreement is materially adverse to the business interests of the Company considered as a whole, with the consequence that, during the pendency of such Simple Majority Period, certain actions of the Company’s Board of Directors (including introduction of a new line of business) would be treated as matters to be approved by a simple majority vote of the entire Board of Directors of the Company, without requiring the presence or approval of any Series D Director. The Shareholders agree not to take any action inconsistent with such provisions subject, in the case of a Shareholder that is KO or any Affiliate thereof, to Section 9.9(b) hereof.

(f) The Inmex Shareholders agree to cause (i) the designation from among the Series D Directors of one individual who shall serve as the representative of the Series D Directors, (ii) if any such representative shall cease for any reason to serve as such, the designation from among the Series D Directors of a replacement therefor, and (iii) the Chairman of the Board of Directors and the Corporate Secretary of the Company to be promptly notified of the identity of such representative and of any replacement representatives, which notices shall be conclusive evidence of the authority of such representative (the “Series D Representative”) for all purposes hereof and of the Estatutos.

(g) The CIB Shareholders shall, if practicable, cause actual notice of each meeting of the Board of Directors of the Company and each Subsidiary to be given to the Series D Representative at least 15 days prior to the date thereof. If such actual notice of a meeting is not given, the CIB Shareholders shall, unless the Series D Representative agrees otherwise in writing, cause such meeting to be postponed until such actual notice can be given.

(h) The Shareholders shall, if practicable, cause the meetings of the Board of Directors of the Company to be conducted in English. To the extent that conducting such a meeting in English is impracticable, simultaneous translation into English shall be provided if requested by any director present at such meeting.

2.2. Officers.

(a) The Shareholders acknowledge that the Estatutos provide for designation, by a majority vote of the Board of Directors, of the Series A Key Officers and the Series D Key Officers from lists proposed by the Series A Directors and the Series D Directors respectively, provided that such majority includes at least two Series D Directors or Series A Directors, respectively. The holders of Series A Shares agree to cause the Series A Directors, and the holders of Series D Shares agree to cause the Series D Directors, not to withhold unreasonably their votes in favor of the election of the individuals so designated. The Shareholders acknowledge that the Estatutos provide for removal of the Series A Key Officers by the Series A Directors and of the Series D Key Officers by the Series D Directors

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(b) The holders of Series A Shares and Series D Shares agree to cause the Series A Directors and the Series D Directors, respectively, (i) not to designate as a Series A Key Officer or a Series D Key Officer, respectively, any individual who holds a management position with any entity other than the Company or any of its Subsidiaries, and (ii) to remove any Series A Key Officer or Series D Key Officer, respectively, who holds such a position.

(c) The Shareholders agree that in no event shall the aggregate compensation of any individual as an officer or employee of the Company or any of its Subsidiaries exceed the compensation of the Chief Executive Officer of the Company as such, with the exception of any excess that may result from such individual’s expatriate allowance.

2.3. Shareholder Meetings.

(a) The Shareholders acknowledge that the Estatutos provide for certain notice, quorum and voting requirements at ordinary, extraordinary and special shareholders meetings and agree not to take any action inconsistent with such provisions.

(b) If any ordinary, extraordinary or special meeting of the Shareholders of the Company shall be called other than by the Board of Directors of the Company and the Chairman of the Board of Directors of the Company (or the Series D Representative) shall become aware of such call, the CIB Shareholders agree to cause such Chairman (or the Inmex Shareholders agree to cause the Series D Representative, as the case may be), if practicable, to give the Series D Representative (or such Chairman) actual notice of the call of such meeting. If such actual notice of a meeting is not given, the CIB Shareholders shall, unless the Series D Representative agrees otherwise in writing, cause such meeting to be postponed until such actual notice can be given.

2.4. Chart of Authority. The Shareholders agree that the Company and the Subsidiaries shall have in effect at all times a Chart of Authority. In addition to any authorizations that may be required by applicable law, the provisions of the Estatutos or the Board of Directors of the Company or any Subsidiary, the Shareholders agree that the actions of the Company and each Subsidiary specified in the Chart of Authority shall require the recommendation or final authorization of certain Key Officers or the Board of Directors of the Company, all as specified therein.

2.5. Business Plans.

(a) Except as permitted both hereunder and under the Estatutos, the Company shall operate each year in accordance with the Annual Business Plan then in effect.

(b) Except as permitted both hereunder and under the Estatutos, the Company shall operate in accordance with the Five-Year Business Plan then in effect.

2.6. Subsidiaries of the Company.

(a) The Shareholders agree that, except as otherwise provided in Section 2.6(d), each of the Subsidiaries shall have (i) a Board of Directors consisting at all times of three directors and three alternates therefor, of which one director and the alternate therefor shall be

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selected from the Series D Directors or any alternates therefor, and two directors and the alternates therefor shall be selected from the Series A Directors or any alternates therefor, and (ii) in effect at all times, Subsidiary Estatutos (or the substantial equivalent thereof, in the case of any Subsidiary organized under the laws of a jurisdiction other than Mexico).

(b) The Shareholders agree that, except as otherwise provided in Section 2.6(d), of the two directors of any Subsidiary who are required to sign any certificate representing any of the capital stock thereof, one shall be a Series D Director, or any alternate therefor.

(c) The Shareholders agree that the members (and any alternates therefor) of the Board of Directors (and any examiners and alternates therefor, if applicable) of each Subsidiary shall be such individuals as shall be appointed or authorized by the Company or its designee, in accordance with resolutions naming the individuals and duly adopted by the Board of Directors of the Company.

(d) The Shareholders agree that Coca-Cola FEMSA de Buenos Aires, S.A., a Subsidiary of the Company (“KOFBA”), shall have in effect at all times By-laws in Spanish reading substantially as attached hereto as Exhibit J, as they shall from time to time be amended, supplemented, modified or replaced by action authorized by the Board of Directors of the Company (or authorized at a general meeting of the shareholders of the Company) in accordance with the Estatutos. Notwithstanding the provisions of Section 2.6(a), it is not necessary for the members (and any alternates therefor) of the Board of Directors of KOFBA to be selected from the Series D Directors (or any alternates therefor) or from the Series A Directors (or any alternates therefor). The Shareholders agree to take such actions as may be necessary to cause all matters of material significance with respect to the condition (financial or other), assets, business, properties, operations or earnings of KOFBA promptly to be reported in writing to all members of the Board of Directors of the Company, or to be reported in writing at a meeting of the Board of Directors of the Company.

(e) Section 2.6(d) of this Agreement, together with all references thereto in any portion of this Agreement other than this Section 2.6(e) and Exhibit J, immediately shall cease to be a part of this Agreement and shall be of no further effect in the event that either CIB or Inmex at any time notifies the other party hereto in writing that it is invoking the provisions of this Section 2.6(e) for such purpose. As soon as practicable following any such notice, the Shareholders shall cause the Company to amend the By-laws of KOFBA in accordance with the provisions of Exhibit D, to the maximum extent permissible under the laws of Argentina.

(f) The Shareholders agree that no individual then employed by KO’s River Plate Division office in Argentina shall be designated or nominated, nor shall serve, as a member of the Board of Directors of KOFBA (or alternate therefor).

2.7. Code of Business Conduct. The Shareholders agree (i) that the Company and the Subsidiaries shall have in effect at all times a Code of Business Conduct, and (ii) to take, and the CIB Shareholders and the Inmex Shareholders agree to cause the Series A Directors and the Series D Directors, respectively, to take, appropriate action to assure that the Code of Business Conduct is adequately communicated to management and all employees of the Company and the Subsidiaries.

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2.8. Corporate Records. The Shareholders acknowledge that the corporate records of the Company and the Subsidiaries shall be kept by Femsa Servicios, S.A. de C.V., an Affiliate of CIB, pursuant to and subject to the terms of a separate agreement with the Company, which agreement shall at all times provide CIB, the CIB Shareholders, Inmex and the Inmex Shareholders with full access to such records during regular business hours and upon reasonable advance notice.

2.9. Severance of Officers in Connection with Change of Management. The Shareholders agree: if any officer of the Company or any of the Subsidiaries whose officer or employee status changes, whether by termination, layoff or otherwise, in such manner as to entitle such officer to severance or termination benefits either under Mexican law or in accordance with the past practice of the Company and the Subsidiaries, in each case as a result of the change in the management of the Company from being operated as a division of CIB to being operated as a joint venture between CIB and Inmex, then such officer shall be entitled to termination or severance benefits in accordance with such past practice, unless Mexican law requires more generous benefits or the Board of Directors of the Company, subject to Mexican law, determines otherwise.

3. Certain Agreements.

3.1. Transfers of Shares.

(a) The Shareholders acknowledge that the Estatutos restrict the Transfer of the Restricted Shares, and each Shareholder agrees that it shall not directly or indirectly Transfer any Restricted Shares unless such action shall have been effected in accordance with the terms of the Estatutos, the Transfer Agency Agreement and this Agreement. Each of the Shareholders agrees to provide the Transfer Agent with such certifications as the Transfer Agent may require, to give all notices as and to the Persons required by the Estatutos, the Transfer Agency Agreement and this Agreement and to cooperate with the Transfer Agent, in connection with the Transfer Agent’s discharge of its duties relating to the Restricted Shares pursuant to the Transfer Agency Agreement.

(b) Each Shareholder agrees not to Transfer any Shares at any time if such action would (i) constitute a violation of any applicable securities laws or (ii) cause any Shares not to be exempt from registration under any such laws.

(c) The Shareholders agree that, (i) as a condition precedent to any sale of any Restricted Shares to any proposed purchaser in accordance with paragraphs (b) through (d) of Article 15 of the Estatutos or to any Person in accordance with paragraph (g) of such Article, or any Transferring of any Restricted Shares to any proposed transferee in accordance with paragraphs (h) through (k) of such Article, such proposed purchaser, proposed transferee or other Person shall have executed an instrument causing such proposed purchaser, proposed transferee or other Person to become bound by this Agreement, substantially in the form of Exhibit F attached hereto (for purposes of this Section 3.1, an “Assumption Agreement”), and delivered such instrument to the Chairman of the Board of Directors of the Company, with a copy to the Series D Representative and the Transfer Agent, (ii) as a condition precedent to any public sale of Restricted Shares in accordance with paragraph (e) of Article 15 of the Estatutos, the selling

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Shareholder shall place such Restricted Shares in a manner designed to ensure, in the reasonable judgment of those Shareholders entitled to a right of first refusal to purchase such Shares, that no person or group will initially acquire in such placement more than 3% of the Company’s issued, subscribed and paid Shares, and any fees, costs or expenses of the Company in connection with such public sale and placement shall be for the account of such selling Shareholder, and (iii) as a condition precedent to any pledge of Restricted Shares to any financial or credit institution in accordance with paragraph (f) of Article 15 of the Estatutos, the “Pledgor” (as defined therein) shall have delivered to the Chairman of the Board of Directors, with a copy to the Series D Representative and the Transfer Agent, an agreement of the “Pledgee” (as defined therein) substantially in the form of Exhibit G attached hereto.

(d) Each Shareholder agrees that, except for this Agreement, any amendment hereto, any Assumption Agreement or any agreements or arrangements solely among CIB Shareholders or Inmex Shareholders, it shall not grant any proxy or enter into or agree to be bound by any voting trust with respect to any Shares nor enter into any agreement or arrangement of any kind with any Person with respect to any Shares inconsistent with the provisions of the Estatutos or this Agreement (regardless of whether such agreement or arrangement is with any Shareholder or holder of Shares that is not bound by this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting of any Shares, nor shall any Shareholder act, for any reason, as a member of a group or in concert with any other Person in connection with the acquisition, disposition or voting of any Shares in any manner which is inconsistent with the provisions of this Agreement.

(e) The Shareholders agree to cause the Corporate Secretary of the Company, or any alternate therefor, subject to under the terms of the Transfer Agency Agreement, to provide the Chairman of the Board of Directors of the Company and the Series D Representative with full access to the Company’s stock register maintained by the Transfer Agent, subject only to such ordinary and reasonable notice as the Transfer Agent may require and to the Transfer Agent’s normal business hours.

(f) The Shareholders hereby agree that each stock certificate representing Restricted Shares shall bear endorsements in Spanish reading substantially as follows:

(i) The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except pursuant to an effective registration statement or pursuant to an exemption from registration under such Act and in compliance with all other applicable securities laws.

(ii) The shares represented by this certificate are subject to restrictions on transfer, certain other restrictions, certain rights of the shareholders of the Company to purchase such shares and certain other rights the terms and conditions of which are set forth in the Company’s By-Laws [for definitive certificates, add the following:

reproduced on the reverse of this certificate] and the Service Agreement, dated June 21, 1993, between the Company and the Trustee Division of Banca Serfin, S.A. and the Shareholders Agreement dated as of June 21, 1993, as such

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Agreements may have been amended. No transfer of such shares will be made on the stock register of the Corporation unless accompanied by evidence of compliance with the terms of such By-Laws and Agreements.

3.2. Secondary Offering.

(a) KO, Inmex and the Inmex Shareholders agree that they will support an initial secondary public offering of Series L Shares in Mexico, the United States or elsewhere, and the exchange listing of such Shares, subject to their satisfaction that the Company shall meet all applicable legal requirements in connection therewith. CIB agrees to consult with KO with respect to the timing, terms and conditions of any such offering.

(b) The parties hereto agree that the Company shall, in connection with such offering, pay (i) all registration and filing fees imposed by the Mexican Comisión Nacional Bancaria y de Valores, the U.S. Securities and Exchange Commission and similar fees in other national jurisdictions, (ii) all exchange listing, registration and filing fees and (iii) all fees and disbursements of the Company’s independent public accountants in connection with such offering; provided, however, the Company shall not be responsible for (1) any U.S. state securities law registration, qualification or filing fees, (2) any costs associated with printing or delivering offering documents in connection with such offering, (3) any transfer taxes in connection with sales of such Series L Shares, (4) any underwriting discounts or brokerage commissions, (5) any fees or disbursements of counsel in connection with such offering or (6) any other costs or expenses in connection with such offering, which in each case shall be for the account of the selling Shareholder or, if not paid or provided for thereby, for the account of CIB.

3.3. Confidentiality. From and after June 21, 1993 through a period of two years from the termination of this Agreement, unless otherwise agreed to by all of them, each Shareholder, CIB, Inmex and KO shall keep, and shall ensure that their officers, employees and advisors keep, confidential all information acquired from the Company or any of its Subsidiaries or from each other or their respective Affiliates pursuant to this Agreement or otherwise, including the contents of this Agreement and the Stock Subscription Agreement, which information the Board of Directors of the Company shall have designated as confidential either through specific action or through confidentiality categories adopted thereby, except that the foregoing restriction shall not apply to any such information that (i) is or hereafter becomes generally available to the public other than by reason of any default with respect to a confidentiality obligation under this Agreement; or (ii) was already known to the recipient as evidenced by prior written documents in its possession; or (iii) is disclosed to the recipient by a third party who is not in default of any confidentiality obligation to the disclosing party hereunder; or (iv) is developed by or on behalf of the receiving Person, without reliance on confidential information received hereunder; or (v) is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction; or (vi) is disclosed in connection with any public offering of Shares; or (vii) is disclosed to any professional advisor of the recipient in connection with such advisor’s retention, or the performance of its duties, as such.

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3.4. Horizontal Growth.

(a) On the terms and subject to the conditions set forth therein, KO hereby agrees to comply with the provisions regarding horizontal growth attached as Exhibit H hereto.

(b) In the event the Company issues any Shares in connection with any transaction of a kind described in Exhibit H hereto (a “Horizontal Growth Transaction”), (i) the Shareholders agree, if practicable, to cause the Company to issue only Series B Shares or Series L Shares held as treasury shares, with respect to which all preemptive rights have been waived, (ii) if issuance of only Series B Shares or Series L Shares is not practicable in connection therewith or if such Series B Shares and Series L Shares have been exhausted, CIB and Inmex agree, subject to the approval of their respective Boards of Directors, to exercise (or cause any CIB Shareholders or Inmex Shareholders, as the case may be, to exercise) their preemptive rights to purchase Ordinary Shares to the extent necessary so that upon such acquisition, the CIB Shareholders together shall own greater than 50%, and the Inmex Shareholders shall own not less than 25%, of the issued, subscribed and paid Ordinary Shares.

3.5. Policies Regarding Indebtedness. The Shareholders agree that, except as may otherwise be approved by the Shareholders or the Board of Directors of the Company, it shall be an objective of the Company and its Subsidiaries to incur Indebtedness only as follows: (i) as a primary objective, to expand the existing business of the Company generally in accordance with the Five-Year Business Plan in effect from time to time, and (ii) as a secondary and subordinate objective, to finance Horizontal Growth Transactions, to the extent not inconsistent with the Annual Business Plan in effect from time to time.

3.6. Dividend Policy. The Shareholders agree that it shall be an objective of the Company to pay annual dividends of at least 20% of the preceding year’s consolidated net profits, subject, however, to applicable law and to due consideration being given to reinvestment to support growth and market development generally in accordance with the Five-Year Business Plan then in effect.

3.7. Policy Regarding Entry into Mineral Waters Business. The Shareholders agree that, from and after January 1, 1996, the Company shall actively explore entering the mineral waters business in Mexico.

3.8. Provision of Certain Information. CIB, the CIB Shareholders, Inmex and the Inmex Shareholders agree that the Company shall provide each of them with the following:

(i) such information and calculations as to permit each of them to meet its planning, accounting, tax and regulatory requirements (including the U.S. Foreign Corrupt Practices Act, if applicable, and any similar Mexican laws), and shall conduct its affairs in such manner as to permit each of them to comply with such Act and laws, it being understood that, except to the extent required to comply with such Act and laws, the Company will not be required to change its existing accounting practices;

(ii) monthly unaudited US$ and P$ consolidated financial statements (including net income) prepared in accordance with Mexican generally accepted accounting principles, consistently applied, and reconciled to U.S. generally accepted

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accounting principles, as soon as practicable but not later than 60 days after the end of each month for 1993 and 1994; in 1995 and beyond this information will be provided within 30 days after the end of each month;

(iii) monthly rolling estimate of US$ and P$ consolidated net income by month for the remainder of the year prepared in accordance with Mexican generally accepted accounting principles, consistently applied, and reconciled to U.S. generally accepted accounting principles, by the 15th of each month;

(iv) quarterly unaudited US$ and P$ consolidated financial statements (including net revenues, cost of goods sold, operating income, cash operating profit and net income) prepared in accordance with Mexican generally accepted accounting principles, consistently applied, and reconciled to U.S. generally accepted accounting principles, as soon as practicable but not later than 60 days after the end of each quarter for 1993 and 1994; in 1995 and beyond this information will be provided within 30 days after the end of each quarter;

(v) quarterly physical and unit case sales each categorized into KO and non-KO brands as soon as practicable but not later than 30 days after the end of each quarter;

(vi) annual US$ and P$ audited consolidated financial statements prepared in accordance with Mexican generally accepted accounting principles, consistently applied, and reconciled to U.S. generally accepted accounting principles, as soon as practicable but not later than 60 days after the end of each fiscal year;

(vii) for the Company and each Subsidiary, annual P$ audited financial statements prepared in accordance with Mexican generally accepted accounting principles, consistently applied, and reconciled to U.S. generally accepted accounting principles, as soon as practicable but not later than 90 days after the end of each fiscal year;

(viii) copies of the stamped tax returns for the Company and each Subsidiary as soon as practicable but not later than 95 days after the end of each fiscal year;

(ix) US$ and P$ budget (including net revenues, cost of goods sold, operating income, cash operating profit, net income and unit cases) on a consolidated basis by quarter for the next fiscal year prepared in accordance with Mexican generally accepted accounting principles, consistently applied, and reconciled to U.S. generally accepted accounting principles, on a preliminary basis in September of each year and finalized in December of each year; and

(x) US$ and P$ budget (including net revenues, cost of goods sold, operating income, cash operating profit, net income and unit cases) on a consolidated basis by year for the next three fiscal years prepared in accordance with Mexican generally accepted accounting principles, consistently applied, and reconciled to U.S. generally accepted accounting principles, in May of each year.

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3.9. Fair Market Value.

(a) The Shareholders who hold Series A Shares agree to cause the Series A Directors, and the Shareholders who hold Series D Shares agree to cause the Series D Directors, to create and maintain at all times with the Corporate Secretary of the Company and the Transfer Agent an agreed list (the “FMV Institution List”) of internationally recognized institutions from which institutions may be selected from time to time for purposes of determining Fair Market Value.

(b) The Shareholders agree that, in the case of any determination of Fair Market Value pursuant to Section 4 or 6 hereof or paragraphs (h) through (k) of Article 15 of the Estatutos, each of the two FMV Determining Parties shall bear the fees and expenses of any institution it selects from the FMV Institution List, and the fees and expenses of any institution selected from the FMV Institution List by such institutions to render a “Third Valuation” (as defined in Article 15(1) of the Estatutos) shall be shared equally by such FMV Determining Parties.

(c) The Shareholders agree that, in the case of any determination of Fair Market Value pursuant to Article 15(f) of the Estatutos, (i) each of the two FMV Determining Parties shall pay the fees and expanses of any institution it selects from the FMV Institution List, (ii) the two FMV Determining Parties shall pay equally the fees and expenses of any institution selected from the FMV Institution List to render a “Third Valuation” and (iii) the “Pledgor” (as defined in such Article) shall promptly reimburse each of the two FMV Determining Parties for all such fees and expenses.

(d) The Shareholders agree that any determination of Fair Market Value pursuant to paragraphs (h) through (k) or paragraph (f) of Article 15 of the Estatutos shall be made on the assumption set forth in the second sentence of the definition herein of Company Value.

4. Certain Rights in the Event of Change of Control.

4.1. Notification of Change of Control.

(a) CIB and the CIB Shareholders agree to notify Inmex and the Inmex Shareholders immediately upon the occurrence of a CIB Change Of Control or a CIB Shareholder Change Of Control.

(b) Inmex and the Inmex Shareholders agree to notify CIB and the CIB Shareholders immediately upon the occurrence of an Inmex Change Of Control or an Inmex Shareholder Change Of Control.

4.2. Share Acquisition in the Event of Change of Control.

(a) For a period of 90 days following receipt by a Non-COC Shareholder of a notice under Section 4.1 hereof, such Non-COC Shareholder shall be entitled to demand a determination of Fair Market Value of the COC Shares. If such a demand is made, the COC Shareholders and the Non-COC Shareholders shall proceed as rapidly as practicable to determine the Fair Market Value of all of the COC Shares.

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(b) The Non-COC Shareholders shall have an irrevocable option to purchase, or to cause their designee or designees to purchase, the COC Shares for United States Dollars in cash at a price equal to their Fair Market Value, payable in lump sum, within 90 days following the determination of such Fair Market Value.

(c) The Shareholders agree that, after the occurrence of a Change Of Control and during any consequent determination of Fair Market Value or option period, they shall cooperate to continue the operations of the Company and the Subsidiaries in the ordinary course of business.

(d) Immediately upon the occurrence of a CIB Change Of Control, any purchase option under this Section 4.2 arising or that may arise from a prior Inmex Change Of Control shall be deemed to terminate, and immediately upon the occurrence of an Inmex Change Of Control, any purchase option under this Section 4.2 arising or that may arise from a prior CIB Change Of Control shall be deemed to terminate. Each of CIB and Inmex agrees that, from and after the occurrence of a Change Of Control until consummation of the exercise of the Non-COC Shareholders’ purchase option under this Section 4.2 with respect to such Change Of Control or lapse or termination thereof, it shall not permit to occur a CIB Shareholder Change Of Control or an Inmex Shareholder Change Of Control, respectively, and each of the Shareholders agrees that it shall not Transfer any of its Restricted Shares during such time period. No Change Of Control shall relieve any guarantor hereunder or any Designated Guarantor of any requirement to guarantee (whether directly or, in the case of the KO Guarantee or the Emprex Guarantee, indirectly through Inmex’s guarantee pursuant to Section 8.3 hereof or CIB’s guarantee pursuant to Section 8.1 hereof, as the case may be) any obligation under this Section 4 of a COC Shareholder with respect to such Change Of Control; provided, however, that this Section 4.2(d) shall not be construed to affect any Guarantee of any obligation other than those contained in this Section 4; and provided, further, that any such Guarantee of such obligations contained in this Section 4 shall terminate to the full extent provided by Section 8 hereof upon the consummation of the exercise of the Non-COC Shareholders’ purchase option under this Section 4.2 with respect to such Change Of Control or lapse or termination of such option.

5. Certain Rights in the Event of Irreconcilable Differences.

5.1. Impasse. In the event that (i) two successive meetings of the Board of Directors of the Company or any Subsidiary shall lack a quorum, after having been duly called, after notices thereof have been duly given in accordance with the Estatutos or the Subsidiary Estatutos of such Subsidiary and after actual notice thereof has been given to the Series D Representative pursuant to Section 2.1(g) hereof, which meetings would have had a quorum but for the absence of any Series A Director or Series D Director, (ii) two successive meetings (ordinary or extraordinary) of the shareholders of the Company shall lack a quorum, after having been duly called, after notices thereof have been duly given in accordance with the Estatutos and after actual notice thereof has been given to the Series D Representative pursuant to Section 2.3(b) hereof, which meetings would have had a quorum but for the absence of any CIB Shareholder or Inmex Shareholder, (iii) the Board of Directors of the Company (or any Subsidiary) is unable at any two consecutive meetings to reach a decision by the required vote concerning any matter that was on the agenda for such meeting, (iv) the holders of Shares do not approve, at any ordinary or extraordinary meeting of shareholders of the Company, any matter

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that was on the agenda for such meeting or (v) a Simple Majority Period remains in existence for a continuous period of more than one year (any such occurrence, an “Impasse”), the CIB Shareholders and the Inmex Shareholders shall consult with each other in good faith on a regular basis during the 120-day period following the occurrence of such Impasse, subject to extension by mutual agreement of all such CIB Shareholders and Inmex Shareholders (for purposes of this Section 5, the “Initial Consultation Period”), in an effort to resolve such Impasse; provided, however, that a meeting called but lacking a quorum as set forth in clause (i) or clause (ii) of this Section 5.1 shall not constitute a meeting for purposes of clause (iii) or clause (iv) of this Section 5.1. Within 30 days after the end of the Initial Consultation Period, such 30-day period being subject to extension by mutual agreement of all such CIB Shareholders and Inmex Shareholders (for purposes of this Section 5, the “Parent Consultation Period”), CIB and Inmex shall cause the chief executive officer of CIB and the President of KO (or, if Inmex shall not be a Majority Owned Subsidiary of KO and KO shall not be the legal successor to Inmex, the chief executive officer of the ultimate parent of Inmex, or person of equivalent standing), respectively, to meet in a mutually agreeable place and to make a good faith effort to resolve such Impasse. In the event such officers are unable to resolve such Impasse, (i) prior to the end of the Parent Consultation Period, the CIB Shareholders and the Inmex Shareholders may mutually agree to submit such matter to such non-binding mediation on such terms as they may agree, or any CIB Shareholder or Inmex Shareholder may give written notice to each Inmex Shareholder or each CIB Shareholder, respectively, of the continuance of such Impasse (a “Notice of Continuing Impasse”), or (ii) if no such action is taken prior to the end of the Parent Consultation Period, such Impasse shall be deemed immediately to terminate.

5.2. Resolution of Differences.

(a) Within 30 days following delivery of a Notice of Continuing Impasse, the CIB Shareholders or the Inmex Shareholders (for purposes of this Section 5.2, the “Offering Shareholders”) may advise the Inmex Shareholders or the CIB Shareholders, respectively (for purposes of this Section 5.2, the “Offeree Shareholders”), in writing either (i) that the Offering Shareholders offer to sell all of their Restricted Shares to the Offeree Shareholders, or (ii) that the Offering Shareholders offer to purchase (or cause a nominee or nominees designated by them to purchase) all of the Offeree Shareholders’ Restricted Shares, specifying the aggregate price at which the Offering Shareholders are willing to sell or buy, as the case may be (the “Initial Offer”). Upon receipt of an Initial Offer, the Offeree Shareholders must respond in writing within 30 days indicating their acceptance of the Initial Offer or making a counteroffer to either (1) sell all of their Restricted Shares to the Offering Shareholders, or (2) purchase (or cause a nominee or nominees designated by them to purchase) all of the Offering Shareholders’ Restricted Shares, specifying the aggregate price at which the Offeree Shareholders are willing to sell or buy, as the case may be (for purposes of this Section 5.2, the “Response”). If no such Response is so given, the Initial Offer shall be deemed to have been accepted.

(b) If the Initial Offer and the Response indicate that (i) (A) the Offering Shareholders wish to buy and the Offeree Shareholders wish to sell, or (B) the Offeree Shareholders wish to buy and the Offering Shareholders wish to sell, then they shall continue negotiations in good faith to reach a final agreement on price, or (ii) both the Offering Shareholders and the Offeree Shareholders wish to sell their Restricted Shares, they shall promptly meet to determine how to realize the maximum value for their Shares; provided,

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however, that if, in the case of clause (i) above, they have not reached final agreement on price or, in the case of clause (ii) above, they have not reached such a mutual determination, within 45 days after delivery of the Response, then either the Offering Shareholders or the Offeree Shareholders may deliver a final offer (the “Final Offer”) stating the price per Restricted Share at which such Shareholders (for purposes of this Section 5.2, the “Final Offering Shareholders”) are willing at the election of the recipient of the Final Offer (for purposes of this Section 5.2, the “Final Offeree Shareholders”) either to (1) sell all of their Restricted Shares to the Final Offeree Shareholders, or (2) purchase (or cause a nominee or nominees designated by them to purchase) from the Final Offeree Shareholder all of their Restricted Shares. The Final Offer shall be irrevocable for a period of 30 days following delivery and shall preempt the right of the Final Offeree Shareholders to make a Final Offer.

(c) Within 30 days following delivery of the Final Offer, the Final Offeree Shareholders shall, by notice to the Final Offering Shareholders, elect either to purchase (or to cause a nominee or nominees designated by them to purchase) all of the Final Offering Shareholders’ Restricted Shares or to sell all of the Final Offeree Shareholders’ Restricted Shares to the Final Offering Shareholders, in either case at the price per Restricted Share set forth in the Final Offer. In the event that the Final Offeree Shareholders fail to make such an election within such 30-day period, the Final Offering Shareholder may then elect whether to buy all of the Final Offeree Shareholders Restricted Shares or sell all of the Final Offering Shareholders’ Restricted Shares to the Final Offeree Shareholder at the price per Restricted Share set forth in the Final Offer.

(d) If the Initial Offer and the Response indicate that both the Offering Shareholders and the Offeree Shareholders wish to buy all of the others’ Restricted Shares, the CIB Shareholders and the Inmex Shareholders shall begin a bidding process therefor. The higher of the aggregate prices (on a per Restricted Share basis) offered in the Initial Offer and the Response shall constitute the initial bid. Such initial bid and each subsequent bid must be met in turn, within 30 days following delivery thereof, by either acceptance or delivery of a counteroffer, which must be at least 5% higher than the preceding bid (on a per Restricted Share basis). This bidding process shall continue until acceptance, or failure to respond, within 30 days following receipt of any bid. Any such failure to respond shall be deemed to constitute acceptance.

5.3. Certain Related Matters.

(a) For purposes of this Section 5, all offers, bids, acceptances and counteroffers must be in writing, in a form which is firm and binding and solely for United States Dollars in cash payable in a lump sum.

(b) For purposes of this Section 5, to the extent there exists more than one CIB Shareholder or Inmex Shareholder, (i) the CIB Shareholders or the Inmex Shareholders, as the case may be, shall be required to act unanimously, and (ii) any obligation of the CIB Shareholders or the Inmex Shareholders shall be the joint and several obligation of each of the CIB Shareholders or each of the Inmex Shareholders, respectively.

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(c) All sales and transfers made pursuant to this Section 5 shall be consummated as soon as practicable following the acceptance or deemed acceptance of an offer or bid, and each Shareholder agrees to take all actions necessary to conclude such sales and transfers as contemplated hereunder.

(d) In the event that the Inmex Shareholders either elect or are required to purchase any Restricted Shares pursuant to this Section 5 at a time when one or more of them would not be permitted by applicable law to hold such additional Restricted Shares, the Inmex Shareholders shall (i) be required to purchase all such Restricted Shares that any of them may legally purchase, and (ii) within nine months after the acceptance or deemed acceptance of the related offer or bid and to the extent permitted by applicable law, either cause a third party to acquire all such remaining Restricted Shares or establish a satisfactory trust arrangement that would permit the Inmex Shareholders to hold a beneficial interest in all such remaining Restricted Shares.

(e) During the pendency of any Impasse or the procedures set forth in this Section 5, the Parties shall cooperate to continue the operations of the Company and the Subsidiaries in the ordinary course of business.

(f) Any Impasse may be terminated at any time by written agreement of all CIB Shareholders and Inmex Shareholders.

(g) No Change Of Control after the occurrence of an Impasse shall relieve any guarantor hereunder or any Designated Guarantor of any requirement to guarantee (whether directly or, in the case of the KO Guarantee or the Emprex Guarantee, indirectly through Inmex’s guarantee pursuant to Section 8.3 hereof or CIB’s guarantee pursuant to Section 8.1 hereof, as the case may be) any obligation under this Section 5 of any Person who was a CIB Shareholder or an Inmex Shareholder immediately prior to such Change of Control; provided, however, that this Section 5.3(g) shall not be construed to affect any Guarantee of any obligation other than those contained in this Section 5; and provided, further, that any such Guarantee of such obligations contained in this Section 5 shall terminate to the full extent provided by Section 8 hereof upon fulfillment of all procedures set forth in Section 5.2 hereof or earlier termination of such Impasse. Each of CIB and Inmex agrees that, during the pendency of any Impasse or the procedures set forth in this Section 5, it shall not permit to occur a CIB Shareholder Change Of Control or an Inmex Shareholder Change Of Control, respectively, and each of the Shareholders agrees that it shall not Transfer any of its Restricted Shares during such time period.

6. Certain Rights in the Event of Specified Default.

6.1. Specified Default. The following events shall constitute a specified default (a “Specified Default”) with respect to the Specified Default Parties:

(i) any breach or violation of any Significant Obligation of (1) CIB, any CIB Shareholder, Inmex or any Inmex Shareholder or KO under this Agreement (including, without limitation, any obligation of CIB, Inmex or KO under any of the Guarantees), the Estatutos or the Subsidiary Estatutos of any Subsidiary, or (2) the Company, any

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Subsidiary, KO or any Affiliate of KO under any of the Bottler’s Agreements, which breach or violation referred to in clause (1) or (2) of any such Person continues unremedied for at least 90 days after the Non-Defaulting Party has delivered written notice of such breach or violation of all Specified Default Parties; provided, however, that no such breach or violation of an obligation referred to in clause (2) of the Company or any Subsidiary shall constitute a Specified Default unless (I) such obligation is contained in the Specified Bottler’s Contract Provisions and (II) such breach or violation thereof is Attributable To CIB; or

(ii) the commencement by CIB, any CIB Shareholder, Inmex or any Inmex Shareholder or, for so long as Inmex shall be a Majority Owned Subsidiary of KO or KO shall be the legal successor of Inmex, KO of a proceeding for receivership, bankruptcy, insolvency, dissolution, liquidation or reorganization or any similar proceeding; or

(iii) the commencement against CIB, any CIB Shareholder, Inmex or any Inmex Shareholder or, for so long as Inmex shall be a Majority Owned Subsidiary of KO or KO shall be the legal successor of Inmex, KO of any proceeding specified in clause (ii) of this Section 6.1, and such proceeding has resulted in the entry of an order for any relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

6.2. Share Acquisition in the Event of Specified Default.

(a) If any Specified Default shall occur and be continuing, any Non-Defaulting Party may by written notice to all Specified Default Parties declare a Specified Default. If such Specified Default shall cease to be continuing within 30 days of the delivery of such declaration, no Non-Defaulting Party shall have any rights under this Section 6 with respect to such Specified Default.

(b) If such Specified Default shall not have ceased to be continuing at or prior to the expiration of such 30-day period, the Specified Default Parties, acting unanimously, and the Non-Defaulting Parties, acting unanimously, shall proceed as rapidly as practicable to determine the Fair Market Value, payable in lump sum, of all of the Specified Default Parties’ Restricted Shares.

(c) The Non-Defaulting Parties shall have an irrevocable option to purchase, or to cause their designee or designees to purchase, the Specified Default Parties’ Restricted Shares for United States Dollars in cash at a price equal to 95% of their Fair Market Value, payable in lump sum, within 90 days following the determination of such Fair Market Value.

(d) During the pendency of a Specified Default and the exercise of remedies in connection therewith, the Shareholders shall cooperate to continue the operations of the Company and the Subsidiaries in the ordinary course of business.

(e) No Change Of Control after the occurrence of a Specified Default shall relieve any guarantor hereunder or any Designated Guarantor of any requirement to guarantee (whether directly or, in the case of the KO Guarantee or the Emprex Guarantee, indirectly through Inmex’s guarantee pursuant to Section 8.3 hereof or CIB’s guarantee pursuant to Section 8.1

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hereof, as the case may be) any obligation under this Section 6 of any Person who was a Specified Default Party immediately prior to such Change Of Control; provided, however, that this Section 6.2(e) shall not be construed to affect any Guarantee of any obligation other than those contained in this Section 6; and provided, further, that any such Guarantee of such obligations contained in this Section 6 shall terminate to the full extent provided by Section 8 hereof upon the consummation of the exercise of the Non-Defaulting Parties’ purchase option under this Section 6.2 with respect to such Specified Default or lapse or termination of such option. Each of CIB, the CIB Shareholders, Inmex and the Inmex Shareholders agrees that, during the pendency of a Specified Default and the exercise of remedies in connection therewith, it shall not permit to occur a CIB Shareholder Change Of Control or an Inmex Shareholder Change Of Control, respectively, and each of the Shareholders agrees that it shall not Transfer any of its Restricted Shares during such period.

(f) CIB, the CIB Shareholders, KO, Inmex and the Inmex Shareholders agree that, in the event the Non-Defaulting Parties purchase all of the Specified Default Parties’ Restricted Shares pursuant to this Section 6.2, none of the Non-Defaulting Parties shall thereafter have any remedy under this Agreement, the Estatutos or the Subsidiary Estatutos of any Subsidiary or otherwise for any Specified Defaults, and each of them agrees not to assert or continue the assertion of any such remedy against any Specified Default Party. Nothing in this Section 6 shall prevent (i) any of them from asserting any such remedy against any other Party that is not a Specified Default Party with respect to such Specified Default, or (ii) any Party that is not a Non-Defaulting Party with respect to such Specified Default from asserting any claim based on such Specified Default against any other Party.

7. Termination of Certain Provisions; Term.

7.1. Termination of Certain Provisions.

(a) In the event (i) an option of Non-COC Shareholders to purchase Restricted Shares arises under Section 4.2(b) and the closing with respect to such option would cause, (ii) any proposed Transfer of Restricted Shares pursuant to Article 15 of the Estatutos would cause or (iii) any exercise of a purchase option pursuant to such Article would cause, the Restricted Shares held by the Inmex Shareholders (or the CIB Shareholders, as the case may be) to constitute less than 25% of all issued, subscribed and paid Ordinary Shares, then upon the request of any of the CIB Shareholders (or any of the Inmex Shareholders, as the case may be), promptly but in any case not later than the date of such closing pursuant to Section 4.2(b) or the closing of such Transfer or purchase option exercise, as the case may be, each of the Shareholders shall take all action necessary to eliminate, effective not later than immediately prior to any such closing, all special majority quorum and voting requirements (other than those herein or in the Estatutos relating to restrictions on Transferring the Restricted Shares) from this Agreement, the Estatutos and the Subsidiary Estatutos of each of the Subsidiaries.

(b) In the event (i) an option of Non-COC Shareholders to purchase Restricted Shares arises under Section 4.2(b), (ii) the acceptance or deemed acceptance of an Initial Offer, a Final Offer or a bid to purchase Restricted Shares under Section 5.2 hereof or (iii) an option of Non-Defaulting Parties to purchase Restricted Shares arises under Section 6.2(c), and the closing with respect to any such option or the closing of the acquisition of Restricted Shares in

23

connection with such acceptance or deemed acceptance, as the case may be, would cause the Restricted Shares held by the Inmex Shareholders (or the CIB Shareholders, as the case may be) to constitute less than 20% of all issued, subscribed and paid Ordinary Shares, then upon the request of any of the CIB Shareholders (or any of the Inmex Shareholders, as the case may be), promptly but in any case not later than the date of such closing, (1) each of the Shareholders shall take all action necessary to eliminate, effective not later than immediately prior to such closing, all special majority quorum and voting requirements and all restrictions on Transferring the Restricted Shares from this Agreement, the Estatutos and the Subsidiary Estatutos of each Subsidiary, and (2) the CIB Shareholders shall cause the Chairman of the Board of Directors, and the Inmex Shareholders shall cause the Series D Representative, to transmit to the Transfer Agent a notice substantially in the form attached hereto as Exhibit I.

(c) In the event any proposed Transfer of Restricted Shares pursuant to Article 15 of the Estatutos would cause, or any exercise of a purchase option pursuant to such Article would cause, the Restricted Shares held by the Inmex Shareholders (or the CIB Shareholders, as the case may be) to constitute less than 20% of all issued, subscribed and paid Ordinary Shares, then upon the request of any of the CIB Shareholders (or any of the Inmex Shareholders, as the case may be), promptly but in any case not later than the date of closing of such Transfer or purchase option exercise, each of the Shareholders shall take all action necessary to eliminate, effective not later than immediately prior to such closing, all special majority quorum and voting requirements and all restrictions on Transferring the Restricted Shares from this Agreement, the Estatutos and the Subsidiary Estatutos of each Subsidiary.

7.2. Term. This Agreement shall terminate upon the first to occur of either of the following events: (i) effectiveness of a unanimous written consent to the termination hereof executed by each of the Shareholders, or (ii) consummation of any transaction in accordance with paragraph (b) or (c) of Section 7.1 hereof; provided, however, that the provisions of Section 3.3 hereof and this Section 7 shall survive any such termination.

8. Certain Guarantees.

8.1. Obligations of the CIB Shareholders. CIB hereby guarantees, absolutely, irrevocably and unconditionally, to Inmex and the Inmex Shareholders, their successors and assigns, the full and prompt performance and observance of all of the covenants, agreements and obligations of each of the other CIB Shareholders under this Agreement and the Estatutos.

8.2. Obligations of CIB. Emprex hereby guarantees, absolutely, irrevocably and unconditionally, to Inmex and the Inmex Shareholders, their successors and assigns, the full and prompt performance and observance of all of the covenants, agreements and obligations of CIB under this Agreement, including any covenants, agreements and obligations contained in Section 8.1 hereof, the Stock Subscription Agreement and the Estatutos (the “Emprex Guarantee”). Emprex may assign and be released from its obligations under the Emprex Guarantee with the prior written consent of Inmex, which it may withhold in its sole discretion.

8.3. Obligations of the Inmex Shareholders. Inmex hereby guarantees, absolutely, irrevocably and unconditionally, to CIB and the CIB Shareholders, their successors

24

and assigns, the full and prompt performance and observance of all of the covenants, agreements and obligations of each of the other Inmex Shareholders under this Agreement and the Estatutos.

8.4. Obligations of Inmex. KO hereby guarantees, absolutely, irrevocably and unconditionally, to CIB and the CIB Shareholders, their successors and assigns, the full and prompt performance and observance of all of the covenants, agreements and obligations of Inmex under this Agreement, including any covenants, agreements and obligations contained in Section 8.3 hereof, the Stock Subscription Agreement and the Estatutos (the “KO Guarantee”). In the event KO delivers to CIB one or more guarantee agreements executed by a Person that is and remains a record holder of shares of common stock of Inmex (each, a “Designated Guarantor”) in favor of CIB and the CIB Shareholders, in form and substance satisfactory to CIB, and provided that each such Designated Guarantor’s net worth shall exceed US$200,000,000 at the time of delivery thereof, then the KO Guarantee shall be the several, but not joint, obligation of KO and any such Designated Guarantors, in such proportions as shall be set forth in such guarantee agreements; provided, however, that in the event (i) a Designated Guarantor’s net worth shall not exceed US$200,000,000 at the time any obligation on the part of a guarantor arises pursuant to the KO Guarantee or at any time thereafter until such obligation is satisfied in full, (ii) a Designated Guarantor shall commence a proceeding for receivership, bankruptcy, insolvency, dissolution, liquidation or reorganization or any similar proceeding or (iii) any proceeding specified in clause (ii) of this proviso shall be commenced against a Designated Guarantor, and such proceeding has resulted in the entry of an order for any relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, then in any such case any portion of the KO Guarantee set forth in such Designated Guarantor’s guarantee agreement as being the several obligation of such Designated Guarantor shall be the guarantee obligation of KO as if no such guarantee agreement had been delivered; and provided, further, that in no case shall such proportionate guarantees of KO or the Designated Guarantors, taken as a whole, constitute less than 100% of the KO Guarantee on a several basis; and provided, further, that, subject to Sections 4.2(d), 5.3(f) and 6.2(e) hereof, in no event shall KO be obligated under this Section 8.4 with respect to the performance or observance, after Inmex shall have ceased to be a Majority Owned Subsidiary of KO, of any covenant, agreement or obligation of Inmex; and provided, further, that for so long as Inmex shall be a Majority Owned Subsidiary of KO, KO’s proportionate obligation with respect to the KO Guarantee shall not be less than its direct percentage ownership interest, if any, in Inmex; and provided, further, that in no event shall there be more than 3 Designated Guarantors at any one time.

8.5. Matters Relating to the Guarantees.

(a) CIB, Emprex, Inmex and KO waive (i) notice of acceptance of the respective Guarantees by the Persons for whose benefit such Guarantees are made (for purposes of this Section 8.5, the “Guarantee Beneficiaries”), (ii) any right they may have to require the respective Guarantee Beneficiaries to notify them of any non-performance or non-observance by the CIB Shareholders, CIB, the Inmex Shareholders or Inmex, as the case may be, (iii) any right they may have to require that the Guarantee Beneficiaries make a demand upon them as a precondition to their obligations to perform the respective Guarantees and (iv) any right they may have to require that the Guarantee Beneficiaries comply with other formalities that might otherwise be legally required in order to charge them with liability under this Section 8. Each of CIB, Emprex, Inmex

25

and KO hereby expressly waives the benefits of orden y excusión and such other rights provided in Articles 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2836, 2839, 2842, 2844, and 2845 of the Civil Code for the Federal District of Mexico.

(b) If any of the Guarantee Beneficiaries grants a deferral, a stay or a release with regard to any of the covenants, agreements or obligations that are the subject of the respective Guarantee as to which it is a beneficiary without the consent of the guarantor thereof, even if such release subjects the principal obligation to new encumbrances or conditions with regard to such Guarantee Beneficiary, no such covenant, agreement or obligation shall be discharged, and such guarantor expressly waives its respective rights and benefits in terms of Articles 2846, 2847, 2848 and 2849 of the Civil Code for the Federal District of Mexico.

(c) Insofar as the respective Guarantees may require payment of any sums of money to the Guarantee Beneficiaries, the respective Guarantees are guarantees of payment and not of collection and shall remain in full force and effect until the respective Guarantee Beneficiaries have received payment in full of all monies payable with respect to the guaranteed obligations.

9. Miscellaneous.

9.1. Specific Performance. Any aggrieved Party shall, in addition to any other available remedies, be entitled to specific performance, to the extent such remedy is or shall become available under applicable law.

9.2. No Third Party Beneficiaries. Except as otherwise specifically provided herein, nothing in this Agreement is intended to confer upon any Person other than the Parties any rights or remedies.

9.3. Notices. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given either personally or by facsimile transmission at the addresses specified below, in the case of any of the parties hereto, or in the case of any other Party, the address specified by such Party at the time it became a Party. Any of the Parties, by written notice given to the other Parties hereto in accordance with this Section 9.3, may change the address to which notices, statements, instructions or other documents are to be sent to such Party.

If to CIB:

General Anaya No. 601 Pte. Colonia Bella Vista Monterey, NL 64410, Mexico Attention: Chief Financial Officer and Legal Department Phone: 52.81.83.28.6000 Facsimile: 52.81.83.28.6080

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with a copy to:

Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza New York, New York 10006 U.S.A. Attention: Jaime A. El Koury, Esq. Phone: 212-225-2570 Facsimile: 212-225-3999

If to KO or Inmex:

One Coca-Cola Plaza Atlanta, Georgia 30313 U.S.A. Attention: Chief Financial Officer Phone: 404-676-2121 Facsimile: 404-676-8621

with a copy to:

One Coca-Cola Plaza Atlanta, Georgia 30313 U.S.A. Attention: General Counsel Phone: 404-676-2121 Facsimile: 404-676-6792

If to the Company:

Guillermo González Camarena No. 600
Centro de Ciudad Santa Fe
01210 México, D.F., México
Attention: Chief Financial Officer
Phone: 52.55.50.81.5109
Facsimile: 52.55.52.92.3475
with copies to CIB at its addresses specified pursuant to this Section 9.3.

9.4. Successors and Assigns.

This Agreement and the rights of a Party hereunder may not be assigned and, except for any delegation by KO of any portion of the KO Guarantee pursuant to Section 8.4 hereof, the obligations of a Party hereunder may not be delegated, in whole or in part, without the prior written consent of all of the Shareholders. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

9.5. Resolution of Legal Disputes; Consent to Jurisdiction; Etc.

(a) The Parties agree to make a good faith effort to resolve any legal disagreement, dispute, controversy or claim (for purposes of this Section 9.5, a “Legal Dispute”) arising out of or relating to this Agreement, the Estatutos or the Subsidiary Estatutos of any

27

Subsidiary, the interpretation hereof or thereof, any arrangements relating hereto or thereto or contemplated herein or therein, or the breach, termination or invalidity hereof or thereof. Failing such a resolution, such Legal Dispute shall, if the parties thereto so agree, be resolved by resort to a non-binding dispute resolution procedure on terms to be agreed by them.

(b) Each of the Parties hereby submits to the exclusive jurisdiction of (i) the courts of the State of New York and the Federal courts of the United States of America located in such State, in the case of any action, suit or proceeding commenced with respect to a Legal Dispute by CIB, Emprex, any CIB Shareholder, any Affiliate of any of them, the Company or any other Shareholder that is a resident of Mexico and is not an Affiliate of KO, Inmex or any Designated Guarantor, and (ii) any competent court located in Mexico City, Mexico, in the case of any action, suit or proceeding commenced with respect to a Legal Dispute by KO, any Inmex Shareholder, Inmex, any Designated Guarantor, any Affiliate of any of them or any other Shareholder that is neither a resident of Mexico nor an Affiliate of CIB or Emprex.

(c) The Parties agree that, after any Legal Dispute is before a court as specified in paragraph (b) of this Section 9.5 and during the pendency of such Legal Dispute before such court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including without limitation any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.

(d) Each of the Parties hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding referred to in paragraph (b) or (c) of this Section 9.5, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the action, suit or proceeding is brought in an inconvenient forum or that the venue of the action, suit or proceeding is improper. Each of the Parties agrees that service of process in any such action, suit or proceeding shall be deemed in every respect effective service of process upon it if personally served upon the applicable Party at its address for notice purposes designated pursuant to Section 9.3 hereof.

(e) This Agreement has been executed, each of the Estatutos and the Subsidiary Estatutos of each of the Subsidiaries exists and all amendments, supplements, modifications or replacements to any thereof shall be made in English and Spanish versions, each of which shall be an original, except that the English version shall control in any action, suit or proceeding before a court sitting in the United States of America, and the Spanish version shall control in any action, suit or proceeding before a court sitting in Mexico.

9.6. Governing Law; Construction and Representation of Counsel; Conflict with Estatutos.

(a) Regardless of the place of execution, this Agreement shall be governed by and construed in accordance with the laws of Mexico.

(b) Each party hereto represents that, in the negotiation and drafting of this Agreement, such party has been represented by and relied upon the advice of counsel of such party’s choice. Each such party affirms that such party’s counsel has had a substantial role in the

28

drafting and negotiation of this Agreement. Each Shareholder that became a party hereto after the date hereof represents that such party has been represented by and relied upon the advice of counsel of such Shareholder’s choice in entering into this Agreement. Therefore, each Party agrees that the rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any Exhibit hereto.

9.7. Headings. All headings are inserted herein for convenience of reference only and do not form a part of this Agreement.

9.8. Entire Agreement; Amendment. This Agreement contains the entire agreement among the parties hereto on the date hereof with respect to the transactions contemplated herein and supersedes all prior written agreements and negotiations and oral understandings, including but not limited to the letter of intent dated April 25, 1993 among KO, Emprex and the Company. Except to the extent any addition of a party hereto by execution of an Assumption Agreement constitutes an amendment or supplement hereto, this Agreement may not be amended or supplemented except by an instrument in writing signed by each of the Shareholders; provided, however, that any such amendment or supplement that would restrict the rights of any Party hereunder or the exercise thereof or add to such Party’s obligations must also be signed by such Party. In the event that the amendment or modification of this Agreement in accordance with its terms requires that the Estatutos be amended, the Shareholders shall cause the Board of Directors of the Company to meet within 30 days following such amendment or modification or as soon thereafter as is practicable for the purpose of amending the Estatutos and proposing such amendments to the shareholders of the Company entitled to vote thereon, and such action shall be the first action to be taken at such meeting.

9.9. No Waiver.

(a) No failure to exercise and no delay in exercising any right, power or privilege of a Party shall operate as a waiver nor a consent to the modification of the terms hereof unless given by that Party in writing.

(b) Nothing in the Estatutos or in this Agreement, including without limitation Sections 2.1(e) and 6 hereof, shall be construed as restricting, waiving or modifying in any manner the rights of KO or any Affiliate thereof, as franchisor, under the Bottler’s Agreements, including without limitation any rights thereunder with respect to any proposal by the Company to introduce a new line of business, or as modifying or affecting in any manner any of the terms or conditions of the Bottler’s Agreements.

9.10. Exchange Rate. To the extent that any amount specified herein in a particular currency is paid in another currency, the amount paid shall be converted into the specified currency at the average of the conversion rates for such currencies as announced by Banco Nacional de Mexico, S.A. and Citibank, N.A. For purposes hereof, the “conversion rate” shall be the average of the buy and sell conversion rates for commercial transactions at the end of the business day prior to the business day on which such amount is paid.

9.11. Originals. This Agreement has been executed in 6 originals.

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9.12. Waiver, Preservation of Rights.

(a) Effective as of July 6, 2002, each of KO and Inmex waives any rights either may have under the Original Shareholders Agreement or the Estatutos with respect to, and otherwise consents to, the transfer on July 6, 2002 of all of the Company’s Series A Shares from Emprex to CIB.

(b) Except as set forth in Section 9.12(a), nothing in this Agreement shall affect any rights or obligations of any Party under the terms of the Original Shareholders Agreement with respect to any action, inaction or state of facts occurring or in existence at any time prior to July 6, 2002.

30

IN WITNESS WHEREOF, on August 27, 2002 the parties hereto have caused this instrument to be duly executed as of July 6, 2002 by their respective duly authorized representatives.

COMPAÑIA INTERNACIONAL DE BEBIDAS, S.A. DE C.V. By: ___________________________ Name: Title:	THE COCA-COLA COMPANY By: ___________________________ Name: Title:

GRUPO INDUSTRIAL EMPREX, S.A. DE C.V. (formerly named FOMENTO ECONÓMICO MEXICANO, S.A. DE C.V.) By: ___________________________ Name: Title:	THE INMEX CORPORATION By: ___________________________ Name: Title:

WITNESS: ______________________________ Name:	WITNESS: ______________________________ Name:

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EXHIBIT A

Chart of Authority (all amounts in US $)

This Chart of Authority is to govern specified matters, whether arising at the Company level or the level of one or more consolidated subsidiaries. References herein to the Board of Directors shall be to the Board of Directors of the Company. Any decision of Executive Management or the Board of Directors for which corporate action of a consolidated subsidiary is necessary or appropriate shall be reflected by such corporate action. Attached as ANNEX A hereto are brief descriptions of the responsibilities of Key Officers of the Company.

			CFO	COO	CEO	Board of Directors

I.	Five Year Business Plan

A.	The Five Year Business Plan (including volume, income statement, balance sheet, capital investments, marketing plans and strategies, etc.)
will be reviewed by CFO, COO and CEO (“Executive Management”) and
		presented to the Board of Directors for approval each year.	R	R	R	A

	B.	Significant modifications to the Five Year Business Plan	R	R	R	A

II.	Capital

A.	The Annual Capital Investment Plan will be reviewed by Executive Management during the annual business planning process. The
		Annual Capital Investment Plan (in addition to the Annual Business Plan) will be presented to the Board of Directors for approval each year.	R	R	R	A

R	=	Review and recommend
A	=	Final Authorization

			CFO	COO	CEO	Board of Directors
	B.	All capital projects must be individually formally authorized:

		1. $2.5 million or more	R	R	R	A

		2. $1.0 million and less than $2.5 million	R	R	A

		3. less than $1.0 million	R	A

	C.	Revisions in excess of 15% to an approved capital project such that the revised project would involve total past and expected future expenditures of:

		1. $2.5 million or more	R	R	R	A

		2. $1.0 million and less than $2.5 million	R	R	A

		3. less than $1.0 million	R	A

III.	Annual Business Plan

A.	The Annual Business Plan (including volume, income statement, balance sheet, marketing plans and strategies, etc.) will be reviewed by Executive Management and presented to the Board of Directors
		for approval each year.	R	R	R	A

	B.	Adverse revisions in excess of 15% with respect to any line item of the Annual Business Plan.	R	R	R	A

IV.	Asset Disposals (Sale, Write Off, Other)

R	=	Review and recommend
A	=	Final Authorization

*	Marketing or advertising expenditures in excess of $.25 million will require the CFO’s approval as well as any other required approval.

2

			CFO	COO	CEO	Board of Directors

	A.	Fixed asset disposals with book or market value (whichever is greater) of:

		1. $2.5 million or more	R	R	R	A

		2. $1.0 million and less than $2.5 million	R	R	A

		3. less than $1.0 million	R	A

	B.	Disposals of inventory outside the ordinary course of business, or of any other assets, with book or market value (whichever is greater) of:

		1. $1.0 million or more	R	R	R	A

		2. $.5 million and less than $1.0 million	R	R	A

		3. less than $.5 million	R	A

V.	Acquisitions or Divestitures

	A.	Authority to negotiate to merge, acquire or sell any business as a going concern.	R	R	A

	B.	Authority to commit to merge, acquire or sell any business as a going concern.	R	R	R	A

	C.	Introduction of any new line of business or termination of any existing line of business.	R	R	R	A

VI.	Indebtedness or Other Obligations

	A.	Incurrence of indebtedness or other financial obligations (or guaranties of the same) in respect of a single transaction or a series of related transactions.

R	=	Review and recommend
A	=	Final Authorization

*	Marketing or advertising expenditures in excess of $.25 million will require the CFO’s approval as well as any other required approval.

3

		CFO	COO	CEO	Board of Directors
	1. $2.5 million or more	R	R	R	A

	2. $1.0 million and less than $2.5 million	R	R	A

	3. less than $1.0 million	R	A

B.	Modification of any indebtedness or other financial obligations
(or guaranties of the same) in excess of 15% such that the modified indebtedness or financial obligation would involve total past and maximum future expenditures of:

	1. $2.5 million or more	R	R	R	A

	2. $1.0 million and less than $2.5 million	R	R	A

	3. less than $1.0 million	R	A

C.	New or renewed operating leases for real or personal property having a present value of minimum future payments:

	1. $2.5 million or more	R	R	R	A

	2. $1.0 million and less than $2.5 million	R	R	A

	3. less than $1.0 million	R	A

D.	New or renewed commitments of any type having a present value of the payments:

	1. $2.5 million or more	R	R	R	A

	2. $1.0 million and less than $2.5 million	R	R	A

	3. less than $1.0 million	R	A

R	=	Review and recommend
A	=	Final Authorization

*	Marketing or advertising expenditures in excess of $.25 million will require the CFO’s approval as well as any other required approval.

4

			CFO	COO	CEO	Board of Directors
	E.	Unbudgeted expenditures in respect of any single transaction or series of related transactions:*

		1. $2.5 million or more	R	R	R	A

		2. $1.0 million and less than $2.5 million	R	R	A

		3. less than $1.0 million	R	A

	F.	Transactions with affiliates in respect of any single transaction or series of related transactions:

		1. $1.0 million or more	R	R	A	Informed

		2. $.5 million and less than $1.0 million	R	R	A

		3. less than $.5 million	R	A

VII.	Personnel

	A.	Designation, job description, reporting relationships and remuneration (including incentive compensation) of:

		1. Key Officers (CEO, COO, CFO, Controller, Market Director, Systems Services Director (see brief description of Key Officer responsibilities in Annex A hereto)).	R	R	R	A

		2. Other direct reports to Executive Management.	R	R	A

	B.	Salary policy and inventive plans for all non-unionized employees.	R	R	R	A

R	=	Review and recommend
A	=	Final Authorization

*	Marketing or advertising expenditures in excess of $.25 million will require the CFO’s approval as well as any other required approval.

5

			CFO	COO	CEO	Board of Directors
	C.	Establishment of guidelines for union negotiations.	R	R	R	A

VIII.	Legal

	A.	Commencement or settlement of any litigation of:

		1. $2.5 million or more	R	R	R	A

		2. $1.0 million and less than $2.5 million	R	R	A

		3. less than $1.0 million	R	A

IX.	Other

	A.	Change the appointed external auditors.	R		R	A

	B.	Revisions to the Chart of Authority.	R	R	R	A

	C.	Delegation of authority from Board to Coca-Cola FEMSA’s officers, employees or agents.	R	R	R	A

	D.	Creation of any branch or subsidiary.	R	R	R	A

	E.	Designation of members for Board of Directors of subsidiaries.	R	R	R	A

	F.	Action to grant or withhold any vote or consent as shareholder of subsidiaries.	R	R	R	A

	G.	Appointment of the Transfer Agent, approval of any subsequent change in the Transfer Agent or any amendment to the Transfer Agent Agreement.	R	R	R	A

	H.	Granting of a power of attorney to take any action	R	R	R	A

R	=	Review and recommend
A	=	Final Authorization

*	Marketing or advertising expenditures in excess of $.25 million will require the CFO’s approval as well as any other required approval.

6

		CFO	COO	CEO	Board of Directors
specified in this Chart of Authority as requiring authorization by the Board of Directors.

J.	Approval of any political contributions.	R	R	R	A

R = Review and Recommend A = Final Authorization

R	=	Review and recommend
A	=	Final Authorization

*	Marketing or advertising expenditures in excess of $.25 million will require the CFO’s approval as well as any other required approval.

7

ANNEX A

Key Officers of Coca-Cola FEMSA, S.A. de C.V. (the “Company”).

CHIEF EXECUTIVE OFFICER (“CEO”): The powers and duties of the CEO are:

(a) to act as the chief executive officer of the Company and, subject to the control of the Board of Directors of the Company, to have general supervision, direction and control of the business and affairs of the Company and its consolidated subsidiaries; and

(b) subject to the direction of the Board of Directors of the Company, to have general charge of the property of the Company and its consolidated subsidiaries, to supervise and control all officers, agents and employees of the Company and to exercise such other general powers of management as are usually vested in the office of chief executive officer of a corporation organized under the laws of the United Mexican States (“Mexico”).

CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER (“CFO”): The powers and duties of the CFO are:

(a) to act as the chief financial officer of the Company and, subject to the control of the Board of Directors of the Company and the CEO, to have general supervision, direction and control of the financial affairs of the Company and its consolidated subsidiaries;

(b) to supervise and control the keeping and maintaining of adequate and correct accounts of the Company’s investments and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares;

(c) to render to the CEO and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the Company; and

(d) generally to do and perform all such duties as pertain to, and to have such general powers of management as are usually vested in, the office of chief executive officer of a corporation organized under the laws of Mexico, and to do and perform such duties and have such powers as may be assigned to him by the Board of Directors of the Company or the CEO.

Chief Operating Officer

The Chief Operating Officer (“COO”) of the Company shall have the following powers, functions and duties:

(i) under the direction of the Board of Directors and the Chief Executive Officer, such person shall have general supervision over and active management of the property, affairs and business of the Company;

(ii) such person shall have the general supervision and direction over the operating officers of the Company and shall see that their duties are properly performed;

(iii) such person shall execute and acknowledge all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments in the name of the Company when so authorized by the Board of Directors or a committee of the Board of Directors and all other papers and documents necessary and proper to be executed in the performance of such person’s duties; and

(iv) such person shall be vested with such other powers of supervision and management and shall perform such other duties as may be delegated to such person by the Chief Executive Officer, the Board of Directors, a committee of the Board of Directors or as devolve upon the Chief Operating Officer of like companies.

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Controller

The Controller of the Company shall have the following powers, functions and duties:

(i) such person shall provide and maintain financial and accounting controls over the business and affairs of the Company;

(ii) such person shall maintain, among others, adequate records of the assets, liabilities and financial transactions of the Company, and shall direct the preparation of financial statements, reports and analyses;

(iii) such person shall perform such other duties and exercise such other powers as are incident to the office of the Controller, subject to the control of the Board of Directors; and

(iv) such person shall perform such other duties as may be delegated to him by the Chief Executive Officer, the Chief Financial Officer, the Board of Directors or a committee of the Board of Directors.

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Marketing Director

The Marketing Director of the Company shall have the following powers, functions and duties:

(i) subject to the direction of the Chief Executive Officer, the Chief Operating Officer and the Board of Directors, such person shall have general authority and responsibility over all aspects of the Company’s marketing and advertising function and shall be responsible for developing and implementing marketing and advertising plans and strategies for the Company; and

(ii) such person shall perform such other duties as may be delegated to such person by the Chief Executive Officer, the Chief Operating Officer, the Board of Directors or a committee of the Board of Directors.

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Systems Services Director

The Systems Services Director of the Company shall have the following powers, functions and duties:

(i) subject to the direction of the Chief Executive Officer, the Chief Operating Officer and the Board of Directors, such person shall have general responsibility and authority over the development and maintenance of the Company’s information and communication systems; and

(ii) such person shall perform such other duties as may be delegated to such person by the Chief Executive Officer, the Chief Financial Officer, the Board of Directors or a committee of the Board of Directors.

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EXHIBIT B

Code of Business Conduct

Words in italics are defined in the Glossary.

AUDIT AND CONTROL

Responsibility

The Internal Audit Department of the Company shall be responsible for reviewing the operations as well as the administrative procedures of the Company in order to ensure compliance with the policies, rules and procedures set forth herein. It shall also act to support management’s efforts to ensure the safekeeping and profitable use of the resources of the Company.

All officers shall ensure that the internal auditors’ recommendations as to (i) any deviations from the policies, rules or procedures set forth herein or (ii) irregularities in the Company’s operations or management of resources, are implemented or shall provide justification as to why they have not been so implemented.

All employees shall immediately communicate to their immediate superiors and to the Internal Audit Department any serious irregularity of which they become aware. Administrative and operating officers may request the internal auditors to perform special reviews, to extend their normal audits and shall allow them to establish the priorities that they consider appropriate.

All transactions shall be supported by accurate documentation in reasonable detail, recorded in the proper account and recorded in the proper accounting time period. Compliance with Generally Accepted Accounting Principles and the Company’s systems of internal accounting controls is required at all times. No false or misleading entries shall be made in the Company’s accounting records.

Reports to Management

The internal auditors shall report any deviations discovered during the course of an audit to the responsible officer.

The internal auditors shall, upon completion of an audit, present an audit report to the responsible officer who shall establish a plan designed to address the concerns raised in such report in a timely manner. The Internal Audit Department shall ensure that such officer’s plan has been implemented.

Payments

All payments made by the Company for goods or services (including advertising, marketing and promotional participation) shall be made by check or draft drawn to the order of the party entitled thereto.

In no case shall such checks or drafts be drawn against any account created for the receipt of sales proceeds.

Disposition of Assets

All materials, by-products or waste products shall either be sold through the appropriate department of the Company or be otherwise disposed of.

The prices of materials, by-products or waste products to be sold shall be fixed by a Committee comprised of 3 departmental officials, each of whom represents a different department of the Company, which Committee shall also define a system for updating prices.

In disposing of such items, preference shall be given to subsidiaries of the Company that may utilize them. Transfer prices shall be determined according to the procedures established for the Company. Equipment which cannot be used internally shall be sold at market price, provided that proper authorization has been received and such sale is not made to a competitor.

Any waste product not sold shall be disposed of by a company authorized by the SEDESOL for solid waste management, which disposal shall be conducted pursuant to the written contract in effect with such company and in compliance with Mexican law.

Inquiries

All officers of the Company shall facilitate any review conducted by external and internal auditors and shall provide such auditors with:
•	an adequate workplace.
•	access to complete and accurate information and documents of the Company.
•	tools and equipment required for the performance of their work.
•	technical and auxiliary employees to improve efficiency.

Sales

All products that are regularly marketed shall be listed in a “Price List” duly authorized by the Company or operational area thereof and shall be sold at the prices fixed in such Price List, which prices shall be fixed on the date such products are first listed. Such Price List shall additionally set forth any discounts and credits terms.

The price of products that do not appear in the Price List shall be determined by special order of the Manager that oversees such products and the corresponding Administrative Manager.

Abnormally large sales prior to announced price increases or sales at prices no longer valid, are forbidden. Exceptions shall be authorized in writing by the Chief Operating Officer of the Company.

The collection of accounts is the responsibility of the Sales Department. Judicial collection should be sought if necessary.

The sale of fixed assets shall be documented through a written request to take such assets out of service. Prices of such assets shall be fixed by the Administrative Department of the Company, which shall assure that necessary accounting record are kept.

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Purchases

All purchases shall be carried out by the Purchasing Department or by the party charged with such responsibility. Negotiation and payment of large purchases shall be made in a centralized manner.

The person in charge of purchasing shall be responsible for obtaining the best terms for such purchases and for maintaining good commercial relationships.

CONFLICTS OF INTEREST

General

At all times while acting within the scope of his or her employment, each employee shall conduct himself or herself in accordance with applicable law and Company standards and shall not take any action in excess of his or her authority.

No employee shall promote his or her own interests or the interests of superiors, other employees or personal friends over the interests of the Company.

No employee shall work for or supervise any family member that may work for the Company without first obtaining the written authorization of the Director of the Human Resources Department.

No employee shall devote significant Company time to personal or non-company activities which are not within the scope of his or her day-to-day responsibilities.

Transactions

No employee shall transact business or make any decision with respect to any transaction with a company whose representative is a family member or friend or in which the employee or the employee’s family has an ownership interest. In such a case, the official or employee shall notify their superior of such conflict in order that another competent person may carry out the transaction. The terms of the transaction shall be no less favorable to the Company than are available to or from other customers or suppliers.

Financial or Business Interests

No employee shall have any ownership interest of more than 1% of the equity interests of any competitor, supplier, contractor, client or customer.

No employee that, directly or indirectly, participates in the procuring of supplies or services, shall accept any gift or other compensation from a seller of supplies or services.

No employee shall accept any payment, advantage or gift (except business related meals or small gifts of little value) from suppliers, construction contractors, competitors, customers or any other company or person with whom the Company does business.

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Assets, Resources, Information

No employee shall use the name of the Company or its subsidiaries, the personnel or the resources of the Company or its subsidiaries for his or her personal benefit or the benefit of relatives or friends.

Company employees may not use privileged information of the Company for personal benefit, or for the benefit of relatives or friends.

In the event of embezzlement by any employee, the operations executive in charge of the area in which such employee works, the appropriate administrative executive and the Internal Audit Department shall be immediately notified of such embezzlement. The operations executive shall implement procedures in order to recover the embezzled funds and shall file an appropriate claim with the surety bond company.

The authorization of an officer two levels higher than manager, the participation of the Legal Department and the approval of the Human Resources Department shall be required in order to bring criminal charges against an employee for fraud or embezzlement.

Penalties

Non-compliance with the above policies, rules, and procedures shall result in severe sanctions against the appropriate employee. Should any employee believe that he or she may not (for any reason whatsoever) be able to comply with such policies, rules and procedures, such employee should communicate this concern to the Chief Financial and Administrative Officer.

DEALING WITH GOVERNMENT OFFICIALS

All Company dealings with government officials shall be carried out in accordance with applicable Mexican law and with the customary course of business conduct ordinarily followed by Mexican companies in the same or similar line of business.

POLITICAL CONTRIBUTIONS

All requests for authorization of political contributions shall be in writing, shall set forth the relevant circumstances of the contribution and shall be forwarded to the Company’s Board of Directors for their approval.

ADMINISTRATION OF CODE

All Company officers are responsible for knowing and understanding the general policies, rules and procedures set forth herein, and are additionally responsible for ensuring that such policies, rules and procedures are made known to, are understood, and are carried out by each employee in their charge. A copy of this Code shall be furnished to any agent, consultant or other party who is retained to perform services for the Company or on behalf of the Company.

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GLOSSARY

As used in this Code of Business Conduct, the terms included in italic type face shall have the following meanings:

Chief Financial and Administrative Officer means the Chief Financial and Administrative Officer of Coca-Cola FEMSA, S.A. de C.V. or other person specifically designated by the Chief Financial and Administrative Officer of Coca-Cola FEMSA, S.A. de C.V. in writing to be responsible for assisting with the administration of the Code.

Company means Coca-Cola FEMSA, S.A. de C.V. and its subsidiaries. A subsidiary of the Company is a corporation more than 50% of the voting stock of which is owned directly or indirectly by the Company or a partnership more than 50% of the equity interest of which is owned directly or indirectly by the Company. The term Company does not include any business entity in which the Company (and its subsidiaries) owns 50% or less of the equity interest.

Code means this Code of Business Conduct of the Company.

Employee means all officers and employees of the Company.

Government official includes persons acting in an official capacity for or on behalf of the executive, legislative or judicial organs of Mexico or any foreign state, whether federal or unitary, central or local, or any subdepartments, agencies or instrumentalities thereof.

Political Contribution means, any direct or indirect expenditures or contributions in cash, property or services rendered on behalf of the Company given to political parties, their affiliates or candidates for nomination or election to public office, as well as indirect assistance or support such as furnishing goods, transportation, or equipment, or purchasing tickets or subscriptions to political fund raising events.

BUSINESS CONDUCT INQUIRIES

Any questions regarding this Code, its meaning or its application to specific circumstances should be addressed to the Chief Financial and Administrative Officer who shall see that each such inquiry receives a prompt response. If the Chief Financial and Administrative Officer’s initial response is not in writing, the Chief Financial and Administrative Officer shall immediately prepare a written record of the responses a copy of which shall be sent to the employee who made the inquiry. The Chief Financial and Administrative Officer may, from time to time, issue interpretative memoranda to Company employees with respect to issues arising under this Code.

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Additional copies of this Code of Business Conduct are available through the Human Resources Department of Coca-Cola FEMSA, S.A. de C.V.

Coca-Cola FEMSA, S.A. de C.V. Guillermo González Camarena No. 600 Centro de Ciudad Santa Fe 01210 México, D.F., México

Attention: Chief Financial and Administrative Officer

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EXHIBIT C

Specified Bottler Agreement Provisions

Section[1]	General Description[2]

4(b)	Beverage Bases to be used exclusively for preparation of Beverages pursuant to Bottling Agreement.

8	Advertising and promotional material relating to the Trade Marks or the Beverages used by Company subject to KO approval.

12(a)	Company to adopt and apply KO standards for design and decoration of trucks, cases, etc.

13	Company to refrain from sale or distribution of the Beverages outside the Territory.

14-19	Obligations of Company relative to the Trade Marks.

20(a)	Company to use only the Beverage Bases in preparing the Beverages and to conform to manufacturing standards.

20(c)	Company to withdraw Beverages or Authorized Containers from the market if required by KO.

22(a)	Company to purchase and use only packaging materials approved by KO from suppliers approved by KO.

32(a)	Company not to assign, encumber, etc., Bottler’s Agreement without KO approval.

32(b)	Company not to delegate Bottler’s Agreement without KO approval.

36(d)	Indemnification.

37	Confidentiality.

[1]	Section references are to each of (i) the Bottler’s Agreement dated June 21, 1993 between The Coca-Cola Company and Coca-Cola FEMSA, S.A. de C.V., as amended by the letter agreement between such parties of even date, relating to certain Valley of Mexico territories, and (ii) the Bottler’s Agreement dated June 21, 1993 between The Coca-Cola Company and Coca-Cola FEMSA, S.A. de C.V., as amended by the letter agreement between such parties of even date, relating to certain southeastern Mexico territories.
[2]	Descriptions are inserted for convenience of reference only.

EXHIBIT D

[Form of Subsidiary By-Laws]

[[ ], S.A. DE C.V.]

BY-LAWS

CHAPTER I

NAME, PURPOSE, DURATION, LEGAL RESIDENCE AND NATIONALITY OF THE COMPANY

ARTICLE 1: The Company is called “[ ]” followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” (Variable Stock Corporation), or by the abbreviation “S.A. DE C.V.”

ARTICLE 2: The purposes of the Company shall be:[1]

ARTICLE 3: The Company shall have a duration of 99 (ninety-nine) years, beginning as of the date the Company was incorporated.

ARTICLE 4: The legal domicile of the Company is Mexico, D.F., and the Company may establish agencies, offices or branches in other places in the Republic or abroad.

ARTICLE 5: Any foreigner who, at the time of incorporation or at any subsequent time, acquires a corporate interest or participation in the Company, will be considered by that fact alone as Mexican with respect to such interest or participation, and it is understood that he agrees not to invoke the protection of his government, under the penalty, in case of failure to comply with this agreement, of forfeiting said interest or participation to the benefit of the Mexican Nation.

[1]	The purposes of the Company shall be those currently in effect (with certain minor updates) and will depend upon the type of business engaged in.

CHAPTER II

CAPITAL STOCK AND SHARES

ARTICLE 6: (a) The Company is a variable capital corporation. The minimum fixed Capital Stock not subject to withdrawal is N$[_________] new pesos, national currency,[2] represented by ordinary Series “I” Shares, each with a par value of N$l.00 (One New Peso, National Currency).

(b) The variable part of the Capital Stock is unlimited and is represented by ordinary Series “II” Shares, each with a par value of N$1.00 (One New Peso, National Currency).

(c) Within their respective Series, the shares give their holders the same rights and subject their holders to the same obligations.

(d) The certificates representing the shares shall bear the manual signatures of two Proprietary Directors.

ARTICLE 7: Any increase or reduction of the fixed portion of the Capital Stock, any changes to the authorized Capital Stock and any consequent amendment of clause three of the escritura constitutiva and Article 6 of these By-Laws shall be accomplished pursuant to a resolution adopted at an Extraordinary Shareholders’ Meeting in accordance with the terms of Article 18 hereof.

ARTICLE 8: Any increase or reduction of the variable portion of the Capital Stock shall be accomplished pursuant to a resolution adopted at an Ordinary Shareholders’ Meeting in accordance with the terms of Article 18 hereof.

[2]	The fixed part of the Capital Stock will be as currently fixed.

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ARTICLE 9: The variable portion of the Capital Stock may be increased, as and when approved at an Ordinary Shareholders’ Meeting, through the issuance of new shares or the offering of treasury shares (shares that are authorized, issued and unsubscribed shall be referred to herein as “Treasury Shares”) held for this purpose, provided that the shareholders shall have preemptive rights to subscribe such shares. The exercise of this right shall be carried out pursuant to the terms of Article 132 of the General Law of Commercial Companies.

ARTICLE 10: All increases or reductions of the Capital Stock shall be recorded by the Company in a Capital Variations Book kept for such purpose.

ARTICLE 11: The Company may redeem part of its shares by using distributable profits according to the following rules:

(a) The redemption must be resolved by an Extraordinary Shareholders’ Meeting.

(b) Only fully paid shares may be redeemed.

(c) The shares to be redeemed shall be acquired pursuant to the rules set forth in Article 136 of the General Law of Commercial Companies.

     (d) The certificates representing redeemed shares shall be cancelled.

     ARTICLE 12: The Company may be reorganized into one of several corporations pursuant to a resolution adopted at an Extraordinary Shareholders’ Meeting.

ARTICLE 13: The Company will have a stock transfer book and will consider as shareholders only those persons who appear registered in such book. Such book must, at a minimum, comply with the provisions of Article 128 of The General Law of Commercial Companies.

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CHAPTER III

SHAREHOLDERS’ GENERAL MEETING

ARTICLE 14: (a) The General Meeting of Shareholders is the supreme authority of the Company, all other corporate authority being subordinate thereto.

(b) All Shareholders’ Meetings shall be either Ordinary or Extraordinary. All Shareholders’ Meetings will be held at the domicile of the Company. Extraordinary Meetings will be those which are held to deal with any of the matters contemplated in Article 182 of the General Law of Commercial Companies; all other General Meetings will be Ordinary Meetings. Each meeting shall deal only with the matters included in the Agenda.

ARTICLE 15: (a) An Ordinary Meeting shall be held at least once a year in the Company’s domicile on the date set by the Board of Directors, which date shall be within four months following the close of the corresponding fiscal year.

(b) Extraordinary Shareholders’ Meetings shall be called by the Board of Directors. Any such meetings will also be called at the request of the shareholders of the Company pursuant to Articles 184 and 185 of the General Law of Commercial Companies.

ARTICLE 16: (a) The call for the Ordinary and Extraordinary Shareholders’ Meetings, in first or further call, shall be published in the Official Gazette in the domicile of the Company or in at least one of the newspapers of major circulation in the domicile of the Company, at least 15 days prior to the date scheduled for the meeting to take place.

(b) Calls for a General Shareholders’ Meeting shall comply with the requirements set forth in Articles 186 and 187 of the General Law of Commercial Companies.

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ARTICLE 17: To attend a Shareholders’ Meeting, shareholders must be registered in the stock transfer book kept by the Company. The shareholders are entitled to be represented at the meetings by proxies, through a simple power of attorney letter.

ARTICLE 18: (a) The Ordinary Shareholders Meeting held through first call shall be considered legally convened if shareholders representing more than 50% of the issued, subscribed and paid Capital Stock are present. Such meeting held pursuant to a second call shall be considered legally convened if shareholders representing more than 40% of the issued, subscribed and paid Capital Stock are present.

(b) The Extraordinary Shareholders Meeting held through first call shall be considered legally convened if shareholders representing at least 76% of the issued, subscribed and paid Capital Stock are present. Such meeting held pursuant to a second call shall be considered legally convened if shareholders representing more than 50% of the issued, subscribed and paid Capital Stock are present.

(c) Any Ordinary and Extraordinary Shareholders’ Meetings shall be lawfully convened if all issued, subscribed and paid shares are represented therein, even if no notice was published, and their Resolutions will be deemed valid if, at the time of voting, all shares continue to be represented.

ARTICLE 19: The Chairman of the Board of Directors, or whoever may substitute for him in his functions, shall preside over the corresponding Shareholders’ Meeting; in his absence, such meeting shall be presided over by any shareholder designated by those shareholders attending the meeting. The Secretary shall be the Board’s Secretary or, in his absence, any person designated by those shareholders attending the meeting. The Chairman shall name two of the shareholders present as vote-counters (“escrutadores”).

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Voting shall be by show of hands (“económicas”) unless at least three of the shareholders attending the meeting request that it be made by roll call (“nominales”). Furthermore, at the request of shareholders holding 33% (thirty-three percent) of the shares represented at a Shareholders’ Meeting, the vote for any matter with respect to which they do not consider themselves sufficiently informed may be postponed by them for up to three days without the need for a new call. This right may only be exercised once for a particular matter.

CHAPTER IV

ADMINISTRATION AND VIGILANCE

ARTICLE 20: (a) The management and administration of Company matters shall be entrusted to a Board of Directors, which shall be comprised of three Proprietary Directors and their respective alternates, each of whom shall be authorized to substitute for the specific Director for whom he is designated.

(b) The Directors shall be elected for one year and shall continue in the exercise of their functions even if the term for which they have been designated has concluded until such time as those persons appointed to replace them have taken office. The Ordinary Meeting of Shareholders at which the Directors of the Company are designated shall determine the compensation that the Directors will receive for their service during the period so designated.

ARTICLE 21: Any minority shareholder or group of shareholders holding shares that were not voted in favor of the Directors appointed by the holders of a majority of the shares shall have the right to designate 1 Proprietary Director for each 25% of all issued, subscribed and paid shares of Capital Stock of the Company. When Alternate Directors are to be named, the aforementioned minority shall be entitled to designate 1 Alternate for each Proprietary Director appointed by such minority.

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ARTICLE 22: The calls for Board of Directors meetings shall be signed by the Chairman or, in his absence, by the Vice-Chairman or by the Secretary, and shall be sent by fax or personal delivery, or by any other means permitted by law, at least 15 days before the date of the meeting. Any Director may request a meeting of the Board of Directors of the Company, in which case the Chairman, Vice-Chairman or Secretary shall duly issue a call for such meeting to be held within 30 days after receipt of such request, and shall include in the agenda therefor any matter requested by such Director.

ARTICLE 23: (a) The Board of Directors shall meet at least once a year. Annually, at the first session after the meeting that designated them, the Board of Directors shall name a Chairman and a Vice-Chairman. The Chairman, who shall act as chairman of the meetings of the Board of Directors and the Shareholder’s Meetings, shall, during his absences, have his position temporarily filled by the Vice-Chairman, and during the Vice-Chairman’s absence, by the other Directors in the order in which they have been designated.

(b) The Secretary and an Alternate Secretary of the Company, neither of whom need be a Director, shall be designated by majority of the issued, subscribed and paid Capital Stock. Minutes shall be taken at all meetings and must be approved in writing by all the Directors who attended the respective session, and be signed by the Chairman and Secretary.

ARTICLE 24: (a) The Board of Directors shall be considered legitimately functioning with respect to any action only if all of its members (or their respective alternates, as the case may be) are present at the time such action is taken.

(b) A resolution of the Board of Directors shall be valid only if it has been approved by all of its members (or their respective alternates, as the case may be) who vote on the matter (not counting as voting members those who abstain).

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(c) The Board of Directors may, without convening, adopt resolutions by a unanimous vote of its members (or their respective alternates, as the case may be), provided that such resolutions are confirmed in a writing signed by all members (or their respective alternates, as the case may be) and recorded in the minute books of the Company.

ARTICLE 25: The Board of Directors shall have the following powers:

(a) To manage the Company’s business and property, with the broadest powers of administration, pursuant to Article 2554, second paragraph, of the Civil Code of the Federal District.

(b) To exercise acts of ownership with regard to the Company’s personal and real property as well as its real and personal rights as set forth in the third paragraph of Article 2554 of the Civil Code of the Federal District, and to grant guarantees of any type with regard to the obligations contracted or to the securities issued or accepted by third parties.

(c) To act as agent of the Company with the broadest powers (including those that under Mexican law require a special Clause) before all administrative or judicial authorities of any Municipality or State or the Federation, as well as before labor or any other authorities, or before arbitrators or referees; to take depositions and testify, including withdrawing from civil rights (“amparo”) proceedings, under the terms of the first paragraph of Article 2554 of the Civil Code of the Federal District; as well as to act as agent of the Company before all types of criminal, Federal and State authorities; to file and withdraw criminal complaints; to cause the Company to assist Mexico’s Attorney General in those proceedings and to grant pardons.

(d) To draw, make, endorse and guarantee (“avalar”) negotiable instruments on behalf of the Company, to issue securities secured with real property or unsecured, to cause the Company to be jointly and severally liable, to give guarantees (“avales”), bonds, or any other

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guarantee of payment with respect to any obligations contracted or securities issued or accepted by third parties, to donate or contribute the Company’s personal and real property to other companies, to subscribe shares of Capital Stock as well as acquire interests in other companies, and in general to conclude acts, enter into contracts and carry out other transactions which may be necessary, conducive, complementary or connected to the Company’s main business purpose.

(e) To appoint the Officers and Managers deemed necessary.

(f) To approve the internal policies applicable to the Company.

(g) To grant and revoke powers of attorney as it deems necessary, with or without the power of delegation, within the authority granted to the Board of Directors by these By-Laws.

(h) To determine the manner in which the shares owned by the Company shall be voted at Ordinary and Extraordinary Shareholders’ Meetings of any controlled company.

(i) To implement the resolutions taken at General Shareholders’ Meetings and, in general, to carry out all the acts and transactions necessary or convenient for the business purposes of the Company, except for those acts expressly reserved by law and these By-Laws to the Shareholders’ Meetings.

The shareholders or the Board of Directors of the Company shall (by valid action at a General Shareholders’ Meeting or by action of the Board of Directors, in either case in accordance with these By-Laws) be entitled to reserve exclusively unto themselves all or any portion of their powers provided for herein or by applicable law, on such terms and subject to such conditions as they may specify, acting as aforesaid, from time to time.

ARTICLE 26: The surveillance of the Company shall be entrusted to two Proprietary Examiners and two Alternate Examiners designated at the Ordinary Shareholders

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Meetings. The Examiners shall perform their duties for one year with the understanding that they will continue to carry out these duties until the successors appointed to replace them take possession of their charges.

CHAPTER V

FISCAL YEAR, FINANCIAL STATEMENTS, AND DISTRIBUTION OF PROFIT AND LOSS

ARTICLE 27: The fiscal year of the Company shall be 12 (twelve) months, beginning on January 1 and ending on December 31 of the same year.

ARTICLE 28: Annual profits, after payment of Income Tax (“Impuesto Sobre la Renta”), workers’ profit sharing and any other items that must be deducted or separated in accordance with Mexican law, shall be applied as follows:

(a) A minimum of 5% shall be set aside to constitute the legal reserve fund until it reaches at least 20% (twenty percent) of the Company’s Capital Stock;

(b) The remainder may be distributed as dividends among the shareholders proportionally to the number of shares held by them or, if resolved by the Shareholders’ Meeting, it shall be totally or partially allocated in provision funds, reinvestment reserve funds, special funds or any other funds the meeting may determine.

ARTICLE 29: The founders do not reserve any special participation in the Company’s profits.

ARTICLE 30: Losses, if any, shall be divided among shareholders pro rata according to the number of shares held but shall not exceed the shares’ face value.

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CHAPTER VI

DISSOLUTION AND LIQUIDATION

ARTICLE 31: The Company shall be dissolved in the cases referred to in points II, III, IV and V of Article 229 of the General Law of Commercial Companies or, if the Extraordinary Shareholders’ Meeting so determines, in accordance with the terms of Article 18 of these By-Laws.

ARTICLE 32: Once the Company is dissolved, the Extraordinary Shareholders’ Meeting, voting as set forth in Article 18, shall designate a Liquidator, fixing a term for the carrying out of his duties and the compensation that shall be paid to him.

ARTICLE 33: The Liquidator shall carry out the liquidation of the Company pursuant to the resolutions of the General Shareholders’ Meeting, and in the absence thereof, in accordance with the following:

(a) The Liquidator shall conclude the Company’s business in the manner he deems most appropriate, collecting receivables, paying debts and selling the Company’s property required therefor.

(b) The Liquidator shall prepare the Liquidation Financial Statements and shall submit them for the approval of a duly called General Shareholders’ Meeting.

(c) The Liquidator shall distribute among the shareholders the remaining assets as per the Financial Statements approved by the General Shareholders’ Meeting, in accordance with law and these By-Laws and against the delivery and cancellation of the corresponding share certificates.

ARTICLE 34: During the liquidation period, the Ordinary or Extraordinary Shareholders’ Meeting shall meet in accordance with the terms set forth in Article III of those

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By-Laws, and the Liquidator shall perform the same functions the Board of Directors had during the normal course of the Company’s business.

ARTICLE 35: During liquidation and with respect to the Liquidator, the Examiner shall perform the same duties attributed to them in the normal course of business regarding supervision of the Board of Directors’ acts.

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EXHIBIT E

[Transfer Agency Agreement]

SERVICE AGREEMENT entered between COCA-COLA FEMSA, S.A. DE C.V., herein represented by _______________________________, which shall be hereinafter referred to as “THE COMPANY”, and BANCA SERFIN, S.A., Banking Institution, Serfin Financing Group, herein represented by its Trustee Representative JAIME CESAR ANCER TIJERINA, hereinafter referred to as “THE TRANSFER AGENT”, in accordance with the following:

R E C I T A L S

I. THE COMPANY through its representative states the following:

a) That it is a Commercial Company (“Sociedad Anónima de Capital Variable”), of Mexican Nationality, with Federal Taxpayer’s Registry No. FRE-911030-425, incorporated by Public Deed No. 11,373, dated October 30, 1991, granted before the Notary Public No. 12, and registered under No. 2916, Page 171, Volume 365, Book 3, Second Aux., Deeds of Commercial Entities, in the Public Registry of Property and Commerce of Monterrey, N.L., on November 22, 1991.

b) That its representative executing this Agreement has the authority to bind THE COMPANY to the provisions hereof.

c) That THE COMPANY desires to enter into this Agreement in order to have BANCA SERFIN, S.A. through its Trustee Department to keep custody and carry out the corresponding entries in the registry of the shares representing the capital stock of THE COMPANY (hereinafter, “THE SHARES”), in accordance with the provisions of articles 128 and 129, of the General Law of Commercial Entities, as well as in accordance with the By-Laws of THE COMPANY and subject to the provisions of this Agreement.

d) That the By-laws of THE COMPANY (hereinafter “The By-laws”), provide in Article 17 thereof that the registry of THE SHARES shall be maintained by THE TRANSFER AGENT or any other trust institution that the Board of Directors of THE COMPANY may select. A copy of the By-laws is attached hereto as Exhibit “A”.

II. BANCA SERFIN, S.A. through its Trustee Representative states the following:

a) That it is a Commercial Company (“Sociedad Anónima”) according to the transformation decree published in the Official Gazette on January 16, 1992, being authorized to operate as a Banking Institution under the terms of the Transitory Articles Eighth and Thirteenth of the Law of Credit Institutions.

b) That the appointment of the Trustee Representative is evidenced by the Public Deed No. 29,088 dated April 17, 1990, granted before the Notary Public No. 105, and registered under No. 2047, Volume 193/41, Book 4, Third Aux., Deeds and diverse contracts, in the Public Registry of Property and Commerce of Monterrey, N.L.

c) That THE TRANSFER AGENT has the capability and interest to grant the services consisting of keeping custody of and carrying out the corresponding entries on the registry of THE SHARES, in connection with changes of the ownership thereof occurring from the date hereof, in accordance with the applicable regulations, the By-Laws, and according to this Agreement.

III. Each of the parties hereto mutually acknowledges the powers and authority of the other party entering this Agreement, since they have been vested with sufficient authority to execute and deliver it, the same having not been limited or revoked.

Therefore the parties hereto agree to bind themselves by the following:

C L A U S E S

FIRST: PURPOSE OF THE AGREEMENT. THE TRANSFER AGENT shall grant services to THE COMPANY consisting in keeping custody of the registry of THE SHARES and to carry out entries on such registry in connection with ownership changes of THE SHARES, occurring from the date hereof, in accordance with the applicable regulations on the subject matter, the By-laws and the provisions of this Agreement. To that end, THE COMPANY through the Secretary of its Board of Directors, as delegate of the same, delivers simultaneously herewith the book containing the registry of THE SHARES (hereinafter, the “Registry Book”) which bears all authorized transfers to this date, from which is inferred the shareholding of THE SHARES described on Exhibit “B” attached hereto.

THE TRANSFER AGENT simultaneously herewith receives the Registry Book, under the assumption that the entries thereon recorded up to this date are true and correct, and consequently in no way shall THE TRANSFER AGENT be held responsible therefor.

SECOND: SCOPE OF SERVICES. THE TRANSFER AGENT by this Agreement is committed to keep custody of the Registry Book and shall be responsible to cause all related entries therein to be made properly, in conformity with articles 128 and 129 of the General Law of Commercial Entities, and in accordance with the By-laws of THE COMPANY and this Agreement. According to the foregoing, THE TRANSFER AGENT shall verify and shall at all time be responsible to:

1. Record the name, nationality and address of the shareholders of THE COMPANY and, additionally in the case of the Series “A” and Series “D” shareholders only, their telephone and telefax numbers.

2. Specify the shareholding of THE SHARES, determining the ones pertaining to each shareholder, indicating the provisional or definite certificate number, as the case may be, the amount thereof covered by such documents, as well as indicating the class, series and issuance date.

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3. Subject to the notices that THE TRANSFER AGENT shall receive as provided in Article 15 of the By-laws and in Clauses THIRD and FOURTH hereof, record the date and form of transfer of the shares, registering the name, nationality, address, telephone and telefax numbers of the new holder of the shares; as well as record the liens and other rights granted to third parties in the Series “A” and Series “D” shares, as provided on paragraph 2 of Clause FOURTH.

4. Issue certifications of the entries in the Registry Book to shareholders, whether directly or through the Secretary of the Board of Directors of THE COMPANY, under the circumstances contemplated by Article 22 of the By-laws.

5. Replace the Registry Book for a new one once the space in the Registry Book herein delivered has been depleted, using in any case a book with numbered pages.

6. Keep strictly secret the contents of the Registry Book, not being allowed to release such information unless the request is made through the Secretary of the Board of THE COMPANY.

7. Provide directly the services hereunder, not being allowed to delegate such services to other persons or institutions, provided that if it may be deemed necessary, with the prior written authorization of THE COMPANY, THE TRANSFER AGENT may seek support with specialists or firms, provided, further, that in no event shall the seeking of such support or any such authorization relieve THE TRANSFER AGENT of any responsibility hereunder.

THIRD: NOTICES. In case any of the Series “A” and Series “D” shareholders proposes to sell or otherwise transfer (the “Transferring Shareholder”) its shares (the “Subject Shares”), all notices that it shall provide in order to evidence compliance with the procedures established in Article 15 of the By-laws shall be made, substantially in the appropriate form attached hereto as part of Exhibit “C”, which may be sent by telefax, and which shall be sent to the persons specified in such forms; provided that all such notices of proposed transfer (other than notices in respect of proposed transfers made in compliance with Article 15(g) of the By-Laws) shall be given so as to provide not less than 90 days from the date of receipt thereof to the proposed transfer date.

THE TRANSFER AGENT shall require confirmation of receipt of the aforementioned notices by the persons specified in such forms.

Shareholders that are granted an option pursuant to Article 15 of the By-laws with respect to a proposed transfer (the “Option Shareholders”), shall, through the Chairman of the Board of Directors (in the case the Subject Shares are Series “D” shares) or the designated representative of the Directors appointed by the Series “D” shareholders (in the case the Subject Shares are Series “A” shares), notify THE TRANSFER AGENT if they elect to exercise their option to purchase the Subject Shares, specifying any designated persons who will purchase Subject Shares on behalf of any of them, such notice to be made substantially in the form attached hereto as Exhibit “C-2” or Exhibit “C-8,” as appropriate.

Likewise, in any case THE TRANSFER AGENT carries out a change of ownership of Series “A” or Series “D” shares in the Registry Book, THE TRANSFER AGENT shall confirm

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so in writing to the Chairman of the Board of Directors through its Secretary and to the Series “A” shareholders when the selling Shares are Series “D” shares and when the Selling Shares are Series “A” shares, to the Series “D” shareholders and to the designated representative of the Directors appointed by Series “D” shareholders.

FOURTH: ENTRIES OF OWNERSHIP CHANGES OF AND LIENS ON THE SHARES ON THE REGISTRY BOOK. THE TRANSFER AGENT shall proceed to make changes in the Registry Book of THE COMPANY subject to the full compliance with the following:

1. In the case of Series “A” shares and Series “D” shares:

a) THE TRANSFER AGENT shall verify that the Transferring Shareholder has duly given the requisite notices referred to in Clause THIRD of this Agreement.

b) Upon receipt of a notice of final transfer or consummation of transfer of the Subject Shares in the appropriate form attached hereto as part of Exhibit “C” (including any documents referred to in any such notice), THE TRANSFER AGENT shall make entries in the Registry Book changing the ownership of the Subject Shares as specified in such notice; provided, however, that no such entry shall be made with respect to a notice in the form of Exhibit “C-3” if the date specified in such notice as the date of consummation of the sale of the Subject Shares is less than 90 days after the date of the related notice in the form of Exhibit “C-1”. Should THE TRANSFER AGENT deem it convenient it may verify the content of such notices with the person giving any such notice.

c) Except as provided in Subparagraph (d) below, in case THE TRANSFER AGENT does not receive an appropriate notice in accordance with Clause THIRD of this Agreement, it shall abstain from making any change in the Registry Book until it considers that the procedure preceding an ownership change on the Registry Book has been accomplished in conformity with the above provisions.

d) THE TRANSFER AGENT is authorized to enter changes in the ownership of the Series “A” or “D” shares in the Registry Book, without verifying the compliance of the terms of Article 15 of the By-laws, provided that a document is executed and delivered by all the Series “A” and “D” shareholders granting their consent to such ownership change.

2. Upon receipt of a notice of the proposed granting of a pledge in the form attached hereto as part of Exhibit “C-4” (including any documents referred to in such notice), THE TRANSFER AGENT shall notify the Series “A” or Series “D” shareholder giving such notice of receipt of such notice (and the documents referred to in such notice). Upon receipt of a notice from such shareholder of the consummation of the granting of such pledge, THE TRANSFER AGENT shall make the appropriate entries with regard to the granting of such pledge. No change of ownership with respect to Series “A’” or Series “D” shares subject to such pledge shall be effected without compliance with Paragraph 1 of this Clause Fourth.

3. With respect to ownership changes of Series “B” or “L” shares, THE TRANSFER AGENT shall only proceed to enter them in the Record Book following a notice sent by the Secretary of the Board of Directors of THE COMPANY requiring such change. If a request of

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transfer is received directly from the new holder of Series “B” or “L” shares, it shall so inform the Secretary of the Board of Directors of THE COMPANY requesting such authorization.

4. THE TRANSFER AGENT with the assistance of THE COMPANY shall verify the compliance with applicable tax obligations in connection with the transfer of THE SHARES.

5. THE TRANSFER AGENT shall make all transfer entries on the Registry Book no later than three business days following compliance, in THE TRANSFER AGENT’s own judgment, of the corresponding terms of the provisions of Article 15 of the By-laws and Clauses THIRD and FOURTH of this Agreement.

6. Any ownership change of THE SHARES derived from increases or reductions in the capital stock of THE COMPANY shall be advised by the Secretary of the Board who shall furnish to THE TRANSFER AGENT in writing all relevant information in order to authorize the corresponding changes in the Registry Book.

7. Notwithstanding the provisions under Clause THIRD and in the preceding paragraph of this Clause FOURTH, THE TRANSFER AGENT is entitled, in case of any doubt with regard to the legitimacy or rightfulness of any request for ownership change of THE SHARES, to require the Board of Directors of THE COMPANY to resolve over the legitimacy or rightfulness of such request and to instruct THE TRANSFER AGENT to proceed according to such resolution.

FIFTH: COVENANTS OF THE COMPANY. THE COMPANY shall comply with the following obligations:

1. Inform THE TRANSFER AGENT, through the Secretary of the Board, with respect to any notice received by the Chairman of the Board of Directors from any Transferring Shareholder with regard to a proposed transfer of Series “A” or Series “D” shares according to Article 15 of the By-Laws, within the three business days following receipt thereof.

2. In case of receipt of any notice of change of record ownership on Series “B” or Series “L” shares, THE COMPANY through the Secretary of the Board shall notify in writing to THE TRANSFER AGENT, not later than three business days following receipt of the notice of transfer of such shares.

3. Inform THE TRANSFER AGENT, through the Secretary of the Board of Directors, of the notice of any shareholder proposing to grant a pledge on its shares, not later than three business days following receipt thereof.

4. Keep THE TRANSFER AGENT informed of the identity of the Chairman, Vice Chairman, Secretary and Alternate Secretary of the Board of Directors of THE COMPANY, and of the designated representative of the Directors appointed by the Series “D” shareholders referred to in Article 15 of the By-Laws and in Clause THIRD hereof, as well as informed of any amendment to the By-laws affecting in any way the provisions of this Agreement.

5. Assure the compliance with tax obligations in effect, applicable in connection with the transfer of THE SHARES.

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6. Keep THE TRANSFER AGENT informed of any change of the shareholding of THE SHARES resulting from increases or reductions in the capital stock of THE COMPANY.

7. Hold and save THE TRANSFER AGENT harmless and released from any liability, when acting in conformity with the information and documentation that have to be furnished in accordance with this Agreement and the By-laws of THE COMPANY, as well as from losses and damages that it may suffer from acts or omissions incurred in performing the services specified herein and in the By-laws; provided, however, that in no case shall THE COMPANY be responsible to hold and save THE TRANSFER AGENT harmless and released from liabilities, losses or damages resulting from its bad faith, gross negligence or willful misconduct.

SIXTH: INFORMATION. THE COMPANY shall provide all the information and documentation that may be required by THE TRANSFER AGENT in order to efficiently carry out the services it is responsible for. In that regard, is agreed that THE COMPANY shall have a period of no more than five business days to provide the information and documentation requested by THE TRANSFER AGENT.

Likewise, THE TRANSFER AGENT may request from THE COMPANY all such information and documentation that it may require in order to make changes in the Registry Book of THE SHARES in accordance with the provisions of this Agreement and the By-laws of THE COMPANY.

Furthermore, THE TRANSFER AGENT shall provide any information that THE COMPANY may request through the Secretary of the Board of Directors and shall issue a duly signed report during the first 15 days of January, April, July and October of each year with respect to the entries made during the immediately preceding three calendar month term. This report shall be sent to the secretary of the Company’s board of directors and to the designated representative of the Series “D” shareholders.

SEVENTH: CONSIDERATION. The parties hereof agree that THE TRANSFER AGENT shall be paid by THE COMPANY as fees the amounts mentioned herein below.

a) For the acceptance of performance of the services herein provided, the amount of NP$10,000, payable only once, simultaneously with the execution hereof,

b) For the performance of such services, it shall be charged quarterly in arrears the amount of NP$25,000, provided that such amount shall be revised annually to adjust it in proportion to the inflation index published by Banco de Mexico.

c) It is understood that THE TRANSFER AGENT shall be entitled to charge any Value Added Tax accrued as a result of its services hereunder to THE COMPANY.

d) Likewise, it is agreed that all expenses incurred by THE TRANSFER AGENT in relation with the performance of the services and its obligations hereunder shall be on account of THE COMPANY.

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EIGHTH: TERM. This Agreement shall be for an undetermined term, being understood that any party hereof may terminate this Agreement by a 60 day previous written notice; provided however, that no termination notice on the part of THE TRANSFER AGENT shall become effective until THE COMPANY has appointed a substitute therefor.

NlNTH: DOMICILES. Both parties designate as their addresses to receive notices, communications and summons and in general for anything related to this Agreement, as follows:

THE COMPANY	Ave Cuauhtemoc 400 sur Monterrey, N.L., 64000 phone 42 59 43 fax 45 47 69 Attn: Secretary of the Board of Directors

THE TRANSFER AGENT	Ave. Morelos 133 ote., 8°p. Monterrey, N.L., 64000 phone 42 59 43 fax 45 47 69 Attn: Trustee Representative

In addition, the Transfer Agent is hereby advised that, unless otherwise informed, the authorized representative of the Series “D” shareholders is Mr. Jack Stahl, and that his address is One Coca-Cola Plaza, Atlanta, GA 30313, U.S.A., telephone number (404) 676-2121 and telecopier number (404) 676-8683.

TENTH: JURISDICTION. The parties hereof submit themselves to the jurisdiction of the competent Courts sitting in Monterrey, Nuevo Leon, for the adjudication of any controversy that may arise in connection with the construction, performance or execution of the agreements hereof, waiving the right to any other venue that may correspond to them for reasons of their present or future domicile, or for any other circumstance.

In witness whereof, having read this Agreement and acknowledging the extent thereof, the parties hereof execute this Agreement before the undersigned witnesses, in the city of Monterrey, N.L. the 21st day of June, 1993.

“THE COMPANY”	“THE TRANSFER AGENT”

WITNESS	WITNESS

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EXHIBIT A

FEMSA REFRESCOS, S.A. DE C.V.

BY-LAWS

CHAPTER I

NAME, PURPOSE, DURATION, LEGAL RESIDENCE
AND NATIONALITY OF THE COMPANY

ARTICLE 1: The Company is called “FEMSA REFRESCOS” followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” (Variable Stock Corporation), or by the abbreviation “S.A. DE C.V.”

ARTICLE 2: The purposes of the Company shall be:

(a) To establish, promote and organize commercial or civil companies of any type, as well as to acquire and possess shares or participations in them;

(b) To acquire, possess and sell bonds, shares, participations and securities of any type, participate in the borrowing and lending of securities, enter into partnerships, companies and joint ventures and, in general, to carry out all types of active and passive transactions involving said securities;

(c) To provide or receive advisory, consulting or other types of services in industrial, commercial, financial, legal and tax matters and in any other area related to the promotion, administration and management of companies;

(d) To acquire, build, manufacture, import, export, dispose of and, in general, conduct business with all types of machinery, equipment, raw materials and any other items necessary to the companies in which it has an interest or with which it has commercial relations;

(e) To request, obtain, register, buy, least, sell or in any other way dispose of and acquire trademarks, commercial names, copyrights, patents, inventions, franchises, distributions, concessions and processes;

(f) To acquire, build, lease and, under any other title possess and operate, the real and personal property required by or necessary for its purpose, as well as to install or, under any other title operate, plants, workshops, warehouses, stores, storage facilities or depositories; to subscribe or buy and sell stocks, bonds and securities as well as to undertake any other transactions which may be necessary or conducive to the main business purpose; and

(g) To draw, accept, make, endorse or guarantee (“avalar”) negotiable instruments, issue bonds secured with real property or unsecured, and to make the company jointly and severally liable, as well as to grant security of any type with regard to the obligations entered into by the Company or by third parties, and in general, to perform such acts, enter into such contracts and carry out such other transactions as may be necessary or conducive to the business purpose of the Company.

ARTICLE 3: The Company shall have a duration of 99 (ninety-nine) years, beginning as of the date the Company is incorporated.

ARTICLE 4: The legal domicile of the Company is México, D.F., and the Company may establish agencies, offices or branches in other places in the Republic or abroad.

ARTICLE 5: Any foreigner who, at the time of incorporation or at any subsequent time, acquires a corporate interest or participation in the Company, will be considered by that fact alone as Mexican with respect to such interest or participation, and it is understood that he agrees not to invoke the protection of his government, under the penalty, in

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case of failure to comply with this agreement, of forfeiting said interest or participation to the benefit of the Mexican Nation.

CHAPTER II

CAPITAL STOCK AND SHARES

ARTICLE 6: (a) The Company is a variable capital corporation. The minimum fixed Capital Stock not subject to withdrawal is equal to N$633,250,000 new pesos, national currency, of which the amount of N$475,000,000 is fully paid and subscribed. The variable Capital Stock shall not exceed ten times the amount of the minimum fixed Capital Stock.

(b) At least 75% of the Capital Stock will be represented by ordinary shares, each with a par value of N$l.00 one new peso, national currency. These shares will be divided into three Series: Series “A” ordinary shares with restricted transferability, Series “D” ordinary shares with restricted transferability, and series “B” ordinary shares of free transferability. The Capital Stock will also be represented by not more than 25% of Series “L” shares with limited voting rights, free transferability and a par value per share of N$1.00 one new peso, national currency.

(c) The Series “A” shares shall constitute at all times no less than 51% of the Capital Stock represented by ordinary shares and shall be subscribed to and held only by Mexican investors. The Series “D” shares shall constitute at all times no less than 25% of the Capital Stock represented by ordinary shares and shall be freely subscribable. The Series “B” shares shall be freely subscribable and shall, together with the Series “D” shares, not exceed 49% of the Capital Stock represented by ordinary shares. The Series “L” shares shall, at all times subsequent to the authorization of the National Securities Commission and the Foreign Investment Commission of Mexico, not be counted for purposes of determining the amount and percentage of foreign participation in the Capital Stock of the Company.

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(d) The Series “A” and the Series “D” shares shall be shares with restricted transferability, and as such, shall be subject to the restriction, set forth in Article 15 hereto and verification by the Company’s Transfer Agent referred to in Article 17 hereof for their transfer to be effective.

(e) Within their respective Series, the shares give their holders the same rights and subject their holders to the same obligations.

(f) The certificates representing the shares shall bear the manual signatures of two Directors and, from and after the initial appointment of Series “D” Directors, shall bear the manual signature of one Series “A” and one Series “D” Proprietary Director.

(g) The Series “L” shares shall only have voting rights as to those limited matters described in these By-Laws and specified in the corresponding share certificates. Such limited matters are as follows: changes in the legal form of the Company, other than changes from Sociedad Anónima de Capital Variable to Sociedad Anónima and vice versa; merger with another corporation, in the capacity of merged corporation, or merger with another corporation in the capacity of merging corporation, when the principal corporate purposes of the merged corporation are not related to or connected with those of the Company or its subsidiaries; and the cancellation of the registration of the shares issued by the company with the special section or securities section of the National Registry of Securities and brokers or with other foreign stock exchanges in which the shares may be listed.

(h) It is understood and agreed by the holders of Series “L” shares that under no circumstances will such holders have the right to determine the management of the Company, its investments, increases or reductions of Capital Stock, the issuance or amortization of the shares representing the Capital Stock, changes in these By-Laws or the dissolution or liquidation

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of the Company, or have any rights other then those expressly granted pursuant to paragraph (g) of this Article 6; provided, however, that the holders of Series “L” shares shall, pursuant to Article 25 hereof, have the right to designate 1 Proprietary Director and 1 Alternate Director.

ARTICLE 7: The Company shall be able to issue limited voting shares, described herein as Series “L” shares, which, with the prior authorization of the National Securities Commission and the Foreign Investment Commission of Mexico, will be considered issued under the terms of Part III of Article 14b is of the Stock Exchange Law. Article 198 of the General Law of Commercial Companies shall not apply to such shares, and such shares shall be subject to other limitations on corporate rights as specified herein.

ARTICLE 8: Any increase or reduction of the fixed portion of the Capital Stock, any changes to the authorized Capital Stock and any consequent amendment of clause three of the escritura constitutiva and Article 6 of these By-Laws shall be accomplished pursuant to a resolution adopted at an Extraordinary Shareholders’ Meeting in accordance with the terms of Article 23 hereof.

ARTICLE 9: Any increase or reduction of the variable portion of the Capital Stock, within the maximum amount authorized, shall (except when the shareholders exercise their right of redemption pursuant to Article 11 hereof) be accomplished pursuant to a resolution adopted at an Ordinary Shareholders’ Meeting in accordance with the terms of Article 23 hereof.

ARTICLE 10: The variable portion of the Capital Stock may be increased, as and when approved at an Ordinary Shareholders’ Meeting, through the issuance of new shares or the offering of treasury shares (shares that are authorized, issued and unsubscribed shall be referred to herein as “Treasury Shares”) held for this purpose, provided that the shareholders

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shall have preemptive rights to subscribe such shares. The exercise of this right shall be carried out pursuant to the terms of Article 132 of the General Law of Commercial Companies.

ARTICLE 11: (a) Subject to the provisions of this Article 11 and applicable law, the variable portion of the Capital stock may be reduced, among other means, through the partial or full redemption of shares by the Company at the request of any shareholder, provided that prior notice of such intention to have their shares redeemed is given to the Company, which notice, (i) if received before the last quarter of the fiscal year, shall become effective, as of the end of the fiscal year in question, or (ii) if received during the last quarter of the fiscal year, shall become effective as of the end of the following fiscal year. Notwithstanding the foregoing, the shareholders may not exercise their right of redemption if such redemption affects the fixed portion of the Capital Stock not subject to redemption or the percentages established in Article 6 of these By-Laws.

(b) Should the Company receive redemption requests that would cause a reduction below the minimum of the Capital Stock of the Company or of the percentages established in Article 6 hereof, the Company shall only redeem such shares which would not cause a reduction in the Capital Stock below the minimum required or affect the percentages established in Article 6 hereof; such redemption shall be made with respect to each requesting shareholder in the order in which such request was received.

(c) Should the Company receive simultaneous redemption requests that would cause a reduction below the minimum of the Capital Stock of the Company or of the percentages established in Article 6 hereof, the Company shall only redeem such shares which would not cause a reduction in the Capital Stock below the minimum required or affect the percentages established in Article 6 hereof; such redemption shall be made with respect to each requesting

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shareholder on a pro-rata basis as to the number of shares for which redemption was simultaneously requested.

(d) The procedure for the exercise of the right of redemption by shareholders of the variable portion of the Capital Stock shall, in addition to complying with the provisions of Articles 220 and 221 of the General Law of Commercial Companies, conform to the requirement that such redemption shall be at the lower of the following amounts: 95% (ninety-five percent) of the quoted stock market price on the Mexican Stock Exchange (“Bolsa de Valores”), calculated based on the average of the closing prices for the thirty trading days prior to the date such redemption is effected, or the full book value of the shares in accordance with the year-end financial statements for the fiscal year in which the redemption is effected, as previously approved at the Ordinary Shareholders’ Meeting.

(e) The redemption amount shall be due and payable as of the day following the Ordinary Shareholders’ Meeting at which the Company’s audited financial statements for the fiscal year at the end of which the redemption is effected are approved.

ARTICLE 12: Following a resolution of the Board of Directors, the Company, under the terms of Article 14b is, Part I of the Stock Exchange Law and the general regulations issued by the National Securities Commission, shall be able to temporarily acquire shares representing its Capital Stock through the Mexican Stock Exchange at current market prices; provided, however, that such repurchase is charged to the net profits reserve account, which shall be denominated “Reserve for Repurchase of Shares”. This reserve if such is the case will be replenished with the proceeds of any resale of the shares repurchased. During such time as the shares belong to the Company, the Company shall not exercise the corporate rights that such shares confer and such shares will be registered in a special asset account, denominated “Owned

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Shares”, which will be used to record the losses and profits from their subsequent transfer through the Stock Exchange.

ARTICLE 13: All increases or reductions of the Capital Stock shall be recorded by the Company in a Registry Book kept for such purpose.

ARTICLE 14: The Company may redeem part of its shares by using distributable profits according to the following rules:

(a) The redemption must be resolved by an Extraordinary Shareholders’ Meeting.

(b) Only fully paid shares may be redeemed.

(c) The shares to be redeemed shall be acquired pursuant to the rules set forth in Article 135 of the General Law of Commercial Companies.

(d) The certificates representing redeemed shares shall be cancelled.

ARTICLE 15: (a) No sale, transfer, assignment, pledge or other disposition (any of the foregoing being hereinafter referred to as a “Transfer”) of Series “A” shares or Series “D” shares will be valid if it is not carried out in accordance with the following procedures, unless all the holders of the Series “A” and “D” shares give their prior written approval.

(b) Any shareholder that wishes to sell Series “A”’ or “D” shares (the “Selling Shareholder”) shall communicate such intention in writing to the Series “A” shareholders (if the shares to be sold are Series “D” shares) or the Series “D” shareholders (if the shares to be sold are Series “A” shares) (the shareholders required to receive such notice being hereafter referred to as “Offeree Shareholders”) and to the Chairman of the Board of Directors, the designated representative of the Series D Directors and the Transfer Agent 90 days prior to such proposed sale, which writing shall communicate the intention to sell such shares, the number of shares

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intended to be sold, the name of the proposed purchaser, the proposed price, which must be payable entirely in cash (the “First Refusal Price”), as well as any other terms in connection with the proposed sale.

(c) During said period of 90 days, the Offeree Shareholders, each of whom shall be bound by the decision of Offeree Shareholders holding a majority of the Series “A” or Series “D” shares, as the case may he, will have an option to purchase all (but not less than all) of the shares offered at the First Refusal Price, to be paid in cash and on the same terms offered to the proposed purchaser, provided that, in the event such option is exercised, any Offeree Shareholder so required to purchase shares may designate any other person or persons on its behalf to acquire such shares and provided that the Offeree Shareholders give prior written notice of the exercise of such option to the Chairman of the Board of Directors, the designated representative of the Directors appointed by the Series “D” shareholders and the Transfer Agent. In the event such option is exercised, (i) if the shares to be acquired pursuant to such option are Series “A” shares, each Offeree Shareholder shall be required to acquire such shares in the proportion its Series “D” shares bear to all issued, subscribed and paid Series “D” shares, (ii) if the shares to be acquired pursuant to such option are Series “D” shares, each Offeree Shareholder shall be required to acquire such shares in the proportion its Series “A” shares bear to all issued, subscribed and paid Series “A” shares and (iii) the Selling Shareholder and each of the Offeree Shareholders (or any designee of such Offeree Shareholder) shall consummate the transactions implied by the exercise of such option within 10 business days after the date on which such option is exercised.

(d) In case the Offeree Shareholders do not exercise the aforementioned purchase option, the Selling Shareholder will have 90 days beginning on the earlier of (i) the date

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on which the 90 day period referred to in the immediately preceding paragraph ends and (ii) the date on which the Selling Shareholder receives written notice from the Offeree Shareholders of their desire not to exercise their option, to consummate the proposed sale, in its entirety, at a price not less than the First Refusal Price and on terms no less favorable to the Selling Shareholder than those offered to the Offeree Shareholders.

(e) At any time when any shares of the Company’s Capital Stock are listed for public trading on the Mexican Stock Exchange (“Bolsa de Valores”), any holder shall be entitled to sell Series “A” or Series “D” shares through a public offering on such Exchange, provided that it complies with the terms of paragraphs (b) through (e) of this Article 15, except that the Selling Shareholder need not provide the Offeree Shareholders with the names of the proposed purchasers.

(f) Should any Series “A” or “D” shareholder propose to pledge its shares to a financial or credit institution (the “Pledges”), such shareholder (the “Pledgor”) shall deliver to the Chairman of the Board of Directors, the designated representative, of the Series D Directors and the Transfer Agent, prior to the execution of such pledge, a written agreement in which the Pledges agrees (i) to notify the Chairman of the Board of Directors of the Company and the designated representative or the Series D Directors of any default under the pledge, (ii) to comply with all the procedures set forth in paragraphs (b) through (d) and any other applicable provisions of this Article 15 prior to any foreclosure of the pledged shares and (iii) to irrevocably waive any right of self adjudicating the shares, even with the written consent of the shareholder that granted the pledge, until it has fully complied with such restrictions and procedures, and (iv) that the Pledgor shall be entitled to vote the pledged shares so long as it is the registered holder thereof. In the event of such a foreclosure, the First Refusal Price shall be determined by an

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auction or, if such auction is not required by law and the transfer is to be carried out in a different manner, such First Refusal Price will be equivalent to the “Fair Market Value” of such shares, as determined pursuant to paragraph (1) of this Article 15.

(g) Notwithstanding the foregoing, (i) any shareholder (a “Subscription Shareholder”) that acquired Series “A” or Series “D” shares by subscription (or that acquired Series “A” or Series “D” shares in connection with a recapitalization in exchange for shares of the Company it acquired by subscription) may Transfer any such shares to a company in which it owns, directly or indirectly, more than 50% of the outstanding shares of the capital stock with voting power (with respect to such Subscription Shareholder, a “Subscription Subsidiary”), and (ii) any Subscription Subsidiary may Transfer any such shares to such Subscription Shareholder or any other Subscription Subsidiary of such Subscription Shareholder, provided that in each case the Transferor shall give prior written notice to the Chairman of the Board, the designated representative of the Directors appointed by the Series “D” shareholders and the Transfer Agent.

(h) Any shareholder that wishes to Transfer Series “A” or “D” shares in any manner whatsoever except as permitted by paragraphs (b) through (g) hereof (the “FMV Shares”) shall communicate such intention in writing to the Series “A” shareholders (if the FMV Shares are Series “D” shares) or the Series “D” shareholders (if the FMV Shares are Series “A” shares) (the shareholders required to receive such notice being hereafter referred to as the “FMV Offeree Shareholders”) and to the Chairman of the Board of Directors, the designated representative of the Series D Directors and the Transfer Agent, which writing shall communicate the intention to Transfer the FMV Shares, the number of FMV Shares, the name of the proposed transferee and a detailed description of the proposed Transfer and the terms thereof, including any compensation to be paid.

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(i) For a period of 90 days following delivery of such notice, FMV Offeree Shareholders holding a majority of the Series “A” or Series “D” shares, as the case may be, shall be entitled to demand a determination of Fair Market Value of the FMV Shares by delivering a notice in writing to the proposed transferor and to the Chairman of the Board of Directors, the designated representative of the Series D Directors and the Transfer Agent. If such a demand is so delivered, the FMV Offeree Shareholders, each of whom shall be bound by the decision of FMV Offeree Shareholders holding a majority of the Series “A” or Series “D” shares, as the case may be, and the proposed transferor shall proceed as rapidly as practicable to determine the Fair Market Value of the FMV Shares.

(j) The FMV Offeree Shareholders, each of whom shall be bound by the decision of FMV Offeree Shareholders holding a majority or the Series “A” or Series “D” shares, as the case may be, shall have an option to purchase all (but not less than all) of the FMV Shares at a price equal to their Fair Market Value within 90 days following the determination thereof, provided that, in the event such option is exercised, any FMV Offeree Shareholder so required to purchase shares may designate any other person or persons on its behalf to acquire such FMV Shares. In the event such option is exercised, (i) if the FMV Shares are Series “A” shares, each FMV Offeree Shareholder shall be required to acquire such FMV Shares in the proportion its Series “D” shares bear to all issued, subscribed and paid Series “D” shares, (ii) if the FMV Shares are Series “D” shares, each Offeree Shareholder shall be required to acquire such FMV Shares in the proportion its Series “A” shares bear to all issued, subscribed and paid Series “A” shares and (iii) the proposed transferor and each of the FMV Offeree Shareholders (or any designee of such FMV Offeree Shareholder) shall consummate the transactions implied by the exercise of such option within 10 business days after the date on which such option is exercised.

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(k) In case the FMV Offeree Shareholders do not exercise the aforementioned purchase option, the proposed transferor will have 90 days beginning on the earlier of (i) the date on which the 90 day option period referred to in the immediately preceding paragraph ends and (ii) the date on which the proposed transferor receives written notice from the FMV Offerse Shareholders of their desire not to exercise their option, to consummate the proposed Transfer, in its entirety, on the terms specified in the notice referred to in paragraph (h) of this Article 15.

(l) As used in this Article 15, the “Fair Market Value” of the Company’s shares shall mean an amount equal to the “Company Value”, as defined below, multiplied by a fraction, the numerator of which is the number of the Company’s shares that are being valued, and the denominator of which is the total number of issued, subscribed and paid shares as of the valuation date. As used in this Article 15, the term “Company Value” shall mean the amount in New Pesos that, as of the date of such valuation, would be received for all issued, subscribed and paid shares of the Company’s Capital Stock in an arm’s-length transaction between a willing buyer and seller, determined as follows:

1. The two parties determining Fair Market Value will each make an independent determination of the Company Value (each an “Original Valuation Determination”) and will submit it to the Chairman of the Board of Directors, the designated representative of the Series D Directors and the Transfer Agent. If the two valuations differ by an amount which is less than 10% of the smaller valuation, the Company Value will be the average of such Original Valuation Determinations.

2. If the difference between the two valuations is an amount which is greater than 10% of the smaller valuation, the parties will each select a financial institution from a list of internationally recognized institutions approved by a majority of the Series A Directors and a

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majority of the Series D Directors. These two institutions will make their respective determinations of the Company Value (the “Second Valuations”) and submit them to the Chairman of the Board of Directors, the designated representative of the Series D Directors and the Transfer Agent. If the Second Valuations differ by an amount which is less than 10% of the smaller valuation, the Company Value will be the average of such Second Valuations.

3. If the Second Valuations differ by an amount which is greater than 10% of the smaller valuation, the two aforementioned institutions will select a third institution from the same list from which they were chosen, which institution shall then make its own determination of the Company Value (the “Third Valuation”). The two Second Valuations and the Third Valuation will be averaged together, and the original Valuation Determination that is nearest to this average will be deemed to be the Company Value.

ARTICLE 16: The Company may be reorganized into one of several corporations pursuant to a resolution adopted at an Extraordinary Shareholders’ Meeting.

ARTICLE 17: The Company will have a shares registry and will consider as shareholders only those persons who appear registered in such registry. Upon the appointment of the Trustee Division of Banca Serfin, S.A. (or any other trust institution that the Board of Directors may select) as transfer agent of the Company (the “Transfer Agent’”), the Company will register its shares of Capital Stock of any Series with the Transfer Agent; with respect to such shares, the Company will consider as owner only those shareholders who appear in the registry of such trust institution and, before making changes in such registry with respect to Series “A” or “D” shares, such trust institution must verify full compliance with the provisions set forth in Article 15 hereof.

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ARTICLE 18: (a) The Company’s controlling shareholders are required, in the event of cancellation of the registration of any shares of the Company in the Securities Section of the National Register of Securities and Financial Instruments, either at the request of the Company or by a resolution of the National Security Commission of Mexico in accordance with law, to make a public offer to acquire said shares prior to such cancellation at the highest price resulting from the average of the closing prices of such shares over the thirty day period immediately preceding the offering date, or at the book value of the shares according to the most recent quarterly report presented to the Commission and the Mexican Stock Exchange prior to the offering.

(b) Such shareholders shall not be obliged to carry out the aforementioned public acquisition offer in the event that all of the shareholders approve the cancellation of the registration.

CHAPTER III

SHAREHOLDERS’ MEETINGS

ARTICLE 19: (a) The General Meeting of Shareholders is the supreme authority of the company, all other corporate authority being subordinate thereto.

(b) The Shareholders’ Meetings shall be either General (Ordinary or Extraordinary) or Special and will be held at the domicile of the Company. Extraordinary Meetings will be those which are held to deal with any of the matters stipulated under Article 182 of the General Commercial Companies Law, as well as for the cancellation of the registration of shares issued or to be issued by the Company, which have been filed with the securities or special sections of the National Register of Securities and Financial Instruments, or with foreign stock exchanges in which such shares may have been listed. All other General Meetings will be Ordinary Meetings. Special Meetings will be those which are held to deal with

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matters put to the vote of a particular Series of shares. Each meeting shall deal only with the matters included in the Agenda.

ARTICLE 20: (a) An Ordinary Meeting shall be held at least once a year in the Company’s offices on the date set by the Board of Directors, which date shall be within four months following the close of the corresponding fiscal year.

(b) Extraordinary and Special Shareholders’ Meetings shall be called by the Board of Directors. Any such meetings will be called upon shareholder request pursuant to the terms set forth in Articles 184 and 185 of the General Commercial Companies Law.

ARTICLE 21: (a) The call for the Ordinary, Extraordinary and Special Shareholders’ Meetings, in first or further call, shall be published in the Official Newspaper in the domicile of the Company or in at least one of the newspapers of major circulation in the domicile, of the Company, at least 15 days prior to the date determined for the meeting to take place.

(b) Calls for a General Shareholders’ Meeting shall comply with the requirements set forth in Articles 186 and 187 of the General Law of Commercial Companies.

ARTICLE 22: To attend the meetings, holders of Series “A” and “D” shares must deposit their shares with the Transfer Agent and obtain written proof of ownership of such shares from the Transfer Agent in order to obtain from the Company’s Corporate Secretary a certificate authorizing such shareholders’ participation in the meetings, which certificate must be received at least 48 hours before the day and hour indicated for the meeting; holders of Series “B” and “L” shares must deposit their shares with the Corporate Secretary and obtain a certificate from the Company’s Corporate Secretary authorizing such shareholders’ participation in the meetings, at least 48 hours before the day and hour indicated for the meeting or, in the case

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of Series “B” or “L” shares deposited in an institution for the custody of securities, said institution shall inform the Company’s Corporate Secretary, on a timely basis, of the number of shares that each of its depositors maintains therein, and shall indicate if the deposit has been made on the depositor’s or on a third party’s behalf; this proof shall be accompanied by a listing of names prepared by depositors and previously delivered to the Company’s Corporate Secretary, within the aforementioned time, in order to obtain a certificate valid for entry. The shareholders are entitled to be represented at the meetings by proxies, through a simple power of attorney letter which must be received by the Company’s Corporate Secretary within the aforementioned time.

ARTICLE 23: (a) The Ordinary and Extraordinary Shareholders’ Meetings, called to deal with matters in which the holders of Series “L” shares do not have voting rights, shall be considered legally convened through first or further call, provided that shareholders representing at least 76% of the issued, subscribed and paid ordinary Capital Stock are present, and their resolutions shall be valid when adopted by the holders of at least a majority of the issued, subscribed and paid shares of ordinary Capital Stock voting (and not abstaining) at such meeting.

(b) Except as otherwise provided in paragraph (d) of this Article 23, Extraordinary Shareholders’ Meetings which are held through first or further call, to deal with matters in which the holders of Series “L” shares have voting rights, shall be considered legally convened, provided that shareholders representing at least 82% of the issued, subscribed and paid shares of Capital Stock are present, and their resolutions shell be valid when adopted by holders of at least a majority of the issued, subscribed and paid shares of Capital Stock voting (and not abstaining) at such meeting.

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(c) Special Shareholders’ Meetings of any Series of shares, which are held through first or further call, shall be considered legally convened when holders of at least a majority of the issued, subscribed and paid shares of such Series are present, and their resolutions shall be valid when adopted by at least a majority of the issued, subscribed and paid shares of such Series.

(d) The approval of the modification of any of the provisions of, Article 18 hereof requires a minimum quorum of holders of 95% of all the issued, subscribed and paid shares of Capital Stock, the vote of holders of at least 95% of all the issued, subscribed and paid shares of Capital Stock voting (and not abstaining) in connection therewith and the previous approval of the National Securities Commission.

(e) Any Ordinary, Special and Extraordinary Shareholders’ Meetings shall be deemed lawfully called if all issued, subscribed and paid shares are represented therein, even if no notice was published, and their Resolutions will be deemed valid if, at the time of voting, all shares continue to be represented.

(f) During an Ordinary Shareholders’ Meeting where the Company’s Financial Statements for the prior fiscal year are discussed, the report referred to by Article 172 of the General Law of Commercial Companies, corresponding to the Company’s prior fiscal year, shall also be discussed, along with those Reports that correspond to other companies of which the Company owns 50% or more of the capital stock.

ARTICLE 24: The Chairman of the Board of Directors, or whoever may substitute for him in his functions, shall preside over the corresponding Shareholders’ Meeting; in his absence, the meeting shall be presided over by any shareholder designated by those shareholders attending the meeting. The Secretary shall be the Board’s Secretary or, in his

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absence, any person designated by those shareholders attending the meeting. The Chairman shall name two of the shareholders present as vote-counters (“escrutadores”). Voting shall be by show of hands (“económicas”) unless at least three of the shareholders attending the meeting request that it be made by roll call (“nominales”). Furthermore, at the request of shareholders holding 33% (thirty-three percent) of the shares represented at a Meeting, the vote for any matter with respect to which they do not consider themselves sufficiently informed may be postponed by them for up to three days without the need for a new call. This right may only be exercised once for a particular matter.

CHAPTER IV

ADMINISTRATION AND VIGILANCE

ARTICLE 25: (a) The management and administration of Company matters shall be entrusted to a Board of Directors, which shall be comprised of at least 16 Proprietary Directors and up to 11 Alternate Directors. The number of Proprietary and Alternate Directors will be increased if the minority shareholders exercise their right to designate a Director in accordance with Article 26 hereof. Nominations of Directors for each Series of shares will take place in a Special Shareholders’ Meeting for such Series, convened in accordance with Article 23 hereof. The Series “A” shareholders shall, by a majority vote, appoint 11 Proprietary Directors and 6 Alternate Directors; the Series “D” shareholders shall, by a majority vote, appoint 4 Proprietary Directors and up to 4 Alternate Directors; the Series “L” shareholders shall, by a majority vote, appoint 1 Proprietary Director and 1 Alternate Director; and the Series “B” shareholders may appoint one or more Directors to the extent provided in Article 26 hereof. Any Alternate Director may act as a substitute in the absence of any Proprietary Director designated by the holders of the same Series of shares. The Delegates for such Special Shareholders Meetings will notify the Chairman of the Board of Directors of the Company of the

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resolutions adopted at the Special Shareholders Meetings at which they were present, whereupon the shareholders in attendance at the Ordinary Shareholders’ Meeting, convened for the election of the Directors and Examiners, shall adopt the designation of Directors determined by the shareholders in the Special Shareholders Meetings.

(b) The Directors shall be elected for one year and shall continue in the exercise of their functions even if the term for which they have been designated has concluded until such time as those persons appointed to replace them have taken office. The Ordinary Meeting of Shareholders at which the Directors of the Company are designated shall determine the compensation that the Directors will receive for their service during the period so designated.

ARTICLE 26: Any shareholder or group of shareholders holding paid Series “B” shares or other paid shares of Capital Stock of the Company that were not voted in favor of the Directors appointed by the holders of a majority of the shares of any other Series pursuant to Article 25(a) hereof, shall, without affecting the number of Directors appointed pursuant to such Article, have the right to designate 1 Proprietary Director for each 10% of all issued, subscribed and paid shares of Capital Stock of the Company such Series “B” shares or other shares represent. When Alternate Directors are to be named, the aforementioned minority shall be entitled to designate 1 Alternate for each Proprietary Director appointed by such minority.

ARTICLE 27: The calls for Board of Director meetings shall be signed by the Chairman or, in his absence, by the Vice-Chairman or by the Secretary, and shall be sent by fax or personal delivery, or by any other means permitted by law, at least 15 days before the date of the meeting. Any three Directors may request a meeting of the Board of Directors of the company, in which case the Chairman, Vice-Chairman or Secretary shall duly issue a call for

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such meeting to be held within 30 days after receipt of such request, and shall include in the agenda therefor any matter requested by such Directors.

ARTICLE 28: (a) The Board of Directors shall meet at least 4 times a year. Annually, at the first session after the meeting that designated them, the Board of Directors shall name, from the Directors designated by the Series “A” shareholders, a Chairman and a Vice-Chairman. The Chairman, who shall act as chairman of the Board of Directors meetings and the Shareholders’ Meetings, shall, during his absences, have his position temporarily filled by the Vice-Chairman, and during the Vice-Chairman’s absence, by the other Series A Directors in the order in which they have been designated.

(b) The Secretary and an Alternate Secretary of the Company, neither of whom need be a Director, shall be designated by majority of the issued, subscribed and paid Capital Stock represented by Series “A” shares Minutes shall be taken at all, meetings and must be approved in writing by at least a majority of the Directors designated by the Series “A” shareholders and by at least two Directors designated by the Series “D” shareholders who attended the respective session, and be signed by the Chairman and Secretary.

ARTICLE 29: (a) The Board of Directors shall be considered legitimately functioning with respect to any action only if the majority of its members are present at the time such action is taken, and (except during the pendency of a Simple Majority Period under Article 31 hereof, which exception shall apply only with respect to the Simple Majority Matter, as defined therein), as part of such majority, at least two Directors designated by the Series “D” shareholders are also present at the time such action is taken.

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(b) The Board of Directors may, without convening, adopt resolutions by a unanimous vote of its members, provided that such resolutions are confirmed in a writing signed by all members and recorded in the minute books of the Company.

(c) Resolutions of the Board of Directors shall be valid only if they have been approved by a majority of Directors voting (and not abstaining) at a meeting, which majority must (except (i) during the pendency of a Simple Majority Period under Article 31 hereof, which exception shall apply only with respect to the Simple Majority Matters, or (ii) in the event that all Series D Directors present thereat abstain) include at least two Series D Directors.

(d) Notwithstanding the foregoing, the designation of the Chief Executive Officer and the Chief Financial and Administrative Officer shall be made, from a list proposed by the Series A Directors, by the majority vote of the Directors present, which majority must include the vote of at least two Series D Directors. The designation of the Chief operating Officer, the Controller, the Systems Services Director and the Marketing Director shall be made, from the list proposed by the Series D Directors, by the majority vote of the Directors present.

(e) The removal of the above referenced officers shall be resolved by a majority of the Directors of the Series that proposed them.

ARTICLE 30: The Board of Directors shall have the following powers:

(a) To manage the Company’s business and property, with the broadest powers of administration, pursuant to Article 2554, second paragraph, of the Civil Code of the Federal District.

(b) To exercise acts of ownership with regard to the Company’s personal and real property as well as its real and personal rights as set forth in the third paragraph of Article

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2554 of the Civil Code of the Federal District, and to grant guarantees of any type with regard to the obligations contracted or to the securities issued or accepted by third parties.

(c) To act as agent of the Company with the broadest powers (including those that under Mexican law require a special Clause) before all administrative or judicial authorities of any Municipality or State or the Federation, as well as before labor or any other authorities, or before arbitrators or referees; to take depositions and testify, including withdrawing from civil rights (“amparo”) proceedings, under the terms of the first paragraph of Article 2554 of the Civil Code of the Federal District; as well as to act as agent of the Company before all types of criminal, Federal and State authorities; to file and withdraw criminal, complaints; to cause the Company to assist Mexico’s Attorney General in those proceedings and to grant pardons.

(d) To draw, make, endorse and guarantee (“avalar”) negotiable instruments on behalf of the Company, to issue securities secured with real property or unsecured, to cause the Company to be jointly and severally liable, to give guarantees (“avales”), bonds, or any other guarantee of payment with respect to any obligations contracted or securities issued or accepted by third parties, to donate or contribute the company’s personal and real property to other companies, to subscribe shares of Capital Stock as well as acquire interests in other companies, and in general to conclude acts, enter into contracts and carry out other transactions which may be necessary, conducive, complementary or connected to the Company’s main business purpose.

(e) To appoint the Officers and Managers deemed necessary.

(f) To approve the internal policies applicable to the Company.

(g) To grant and revoke powers of attorney as it deems necessary, with or without the power of delegation, within the authority granted to the Board of Directors by these By-Laws.

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(h) To determine the manner in which the shares owned by the Company shall be voted at Ordinary and Extraordinary Shareholders’ Meetings of any controlled company.

(i) To implement the resolutions taken at General Shareholders’ Meetings and, in general, to carry out all the acts and transactions necessary or convenient for the business purposes of the Company, except for those acts expressly reserved by law or these By-Laws to the Shareholders’ Meetings.

(j) To approve the Five-Year Business Plan and the Annual Business Plan of the Company and its subsidiaries.

(k) To approve any significant deviations from such Five-Year Business Plan or Annual Business Plan of the Company and its subsidiaries.

(l) To approve the introduction of any new line of business or the termination of any existing line of business. The shareholders or the Board of Directors of the Company shall (by valid action at a General Shareholders’ Meeting or by action of the Board of Directors, in either case in accordance with these By-Laws) be entitled to reserve exclusively unto the Board of Directors, except for those determinations expressly reserved by law or these By-Laws to the Shareholders’ Meetings, all or any portion of its powers provided for herein or by applicable law, on such terms and subject to such conditions as the shareholders or the Board of Directors, acting as aforesaid, may specify from time to time.

ARTICLE 31: In the event that The Coca-Cola Company or any affiliate thereof takes any action under a bottler’s agreement (or any agreement supplemental or related thereto) executed with the Company or any of its subsidiaries that a majority of the Directors of the Company designated by the Series “A” shares reasonably and in good faith believe to be

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materially adverse to the business interests of the company considered as a whole (a “Simple Majority Determination”), such majority may deliver written notice of such Simple Majority Determination (detailing the specific basis therefor) to The Cola-Cola Company or such affiliate and the designated representative of the Series D Directors. At any time during the 90-day period commencing on the 61st day following delivery of such notice, a majority of the Directors designated by the Series “A” shares may, if such action shall not have been cured to their reasonable satisfaction, deliver another written notice to the same persons declaring a “Simple Majority Period” to be in existence. During the pendency (and only during the pendency) of any such Simple Majority Period, only matters (as so limited, the “Simple Majority Matters”) described in paragraphs (j), (k) and (1) of Article 30 hereof, and matters described in paragraph (h) thereof only to the extent required to implement such matters described in such paragraphs (j), (k) and (1) at the level of any controlled company, shall be treated as matters to be approved by a simple majority vote of the entire Board of Directors of the Company, without requiring the presence or approval of any Director designated by the Series “D” shares. A majority of the Directors of the Company designated by the Series “A” shares may terminate a simple Majority Period at any time by giving written notice thereof to The Coca-Cola Company or such affiliate and the designated representative of the Series D Directors. For a period of one year following any such termination, the Directors designated by the Series “A” shares will have no right to declare another Simple Majority Period to be in existence. No cure after the declaration of a Simple Majority Period of the action that gave rise thereto shall terminate such Simple Majority Period. No failure to declare a Simple Majority Period during such 90-day period shall prevent a majority of the Directors of the Company designated by the Series “A” shares from subsequently

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exercising the rights conferred by this Section 31 by making another Simple Majority Determination with respect to such action.

ARTICLE 32: The holders of ordinary shares, voting at an Ordinary Shareholders’ Meeting as set forth in Article 23, may set up intermediate, levels of administration which differ from the ones set forth in the Law of Commercial Companies. The creation, structure and operation of such intermediate levels of administration shall be subject to the general rules issued by the National Securities Commission.

ARTICLE 33: The surveillance of the Company shall be entrusted to two Proprietary Examiners and two Alternate Examiners. The Series “A” shareholders shall designate, by a majority vote, a Proprietary Examiner and his Alternate, and the Series “D” shareholders shall, by a majority vote, designate a Proprietary Examiner and his Alternate. The Examiners shall perform their duties for one year with the understanding that they will continue to carry out these duties until the successors appointed to replace them take possession of their charges.

CHAPTER V

FISCAL YEAR, FINANCIAL STATEMENTS, AND DISTRIBUTION OF PROFIT AND LOSS

ARTICLE 34: The fiscal year of the Company shall be 12 (twelve) months, beginning on January 1 and ending on December 31 of the same year.

ARTICLE 35: Annual profits, after payment of Income Tax (“Impuesto Sobre la Renta”), workers’ profit sharing and any other items that must be deducted or separated in accordance with Mexican law, shall be applied as follows:

(a) A minimum of 5% shall be set aside to constitute the legal reserve fund until it reaches at least 20% (twenty percent) of the Company’s Capital Stock;

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(b) The remainder may be distributed as dividends among the shareholders proportionally to the number of shares held by them or, if resolved by the Shareholders’ Meeting, it shall be totally or partially allocated in provision funds, reinvestment reserve funds, special funds or any other funds the meeting may determine.

ARTICLE 36: The founders do not reserve any special participation in the Company’s profits.

ARTICLE 37: Losses, if any, shall be divided among shareholders pro rate according to the number of shares held but shall not exceed the shares’ face value.

CHAPTER VI

DISSOLUTION AND LIQUIDATION

ARTICLE 38: The Company shall be dissolved in the cases referred to in points II, III, IV and V of Article 229 of the General Law of Commercial Companies or, if the Extraordinary Shareholders’ Meeting so determines, in accordance with the terms of Article 23 of these By-Laws.

ARTICLE 39: Once the company is dissolved, the Extraordinary Shareholders’ Meeting, voting as set forth in Article 23, shall designate a Liquidator, fixing a term for the carrying out of his duties and the compensation that shall be paid to him.

ARTICLE 40: The Liquidator shall carry out the liquidation of the Company pursuant to the resolutions of the Extraordinary Shareholders’ Meeting, and in the absence thereof, in accordance with the following:

(a) The Liquidator shall conclude the Company’s business in the manner he deems, most appropriate, collecting receivables, paying debts and selling the Company’s property required therefor.

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(b) The Liquidator shall prepare the Liquidation Financial Statements and shall submit them for the approval of a duly called Extraordinary Shareholders’ Meeting.

(c) The Liquidator shall distribute among the shareholders the remaining assets as per the Financial Statements approved by the Extraordinary Shareholders’ Meeting, in accordance with law and these By-Laws and against the delivery and cancellation of the corresponding share certificates.

ARTICLE 41: During the liquidation period, the Extraordinary, Ordinary or Special Shareholders’ Meeting shall meet in accordance with the terms set forth in these By-Laws in the chapter relating to Shareholders’ Meetings, and the Liquidator shall perform the same functions the Board of Directors had during the normal course of the Company’s business.

ARTICLE 42: During liquidation and with respect to the Liquidator, the Examiner shall perform the same duties attributed to them in the normal course of business regarding supervision of the Board of Directors’ acts.

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EXHIBIT B

BANCA SERFIN, División Fiduciaria, en los términos del contrato de Prestación de Servicios celebrado con Coca-Cola FEMSA, S.A. de C. V. de fecha 21 de Junio de 1993, CERTIFICA de acuerdo al Libro de Registro de Accionistas que con esta fecha recibo de la compañía las últimas anotaciones que aparecen en el Libro son las siguientes:
ACCIONISTA	No. C.P.	ACCIONES	TIPO

FOMENTO ECONOMICO
MEXICANO, S.A. DE C.V.	1	996	SERIE “A”
LIC. ARTUTRO QUIROGA GZA.	2	4	ORIDINARIAS
FOMENTO ECONOMICO			DE CIRCULACION
MEXICANO S.A. DE C.V.	3	242,249,000	RESTRINGIDA.
ACCIONES EN TESORERIA	1	90,250,000	SERIE “B” ORDINARIAS.
THE INMEX CORPORATION	1	142,500,000	SERIE “D” ORDINARIAS DE CIRCULACION RESTRINGIDA.
IMPULSORA DE MERCADOS, S.A. DE C.V.	1	90,250,000	SERIE “L” DE VOTO
ACCIONES EN TESORERIA	2	68,000,000	LIMITADO.

21 de junio de 1993

BANCA SERFIN, DIVISION FIDUCIARIA

Coca-Cola FEMSA. S.A. de C.V.

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EXHIBIT C-1

[Form of Notice of Proposed Sale Pursuant to Article 15(b), Article 15(e) or Article 15(f) of the By-Laws]

[Date]

To:	[Name of Series A or Series D Shareholders (as applicable)]

Chairman of the Board of Directors of Coca-Cola FEMSA, S.A. de C.V.

Designated Representative of Series D Shareholders

Trustee Division of Banca Serfin, S.A., as Transfer Agent

Dear Sirs:

This is to signify the intention of the undersigned to sell the following shares of Coca-Cola FEMSA, S.A. de C.V. (the “Company”):

Series: Certificate Number: Number of Shares: Name of Proposed Purchaser*: Address of Proposed Purchaser*: Proposed Sale Price: Date of Sale: Other Terms:

Acceptance of the option to purchase all (but not less than all) said shares in accordance with the terms of Article 15(c) of the By-Laws of the Company shall be notified to the undersigned at the address specified below.

Very truly yours,

[NAME OF TRANSFERRING SHAREHOLDER]** [NAME OP PLEDGEE]*** [Address]

By:

Title:

*	Information not required if sale is proposed to be effected pursuant to Article 15(e) of the By-Laws.
**	In the event such sale is proposed to be effected pursuant to Article 15(b) or Article 15(e) of the By-Laws.
***	To be used in the event such sale is proposed to be effected pursuant to Article 15(f) of the By-Laws.

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EXHIBIT C-2

[Form of Notice of Acceptance Pursuant to Article 15(c) of the By-Laws]

[Date]

To:	[Name of Transferring Shareholder(s)]

[Chairman of the Board of Directors of Coca-Cola FEMSA, S.A. de C.V.]

[Designated Representative of Series D Shareholders]

Trustee Division of Banca Serfin, S.A., as Transfer Agent

Dear Sirs:

The undersigned, on behalf of the [Series A] [Series D] shareholders, hereby agrees to purchase all (but not less than all) of the shares specified in the letter dated _____________ of [Name of Transferring Shareholder] in accordance with the terms of Article 15(c) of the By-Laws of Coca-Cola FEMSA, S.A. de C.V. (the “Company”).

This will serve to certify that a majority of [Series A] [Series D] shareholders have approved such purchase.

Very truly yours,

[Name of chairman of the Board of Directors of the Company) [Name of Designated Representative of Series D Shareholders]

By:

Title:

EXHIBIT C-2(A)

[Form of Notice of Consummation of Transfer Pursuant to Article 15(c) of the By-Laws]

[Date]

To:	Trustee Division of Banca Serfin, S.A., as Transfer Agent

Dear Sirs:

This is to notify you of the communication of the transfer of all (but not less than all) of the shares specified in the letter dated ____________[Name of Transferring Shareholder] in accordance with the terms of Article 15(c) of the By-Laws of Coca-Cola FEMSA, S.A. de C.V. (the “Company”).

The number of shares purchased by each [Series A] [Series D] shareholder and the names of such shareholders or of their designees (a “Designated Purchaser”) are as follows:

[Enclosed herewith is an executed original of the Assumption Agreement of the Designated Purchaser in the form of Exhibit ______ of the Shareholders Agreement dated as of __________ by and among Fomento Económico Mexicano, S.A. de C.V., The Coca-Cola Company and The Inmex Corporation.][1]

Very truly yours,

[Name of chairman of the Board of Directors of the Company)

By:

Title:

[Name of Designated Representative of Series D Shareholders]

By:

Title:

[1]	To be used in the event such purchase is made to a Designated Purchaser.

EXHIBIT C-3

[Form of Notice of Final Sale Pursuant to Article 15(d) or Article 15(f) of the By-Laws]

[Date]

To:	Chairman of the Board of Directors of Coca-Cola FEMSA, S.A. de C.V.

Designated Representative of Series D Shareholders Trustee Division of Banca Serfin, S.A., as Transfer Agent

Dear Sirs:

This is to notify you of the sale of the shares specified in our letter to you dated _________, pursuant to [Article 15(d)] [Article 15(f)] of the By-Laws of Coca-Cola FEMSA, S.A. de C.V. (the “Company”). This will serve to certify that such sale was consummated on [date] pursuant to [Article 15(d)] [Article 15(f)] of the By-Laws of the Company and in compliance with all applicable provisions of the By-Laws of the Company. The name and address of the purchaser (the “Purchaser”) are:

Enclosed herewith is an executed original of the Assumption Agreement of the Purchaser in the form of Exhibit ____ to the Shareholders Agreement dated as of _________ by and among Fomento Económico Mexicano, S.A. de C.V., The Coca-Cola Company, and The Inmex Corporation.

Very truly yours,

[NAME OF TRANSFERRING SHAREHOLDER]* [NAME OF PLEDGEE]** [Address]

By:

Title:

*	To be used in the event such sale is made in accordance with Article 15(d).
**	To be used in the event such sale is made in accordance with Article 15(f).

EXHIBIT C-4

[Form of Notice of Proposed Granting of Pledge Pursuant to Article 15(f) of the By-Laws]

[Date]

To:	Chairman of the Board of Directors of Coca-Cola FEMSA, S.A. de C.V. (the “Company”)

Designated Representative of Series D Shareholders Trustee Division of Banca Serfin, S.A., as Transfer Agent

Dear Sirs:

This is to notify you of the proposed granting of a pledge to [Name of Financial or Credit Institution] in respect of the [Series A] [Series D] shares specified in the enclosed executed original of the Assumption Agreement of [Name of Financial or Credit Institution] in the form of Exhibit _____ to the Shareholders Agreement dated as of ________________ by and among Fomento Económico Mexicano, S.A. de C.V., The Coca-Cola Company and The Inmex Corporation.

This will serve to certify that the enclosed documentation complies in all respects with Article 15(f) of the By-Laws and that the proposed pledge will be consummated pursuant to Article 15(f) of the By-Laws of the Company and in compliance with all applicable provisions of the By-Laws of the Company. Please advise the undersigned of receipt of this notice and the enclosures hereto.

[NAME OF PLEDGOR] [Address]

By:

Title:

EXHIBIT C-5

[Form of Notice of Transfer Pursuant to Article 15(g) of the By-Laws]

[Date]

To:	Chairman of the Board of Directors of Coca-Cola FEMSA, S.A. de C.V.

Designated Representative of Series D Shareholders Trustee Division of Banca Serfín, S.A., as Transfer Agent

Dear Sirs:

This is to notify you of the transfer of the shares specified in the enclosed executed original of the Assumption Agreement (in the form of Exhibit _____ to the Shareholders Agreement dated as of _________________ by and among Fomento Económico Mexicano, S.A. de C.V., The Coca-Cola Company and The Inmex Corporation) of [Name of Transferee]. This is to certify that such transfer was effected pursuant to the terms of Article 15(g) of the By-Laws of Coca-Cola FEMSA, S.A. de C.V. and in compliance with all applicable provisions of the By-Laws of the Company.

Very truly yours,

[NAME OF TRANSFERRING SHAREHOLDER] [Address]

By:

Title:

EXHIBIT C-6

[Form of Notice of Proposed Transfer Pursuant to Article 15(h) of the By-Laws]

[Date]

To:	[Name of Series A or Series D Shareholders (as applicable)]

Chairman of the Board of Directors of Coca-Cola FEMSA, S.A. de C.V.

Designated Representative of Series D Shareholders

Trustee Division of Banca Serfín, S.A., as Transfer Agent

Dear Sirs:

This is to signify the intention of the undersigned to transfer the following shares of Coca-Cola FEMSA, S.A. de C.V. (the “Company”):

Series: Certificate Number: Number of Shares: Name of Proposed Transferee: Address of Proposed Transferee: Proposed Compensation: Date of Sale: Other Terms:

Acceptance of the option to acquire all (but not less than all) said shares in accordance with the terms of Article 15(h) of the By-Laws of the Company shall be notified to the undersigned at the address specified below. In addition, any demand for a determination of Fair Market Value of said shares in accordance with the terms of Article 15(i) of the By-Laws of the Company shall also be notified to the undersigned.

Very truly yours,

[NAME OF TRANSFERRING SHAREHOLDER] [Address]

By:

Title:

EXHIBIT C-7

[Form of Demand for a Determination of Fair Market Value Pursuant to Article 15(i) of the By-Laws]

[Date]

To:	[Name of Transferring Shareholder(s)]

[Chairman of the Board of Directors of Coca-Cola FEMSA, S.A.
   de C.V. (the “Company”)]

[Designated Representative of Series D Shareholders]

Trustee Division of Banca Serfín, S.A., as Transfer Agent

Dear Sirs:

The undersigned, on behalf of the [Series A] [Series D] shareholders, hereby notifies you of our demand for a determination of the Fair Market Value of the shares specified in your letter to us (pursuant to Article 15(h) of the By-Laws of the Company) dated ___, which demand is made pursuant to Article 15(i) of the By-Laws of the Company.

Very truly yours,

[Name of Chairman of the Board of Directors of the Company] [Name of Designated Representative of Series D Shareholders]

By:

Title:

EXHIBIT C-8

[Form of Notice of Acceptance Pursuant to Article 15(j) of the By-Laws]

[Date]

To:	[Name of Transferring Shareholders]

[Chairman of the Board of Directors of Coca-Cola FEMSA, S.A. de C.V.]

[Designated Representative of Series D Shareholders]

Trustee Division of Banca Serfin, S.A.,
as Transfer Agent

Dear Sirs:

The undersigned, on behalf of the [Series A] [Series D] shareholders, hereby agrees to acquire all (but not less than all) of the shares specified in the letter dated _____________ of [Name of Transferring Shareholder] in accordance with the terms of Article 15(j) of the By-Laws of Coca-Cola FEMSA, S.A. de C.V. (the “Company”)

[Enclosed herewith is an executed original of the Assumption Agreement of the Designated Acquiror in the form of Exhibit ____ of the Shareholders Agreement dated as of ______________ by and among Fomento Económico Mexicano, S. A . de C.V., The Coca-Cola Company and The Inmex Corporation.]*

This will serve to certify that a majority of [Series A] [Series D] shareholders have approved such acquisition. The number of shares being acquired by each [Series A] (Series D] shareholder and the names of such shareholders or their designees (a “Designated Acquirer”) are as follows:

Very truly yours,

[Name of Chairman of the Board of the Company] [Name of Designated Representative of Series D Shareholders]

By:

Title:

*	To be used in the event such purchase is made to a Designated Acquiror.

EXHIBIT C-9

[Form of Notice of Final Transfer Pursuant to Article 15(k) of the By-Laws]

[Date]

To:	Chairman of the Board of Directors of Coca-Cola FEMSA, S.A. de C.V. Designated Representative of Series D Shareholders Trustee Division of Banca Serfin, S.A., as Transfer Agent

Dear Sirs:

This is to notify you of the transfer of the shares specified in our letter to you dated ____________ pursuant to Article 15(k) of the By-Laws of Coca-Cola FEMSA, S.A. de C.V. (the “Company”). This will serve to certify that such transfer was consummated on [date] pursuant to Article 15(k) of the By-Laws of the Company and in compliance with all applicable provisions of the By-Laws of the company. The name and address of the acquiror (the “Acquiror”) are:

Enclosed herewith is an executed original of the Assumption Agreement of the Acquiror in the form of Exhibit ______ to the Shareholders Agreement dated as of _______________ by and among Fomento Económico Mexicano, S.A. de C.V., The Coca-Cola Company and The Inmex Corporation.

Very truly yours,

[NAME OF TRANSFERRING SHAREHOLDER] [Address]

By:

Title:

EXHIBIT C-10

[Form of Notice of Consummation of Transfer in Connection with Which the By-Laws Have Been Amended to Eliminate Transfer Restrictions]

To:	Trustee Division of Banca Serfín, S.A.

Dear Sirs:

The undersigned Chairman of the Board of Directors of the Company and designated representative of the Directors of the Company appointed by the Series “D” shares hereby certify that the restrictions on transfer of Series “A” and Series “D” shares of Coca-Cola FEMSA, S.A. de C.V. (the “Company”) previously contained in Article 15 of the By-Laws of the Company have been eliminated therefrom. The undersigned hereby direct you immediately to enter the following sale of shares in the Registry Book:

Series: Certificate Number: Number of Shares: Name of Purchaser: Address of Purchaser:

Very truly yours,

Name: Chairman of the Board

Name: Series D Representative

EXHIBIT F

[Form of Assumption Agreement]

[LETTERHEAD OF ASSUMING PARTY]

_______________ __, 200_

Coca-Cola FEMSA, S.A. de C.V. Guillermo González Camarena No. 600 Centro de Ciudad Santa Fe 01210 México, D.F., México

Attention: Chairman of the Board of Directors

Dear Sir:

Reference is made to the Amended and Restated Shareholders Agreement, dated as of July 6, 2002 (the “Amended Shareholders Agreement”), by and among Grupo Industrial Emprex, S.A. de C.V. (formerly named Fomento Económico Mexicano, S .A. de C.V.) (“Emprex”), Compania Internacional de Bebidas, S.A. de C.V. (“CIB”), The Coca-Cola Company (“KO”) and The Inmex Corporation (“Inmex”). Capitalized terms used but not defined herein have the respective meanings set forth in the Amended Shareholders Agreement.

This assumption agreement (this “Assumption Agreement”) is being delivered pursuant to Section 3.1(c)(i) of the Amended Shareholders Agreement as a condition precedent to the Transfer of Restricted Shares (the “Subject Transfer”) to the undersigned (the “Assuming Party”).

1. Agreement to be Bound. The Assuming Party hereby agrees that, effective upon consummation of the Subject Transfer, it shall join the Amended Shareholders Agreement as a Shareholder and shall be subject to all the terms and conditions thereof, and, from and after the time of the Subject Transfer, shall assume all responsibilities, duties, obligations and liabilities, and succeed to all rights and privileges, of a [Series A] [Series D] Shareholder thereunder.

2. Representations. The Assuming Party hereby represents to each of the Parties, the Company and the Transfer Agent as follows:

(a) Amended Shareholders Agreement, Estatutos and Transfer Agency Agreement. The Assuming Party has received a copy of, and has carefully read, the Amended Shareholders Agreement, the Estatutos and the Transfer Agency Agreement. In particular and without limiting the foregoing, the Assuming Party acknowledges that by delivering this Assumption Agreement, it will become bound by the provisions of Section 9.5 of the Amended Shareholders Agreement, and that service of legal process thereunder shall be deemed in every respect effective if personally served at the address for notice purposes designated pursuant to Section 3 below.

(b) Delivery; Spanish and English Versions. An executed original of the Spanish version hereof has been delivered to the Chairman of the Board of Directors of the Company. Copies of the English and Spanish versions hereof have been delivered to the Series D Representative and the Transfer Agent.

(c) Subject Transfer. [for a sale under Article 15(b) through (d) of the Estatutos: Pursuant to the Subject Transfer, the Assuming Party shall purchase _______________ Series [A or D] Shares, represented by stock certificate nos. _________________________________________ , at a price equal to ___________ per Share. All other terms of the Subject Transfer are set forth in Schedule I hereto.]

--or--

[for a foreclosure under Article 15(f) of the Estatutos: Pursuant to the Subject Transfer, the Assuming Party [in this case the pledges of Restricted Shares] shall acquire by way of foreclosure _______________ Series [A or D] Shares, represented by certificate nos. ______________, provided, however, that such Assuming Party has, prior to such foreclosure, complied with the procedures set forth in paragraphs (b) through (d) of Article 15 of the Estatutos.]

--or--

[for a Transfer under Article 15(g) of the Estatutos: Pursuant to the Subject Transfer, the Assuming Party shall [acquire or describe other Transfer] _________ Series [A or D] Shares, represented by stock certificate nos.____________, owned of record by ________________ (the “Subject Transferor”). [The Subject Transferor owns, directly or indirectly, more than 50% of the outstanding shares of the capital stock with voting power of the Assuming Party. or A person that owns, directly or indirectly, more than 50% of the outstanding shares of the capital stock with voting power of the Assuming Party also owns, directly or indirectly, more than 50% of the outstanding shares of the capital stock with voting power of the Subject Transferor.]

--or--

[for a Transfer under Article 15(h) through (k) of the Estatutos: Pursuant to the Subject Transfer, the Assuming Party shall [describe Transfer] ______________ Series [A or D] Shares, represented by stock certificate nos. ______________, all on the terms set forth in Schedule I hereto. [Attach copy of notice previously given under Article 15(h) of Estatutos]. ]

(d) Corporate Organization. The Assuming Party is a [corporation duly organized, validly existing and in good standing under the laws of _________] [if the Assuming Party is a partnership or other “non-corporate” entity, include comparable language to reflect such form of organization] and has all requisite power to execute and deliver this Assumption Agreement, to perform its obligations hereunder and under the Amended Shareholders Agreement and to consummate the transactions contemplated hereby and thereby.

(e) Authorization. The execution and delivery of this Assumption Agreement and the performance and consummation of the transactions contemplated hereby and by the Amended Shareholders Agreement have been duly authorized by all required action. This Assumption Agreement has been duly executed and delivered by the Assuming Party, and this Assumption Agreement and the Amended Shareholders Agreement constitute the valid and binding obligations of the Assuming Party, enforceable against the Assuming Party in accordance with their terms, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally.

(f) No conflict. The execution and delivery by the Assuming Party of this Agreement, the consummation by the Assuming Party of the transactions contemplated hereby and by the Amended Shareholders Agreement, and the fulfillment of, and compliance with the terms and conditions hereof and thereof do not and will not violate or conflict with its governing instruments or any law or regulation, judicial or governmental order, judgment or ruling, or result in the breach, default, modification or alteration of any term in any contract, license or other instrument, to which it or any of its property is subject or bound.

(g) Pending Litigation. No suit, investigation, action or other proceeding is pending or, to the knowledge of the Assuming Party, threatened, against the Assuming Party before any court or governmental agency restraining or prohibiting the Assuming Party from consummating the transactions contemplated hereby or by the Amended Shareholders Agreement or which could result in the obtaining of damages from the Assuming Party in connection therewith.

(h) Acquisition for Investment. The Assuming Party acknowledges that the Shares that form part of the Subject Transfer have not and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and represents that (i) it is excluded from the definition of “U.S. person” as defined in Regulation S of the Securities Act, or (ii) (x) the Assuming Party is an institutional investor and an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in such Shares, and is able to bear the economic risk of its investment and (y) it is purchasing such Shares for its own account for investment and not with a view to the distribution of or with any present intention of distributing or selling any of such Shares. Without limiting the foregoing, the Assuming Party agrees that it (A) will only reoffer or resell such Shares in accordance with any available exemption from the requirements of Section 5 of the Securities Act and, in any event, in accordance with any applicable state securities laws and (B) shall provide to any person purchasing any such Shares from it a notice advising such purchaser that transfers of such Shares are restricted as set forth herein.

3. Notices. All notices, requests, instructions or other documents to be given hereunder to the Assuming Party shall be in writing and shall be given personally or by facsimile transmission at the address specified below:

[Assuming Party] [Address] Attention:

Phone: Facsimile:

4. Third Party Beneficiaries. This Assumption Agreement has been entered into and is intended to be for the benefit of the parties to the Amended Shareholders Agreement.

5. Governing Law. Regardless of the place of execution, this Assumption Agreement shall be governed by and construed in accordance with the laws of the United Mexican States (without regard to the conflict of laws principles thereof).

6. Originals. This Assumption Agreement has been executed in ___ originals.

Very truly yours,

[NAME OF ASSUMING PARTY]

By: ________________________________
Name: Title:

ACKNOWLEDGED AND AGREED TO:

[NAME OF TRANSFERRING SHAREHOLDER]

By: ________________________________
Name: Title:

EXHIBIT G

[Form of Pledgee Agreement)

[LETTERHEAD OF PLEDGEE]

_______________ __, 200_

Coca-Cola FEMSA, S.A. de C.V. Guillermo González Camarena No. 600 Centro de Ciudad Santa Fe 01210 México, D.F., México

Attention: Chairman of the Board of Directors

Dear Sir:

Reference is made to the Amended and Restated Shareholders Agreement, dated as of July 6, 2002 (the “Amended Shareholders Agreement”), by and among Grupo Industrial Emprex, S.A. de C.V. (formerly named Fomento Económico Mexicano, S.A. de C.V.) (“Emprex”), Compañia Internacional de Bebidas, S.A. de C.V. (“CIB”), The Coca-Cola Company (“KO”) and the Inmex Corporation (“Inmex”). Capitalized terms being used but not defined herein have the respective meanings set forth in the Amended Shareholders Agreement.

This pledgee agreement (this “Pledgee Agreement”) is being delivered pursuant to Section 3.1(c)(iii) of the Amended Shareholders Agreement as a condition precedent to the pledge (the “Subject Pledge”) of Restricted Shares (the “Pledged Shares”) to the undersigned (the “Pledgee”).

1. Agreement. Effective upon the consummation of the Subject Pledge, the Pledgee hereby agrees as follows:

(a) The Pledgee shall promptly notify the Chairman of the Board of Directors of the Company, the Series D Representative and the Transfer Agent of any default under the Subject Pledge that would, immediately, with the passage of time or with the giving of notice, enable the Pledgee to proceed against the Pledged Shares.

(b) The Pledgee agrees to be bound by and shall comply with all procedures set forth in Article 15 of the Estatutos prior to any foreclosure of the Pledged Shares.

(c) The Pledgee irrevocably waives any right of self-adjudicating the Pledged Shares, even with the written consent of the Pledgor, until the Pledgee has fully complied with such procedures.

(d) The Pledgee agrees that all voting rights with respect to the Pledged Shares shall remain exclusively with the Pledgor so long as the Pledgor is the owner of record of the Pledged Shares.

2. Representations. The Pledges hereby represents to each of the Parties, the Company and the Transfer Agent as follows:

[(a) Amended Shareholders Agreement, Estatutos and Transfer Agency Agreement. The Pledges has received a copy of, and has carefully read, the Amended Shareholders Agreement, the Estatutos and the Transfer Agency Agreement.

(b) Delivery; Spanish and English Versions. An executed original of the Spanish version hereof has been delivered to the Chairman of the Board of Directors of the Company. Copies of the English and Spanish versions hereof have been delivered to the Series D Representative and the Transfer Agent.

(c) Subject Pledge. The Pledgee is a financial or credit institution. Upon consummation of the Subject Pledge, the Pledgee will have a security interest in the Pledged Shares (______________ Series [A or D] Shares, represented by stock certificate nos. ______________), pursuant to [identify security agreement] to secure certain obligations of the Pledger under [identify agreement] copies of which agreements are attached hereto.]

(d) Corporate Organization. The Pledgee is a [corporation duly organized, validly existing and in good standing under the laws of _________] [if the Pledgee is a partnership or other “non-corporate” entity, include comparable language to reflect such form of organization] and has all requisite power to execute and deliver this Pledgee Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(e) Authorization. The execution and delivery of this Pledgee Agreement and the performance and consummation of the transactions contemplated hereby have been duly authorized by all required action. This Pledgee Agreement has been duly executed and delivered by the Pledgee and constitutes the valid and binding obligation of the Pledgee, enforceable against the Pledgee in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally.

(f) No Conflict. The execution and delivery by the Pledgee of this Pledge Agreement, the consummation by the Pledgee of the transactions contemplated hereby and the fulfillment of, and compliance with, the terms and conditions hereof do not and will not violate or conflict with its governing instruments or any law or regulation, judicial or governmental order, judgment or ruling, or result in the breach, default, modification or alteration of any term in any contract, license or other instrument, to which it or any of its property is subject or bound.

(g) Pending Litigation. No suit, investigation, action or other proceeding is pending or, to the knowledge of the Pledgee, threatened, against the Pledgee before any court or governmental agency restraining or prohibiting the Pledgee from consummating the transactions contemplated hereby or which could result in the obtaining of damages from the Pledgee in connection therewith.

3. Notices. All notices, requests, instructions or other documents to be given hereunder to the Pledgee shall be in writing and shall be given personally or by facsimile transmission at the address specified below:

[Pledgee] [Address] Attention: Phone: Facsimile:

4. Third Party Beneficiaries. This Pledgee Agreement has been entered into and is intended to be for the benefit of the parties to the Amended Shareholders Agreement.

5. Governing Law. Regardless of the place of execution, this Pledgee Agreement shall be governed by and construed in accordance with the laws of United Mexican States (without regard to the conflict of laws principles thereof).

6. Originals. This Pledge Agreement has been executed in ____ originals.

Very truly yours,

[NAME OF PLEDGEE]

By: ________________________________
Name: Title:

ACKNOWLEDGED AND AGREED TO:

[NAME OF PLEDGOR]

By: ________________________________
Name: Title:

EXHIBIT H

The parties agree that it is desirable for Coca-Cola FEMSA, S.A. de C.V. (“Coca-Cola FEMSA”) to expand its scope of operations in Latin America. Therefore, it is the intention of The Coca-Cola Company (“KO”) that Coca-Cola FEMSA will be a primary vehicle as territories become available in Mexico and other parts of Latin America to facilitate the consolidation of such territories. In other words, Coca-Cola FEMSA will be viewed as one of a small number of “anchor” bottlers for KO in Latin America. Therefore, if and when current owners of Coca-Cola bottling operations in Mexico and in other parts of Latin America choose to sell their bottling operations, KO will fully consider Coca-Cola FEMSA as a potential owner of such operations. In considering Coca-Cola FEMSA as a potential owner, KO must also consider the overall best interests of its bottling system including the acquisition interests of other anchor bottlers. In any event, Coca-Cola FEMSA must successfully negotiate the terms and conditions of any transaction on an economically sound basis with the owners of the available operations in question.

In the event that owners of operations, which Coca-Cola FEMSA and KO agree fit with Coca-Cola FEMSA’s operations on a logistical and marketing basis, decide to sell and KO purchases such operations, KO will provide Coca-Cola FEMSA with an option to purchase these operations from KO. The option will allow Coca-Cola FEMSA to purchase these operations at prices equal to the prices KO paid plus KO’s related expenses and carrying costs and on the same terms and conditions as obtained by KO, all as more specifically described on attached Schedule A.

For other operations in Latin America where KO or one or more of its majority owned subsidiaries directly controls the ownership of the bottling operations therein (apart from its rights under the bottler’s agreements) and KO determines that Coca-Cola FEMSA is the most desirable owner of such operations and KO also decides to sell any such operations, KO and Coca-Cola FEMSA will negotiate in good faith the sale of any such operations to Coca-Cola FEMSA at fair market value. It is understood that this is not a commitment by KO to sell any such operations.

In connection with any proposed acquisition of a Coca-Cola bottling operation, Coca-Cola FEMSA at all times (before and after the acquisition) must meet the usual franchise requirements of KO (including aggressive development of the soft drink market in Coca-Cola FEMSA’s existing operations and maintenance of a financially sound operation), and KO must be satisfied of this prior to the acquisition.

KO will support prudent and sound modifications to Coca-Cola FEMSA’s capital structure to support horizontal growth.

The provisions of this Exhibit will be void and of no further effect upon the earlier of: (i) the elimination of the special majority voting requirements in accordance with Section 7.1(a) of the Amended and Restated Shareholders Agreement to which this Exhibit is attached, or (ii) the election of KO to terminate the provisions of this Exhibit, which KO shall have the right to do at any time following any Specified Default by any CIB Shareholder (as such terms are defined in such Shareholders Agreement).

SCHEDULE A

In the event KO obtains ownership of a bottling operation that the parties agree fits with Coca-Cola FEMSA’s operations on a logistical and marketing basis, KO will provide Coca-Cola FEMSA with an option (the “First Option”), exercisable for a period of ninety (90) days following the date of notice to Coca-Cola FEMSA of KO obtaining such ownership, to acquire the bottling operation from KO, within ninety (90) days after the expiration date of the First Option, on the same terms and conditions (other than the amount of the purchase price) on which KO acquired the bottling operation. The First Option purchase price shall be an all cash price equal to the sum of (i) the purchase price paid by KO for the bottling operation, plus (ii) all out-of-pocket expenses incurred by KO in connection with the purchase, ownership, operation and sale of the bottling operation, plus (iii) carrying charges equal to KO’s standard intercompany advance rate per annum, calculated as set forth in accordance with the formula set forth on Appendix I attached to this Schedule, multiplied by the sum of (i), (ii) and any amounts accrued as a result of prior application of this clause (for all prior monthly periods from the date on which KO acquired ownership of the bottling operation) for the period from and after the date on which KO obtained ownership of the bottling operation to the date on which Coca-Cola FEMSA acquires the bottling operation pursuant to the exercise of the First Option computed on the basis of a 360-day year and compounded monthly, less (iv) any dividends received by KO during such period in respect of the bottling operation. If the First Option expires unexercised, KO will be free for a period of one year thereafter to sell the bottling operation to whomever it may wish, provided that the sale price and other terms and conditions of the sale are no less favorable to KO than those provided for in the First Option. If after the expiration of this one year period KO wishes to transfer ownership of the bottling operation, KO will provide Coca-Cola FEMSA with a ninety (90) day option (the “Second Option”) to acquire the bottling operation from KO within ninety (90) days after the expiration date of the Second Option for an all cash price equal to the then fair market value of the bottling operation as determined in good faith by KO (the “KO Price”). In the event the Second Option expires unexercised, the applicable bottling operation thereafter will be freely transferable by KO, except that if KO proposes to transfer ownership of the bottling operation at a price lower than the KO Price, KO will provide Coca-Cola FEMSA with a ninety (90) day option (the “Third Option”) to acquire the bottling operation from KO within ninety (90) days after the expiration date of the Third Option on the same terms and conditions as the proposed transfer.

APPENDIX I

Calculation of KO’S Standard Intercompany Advance Rate

The KO standard intercompany advance rate charged/credited on advance account balances is based on KO’s “market” cost (which does not include any administrative overhead charge, but includes estimated bank back-up line charges and dealer commissions) of 30-day commercial paper. For example, on the first of the month, if the actual rate on one-month commercial paper (rate is estimated if no commercial paper issuance on reset date) is 4.10%, the effective rate for 30 days would be 4.32%. The intercompany advance rate, which is rounded to .25% increments, would then be set at either 4.25% or 4.50% based on: current market conditions, KO Treasury’s forecast of rate trends for the remainder of the month, and unanticipated rate changes occurring in the previous month. In determining the monthly rate to be used, KO does not attempt to precisely reflect actual rate movements; the preference is to minimize rate fluctuations. After considering all of the above factors, the rate is set effective the first of each month, to remain in effect for the entire month, as of the first working day of each month.

EXHIBIT I

[Form of Notice of Consummation of Transfer in Connection with Which the By-Laws Have Been Amended to Eliminate Transfer Restrictions]

To: Trustee Division of Banca Serfin, S.A.

Dear Sirs:

The undersigned Chairman of the Board of Directors of the Company and designated representative of the Directors of the Company appointed by the Series “D” shares hereby certify that the restrictions on transfer of Series “A” and Series “D” shares of Coca-Cola FEMSA, S.A. de C.V. (the “Company”) previously contained in Article 15 of the By-Laws of the Company have been eliminated therefrom. The undersigned hereby direct you immediately to enter the following sale of shares in the Registry Book:

Series: Certificate Number: Number of Shares: Name of Purchaser: Address of Purchaser:

Very truly yours,

Name: Chairman of the Board

Name: Series D Representative

EXHIBIT J

Article 1: The company is named “COCA-COLA FEMSA DE BUENOS AIRES, S.A.” and will continue operating under this name. This company was initially named “Coca-Cola S.A. Fábrica Argentina de Bebidas Carbonatadas” and subsequently “Coca-Cola S.A. Industrial, Comercial y Financiera.” The legal domicile of the company is the city of Buenos Aires.

Article 2: The duration of the company shall be 99 (ninety-nine) years, beginning on the date of the company’s registration in the Public Register of Commerce. This term may be extended.

Article 3: The purpose of the company is the production, bottling, distribution, sale, exportation and importation, under the license of The Coca-Cola Company, of soft drinks bearing the trademark “Coca-Cola” and other products of The Coca-Cola Company, within certain designated territories in the Republic of Argentina, as a result of the authorization referred to in article 11. Furthermore, the company may produce, bottle, distribute, sell, import and export non-alcoholic beverages, syrups for drinks, concentrates, mineral water, juices, carbonated gas and food products, as well as the fabrication, distribution, importation, exportation and sale of crowns for bottles for beverages, plastic glasses, any type of containers and computer services. The non-alcoholic beverages, syrups for beverages or concentrates that the company may produce, import and export, distribute and/or sell shall not imitate the concentrates, the syrups, or the “Coca-Cola” beverages and other beverages under the license of The Coca-Cola Company and shall not be sold with designations or in containers that imitate or infringe the registered trademarks “Coca-Cola”, “Coke”, “Cola”, “Coca” or the distinctive bottle, or any graphic or phonetic edition thereof or of the other trademarks under the license of The Coca-Cola Company. Furthermore, the company may acquire, subscribe and/or sell shares of the company and of other companies related with the same activities of the company, as well as acquire and sell titles, shares, and other securities; execute any commercial and industrial financing, through loans with interest, with or without specific guarantee, or by means of contributions of capital to other companies incorporated or to be incorporated or to persons, make advances of funds for the acquisition and importation of merchandise and raw materials, by acquiring by assignment of rights from the sale of merchandise, discounting, commercial documents and pledges; take participation in any specific financial transactions, issuing guarantees or bonds for liabilities of third parties and in general using the funds of the company commercially or in the formation of the capital of all type of companies in the country and/or abroad, by participating with individuals or private, public, mixed or state entities or in commercial entities, in its capacity as shareholders and in any other capacity, and to execute any required legal acts and transactions, exception made of those transactions contemplated in the law of Financial Entities and all those transactions that require the concurrence of the public. For this purpose, the company has full legal capacity to acquire rights, to assume obligations and to execute any act not prohibited by law or by these by-laws.

Article 4: The capital stock is the amount of $52,694,342, represented by 52,694,342 registered, non-endorsable, ordinary shares, with a face value of $1 (one peso) each, and with the right of one vote per share. The capital stock of the company may be increased by resolution of the ordinary general shareholders meeting, by up to five times its total amount pursuant to article 188 of Law No 19,550. Capital stock increases shall be filed in the Public Register of

Commerce. The company shall register all increases and decreases of its capital stock in its general balance.

Article 5: The company shall have a share registry book, and shall only consider as shareholders those persons appearing in such register. The book shall contain, at least, the references specified in article 213 of Law No 19,550. The definitive or provisional certificates representing the shares will contain the references and information specified in articles 211 and 212 of Law 19,550.

Article 6: The shareholders meetings may be ordinary or extraordinary. Ordinary meetings shall be those that are called to address any of the matters specified in article 234 of Law 19,550; all other meetings shall be extraordinary, as specified by article 235 of Law 19,550.

Article 7: Shareholders meetings shall be called in accordance with the specifications of article 237 of Law 19,550, subject to the provisions specified in the referenced article regarding meetings to be held with the presence of all shareholders.

Article 8: The quorum and resolution rules for shareholders meetings shall be subject to the provisions of articles 234 and 244 of Law 19,550, for the class of meetings, notices and matters to be discussed, exception made for the quorum for the extraordinary meetings to be held upon in second notice, which will be considered legally held regardless of the number of shares with full voting rights that are represented.

Article 9: The management of the company shall be the responsibility of a board of directors, consisting of a number of members to be resolved by the shareholders meeting, which shall be at least 3 and no more than 5 members. The members of the board of directors shall hold their position for one year, but they shall continue in their duties until the new directors appointed to replace them assume their duties. The shareholders meeting may appoint alternate directors up to the same number of directors appointed and up to the same term. The alternate directors will substitute for any of the directors appointed, in the order of their appointment. The members of the board, in the first meeting, shall appoint the chairman of the board and may appoint a vice-chairman and a secretary as well. The chairman shall preside at the board of directors meetings and shall be temporarily substituted for in his absences by the vice-chairman, and in the absence of the vice-chairman by the other members of the board in the order of their appointment. The board of directors shall function with the presence of the absolute majority of the members of the board (or the respective alternates, as the case may be). A resolution shall be valid only if it has been approved by the majority of votes represented at the time of voting. The members of the board shall receive such compensation as the ordinary shareholders meeting may determine. Every member of the board shall post a guarantee in favor of the company in the amount of $100 (one-hundred pesos).

Article 10: The notices for the meetings of the board shall be signed by the chairman, and in his absence by the secretary of the board, and shall be delivered personally or by any other means permitted by law to each member of the board at least 10 (ten) days prior to the date set forth for the meeting, with the following exception, that any member of the board may request to hold a board meeting, and the chairman shall call such meeting to be held within 5 (five) days following

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receipt of such request, which notice shall include the agenda requested by such member of the board. The board of directors shall hold meetings at least quarterly. The minutes prepared for every meeting must be signed by the members of the board attending the meeting.

Article 11: The board of directors shall have the power to manage and dispose of the assets of the company, including those powers which require special legal powers as specified in article 1881 of The Civil Code and in article 9 of law decree No 5965/63. Consequently the board shall have the power to execute on behalf of the company all types of legal acts to comply with the corporate purposes; among their powers the board may: operate with the Banks of the Republic of Argentina, of the Province of Buenos Aires, Hipotecario Nacional and other official and private credit institutions: establish agencies, branch offices, and any other type of representation in the country or abroad; grant to one or more person(s) the judicial powers, including powers to sue in criminal or extra-judiciary complaints, with the extension and purpose that it may deem convenient. Furthermore the board of directors shall have the power to obtain and maintain the authorization of The Coca-Cola Export Corporation, a corporation established under the laws of the State of Delaware, United States of America, and/or of The Coca-Cola Company, a corporation established under the laws of the Sate of Delaware, United States of America, by which the company is authorized to bottle and sell the “Coca-Cola” trademark soft-drinks and other products of The Coca-Cola Company within certain specific territories in Argentina, with the express understanding that the company assumes herein the commitment with The Coca-Cola Company of canceling the use of the trademark “Coca-Cola” from its name and to cease any use of such trademark, if such authorization expires or is canceled. The legal representation of the company is vested in the chairman of the board of directors, or in his absence in the vice-chairman. The board may appoint one or more representatives, which may or may not be members of the board, with the powers and subject to the terms and conditions that may be set forth in the corresponding notary deed.

Article 12: The surveillance of the operations of the company shall be entrusted to an examiner and his alternate who shall be appointed by the ordinary shareholders meeting. The examiner and his alternate shall be appointed annually, but shall continue in their duties until the new examiners assume their duties. The examiners shall have the duties and attributions specified in article 294 of Law 19,550.

Article 13: The fiscal year of the company shall be of 12 (twelve) months, beginning the first day of January and ending the last day of December of each year.

Article 14: The annual net profits, after deduction of the necessary amounts of any applicable taxes and any other amounts required by law to be deducted or segregated shall be applied as follows: a) Five percent shall be deducted to establish the legal reserve fund, until such fund is equal to twenty percent of the paid capital stock. b) Payment of fees to the members of the board and examiners, which shall be subject to the limits set by article 261 of Law 19,550. c) The balance shall be distributed as dividends to the shareholders, in proportion to their number of shares, or if resolved by the shareholders meeting it shall be applied totally or partially to create any reserve or fund that the shareholders meeting may resolve.

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Article 15: The company shall be dissolved upon the occurrence of any of the events contemplated in article 94 of Law 19,550.

Article 16: Once the company is dissolved, the board of directors shall act as a liquidator.

Article 17: The board of directors shall implement the liquidation of the company and will have the power to execute all the necessary actions for the liquidation of the assets and the cancellation of the liabilities, in accordance with the obligations set forth in article 109 of Law 19,550. Once the liabilities are paid and the capital stock reimbursed, the balance shall be distributed to the shareholders in the same manner as the capital stock.

Article 18: During the liquidation process the ordinary and extraordinary shareholders meeting shall meet in accordance with articles 6, 7 and 8 of these by-laws, and the liquidator shall have those duties and rights pertaining to the board of directors during the normal operation of the company.

Article 19: During the liquidation and with respect to the liquidator the examiners shall continue to perform the same duties and obligations that they normally perform during the normal operation of the company, with respect to the board of directors.

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